UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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Holly Corporation

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HOLLY CORPORATION
100 Crescent Court
Suite 1600
Dallas, Texas 75201-6915

March 31, 2011

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Holly Corporation (the “Company”) to be held on Thursday, May 12, 2011, at 10:00 a.m., local time, at The Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas 75201. Please find enclosed a notice to stockholders, a Proxy Statement describing the business to be transacted at the meeting, a form of proxy for use in voting at the meeting and an Annual Report for Holly Corporation.

At the Annual Meeting, you will be asked (i) to elect seven (7) directors to the Board of Directors of the Company, (ii) to ratify the recommendation of the Company’s Audit Committee, and endorsed by the Board of Directors, of the selection of Ernst & Young, LLP, an independent registered public accounting firm, as the Company’s auditor for the year 2011, (iii) to consider and approve an advisory vote regarding the compensation of the Company’s Named Executive Officers, (iv) to consider and act upon an advisory vote on the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s Named Executive Officers in its proxy statement for stockholder consideration, (v) to approve an amendment to the Holly Corporation Long-Term Incentive Compensation Plan (the “LTIP”) to extend the term of the LTIP, and our ability to grant equity compensation awards thereunder, until December 31, 2020, and (vi) to act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

We hope that you will be able to attend the Annual Meeting, and we urge you to read the enclosed Proxy Statement before you vote. Whether or not you plan to attend, please complete, sign, date and return the enclosed proxy card or grant your proxy by internet or telephone, as described on the enclosed proxy card, as promptly as possible. It is important that your shares be represented at the meeting.

Very truly yours,

MATTHEW P. CLIFTON
Chairman of the Board and Chief Executive Officer

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the Annual Meeting in person. We urge you to access the proxy materials on the internet or to request an electronic or a paper copy of them as promptly as possible. Whether you plan to be present at the Annual Meeting or not, you are requested to submit your proxy electronically, via telephone or, if you received a paper copy, by completing, signing, and returning the proxy card to ensure that your shares will be represented. Returning your proxy card or granting your proxy by the internet or by telephone will help the Company assure that a quorum will be present at the meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the meeting may vote in person even if he or she has returned the proxy card or has granted his or her proxy electronically or by telephone. When providing your proxy, please indicate whether you plan to attend the Annual Meeting in person. You may revoke your proxy before the Annual Meeting as described in the Proxy Statement under the heading “Solicitation and Revocability of Proxies.” The prompt return of proxies will save the expense involved in further communications.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT OF HOLLY CORPORATION
SOLICITATION AND REVOCABILITY OF PROXIES
VOTING AND QUORUM
PROPOSAL ONE -- ELECTION OF DIRECTORS
PROPOSAL TWO -- RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP
PROPOSAL THREE -- ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL FOUR -- ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL FIVE -- APPROVAL OF AMENDMENT TO THE HOLLY CORPORATION LONG-TERM INCENTIVE COMPENSATION PLAN
OWNERSHIP OF SECURITIES
DIRECTORS
MEETINGS AND COMMITTEES OF DIRECTORS
DIRECTOR NOMINATION PROCEDURES
RECOMMENDATION OF DIRECTOR CANDIDATES BY STOCKHOLDERS
BOARD LEADERSHIP STRUCTURE
PRESIDING DIRECTOR AND COMMUNICATIONS WITH THE BOARD
RISK MANAGEMENT
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
Audit Committee of the Board of Directors
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT FEES
ADDITIONAL INFORMATION

HOLLY CORPORATION
100 Crescent Court
Suite 1600
Dallas, Texas 75201-6915

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 31, 2011

PLEASE TAKE NOTICE that the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Holly Corporation (the “Company”) will be held on Thursday, May 12, 2011, at 10:00 a.m. local time at The Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas, to consider and vote on the following matters:

1. Election of seven (7) directors to serve on the Board of Directors (the “Board”) of the Company until the Company’s next annual meeting;

2. Ratification of the recommendation of the Company’s Audit Committee, endorsed by the Board, of the selection of Ernst & Young, LLP, an independent registered public accounting firm, as the Company’s auditor for the year 2011;

3. Approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers;

4. An advisory vote on the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s Named Executive Officers in its proxy statement for stockholder consideration;

5. Approval of an amendment to the Holly Corporation Long-Term Incentive Compensation Plan (the “LTIP”) to extend the term of the LTIP, and our ability to grant equity compensation awards thereunder, until December 31, 2020; and

6. Such other business as may properly come before the meeting, or any postponement or adjournment thereof.

The Company’s Annual Report for the year ended December 31, 2010 is being distributed with this Proxy Statement.

The close of business on March 21, 2011 (the “Record Date”) has been fixed as the record date for the determination of stockholders entitled to receive notice of and the right to vote at the Annual Meeting and any adjournment or postponement thereof. Only holders of record of the Company’s common stock (the “Common Stock”) at the close of business on the Record Date are entitled to notice of and the right to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for the ten days preceding the Annual Meeting at the Company’s offices at the address on this notice and will also be available at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 12, 2011:

As permitted by rules adopted by the Securities and Exchange Commission, we are making this Proxy Statement, the proxy card and the Company’s 2010 annual report (the “proxy materials”) available to stockholders electronically via the internet. We believe that this process should expedite the receipt of proxy materials by our stockholders and lower the costs of our Annual Meeting. Instead of a paper copy of the proxy materials, most of our stockholders are receiving a notice, mailed on March 31, 2011, which includes instructions on how to access the proxy materials via the internet, how to vote your shares and how to request a paper copy of the proxy materials.

By Order of the Board of Directors:

DENISE C. MCWATTERS
Secretary

PROXY STATEMENT
OF
HOLLY CORPORATION
100 Crescent Court
Suite 1600
Dallas, Texas 75201-6915

SOLICITATION AND REVOCABILITY OF PROXIES

The Board requests your proxy for use at the Annual Meeting of Stockholders to be held on Thursday, May 12, 2011, and at any adjournment or postponement thereof. By signing and returning the proxy card, or granting your proxy via the internet or via telephone, you authorize the persons named on the proxy card or in your telephonically or electronically submitted proxy (collectively, the “Proxy”), to represent you and to vote your shares at the Annual Meeting.

The Company made the proxy materials available to you over the internet or, upon your request, has delivered paper versions of these materials to you by mail, in connection with the solicitation of proxies by the Board for the 2011 Annual Meeting of Stockholders. Stockholders may request to receive proxy materials in paper form by mail or electronically by e-mail during the voting period. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it. Choosing to receive your future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you.

On or about March 31, 2011, the Company mailed a Notice of Internet Availability of Proxy Materials to stockholders containing instructions on how to access the Proxy Statement and vote online. Each registered stockholder (you own shares in your own name on the books of our transfer agent) received one copy of each such Notice per account even if at the same address, unless the Company has received contrary instructions from one or more of such stockholders, while most banks and brokers delivered only one copy of such Notice to consenting street-name stockholders (you own shares beneficially in the name of a bank, broker or other holder of record on the books of our transfer agent) who share the same address. This procedure reduces our printing and distribution costs. Those who wish to receive separate copies may do so by contacting their bank, broker or other holder of record. Similarly, most street-name stockholders who received multiple copies of the Notice at a single address may request that only a single copy be sent to them in the future by contacting their bank, broker or other nominee. In the alternative, most street-name stockholders may give instructions to receive separate copies or discontinue multiple mailings by contacting the third party that mails annual meeting materials for most banks and brokers by writing to Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, or telephoning (800) 542-1061. Your instructions must include the name of your bank or broker and your account number.

Officers, directors and employees of the Company may solicit proxies personally or by telephone, electronic mail, telegram or other forms of wire, wireless or facsimile communication. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries forward solicitation material to the beneficial owners of the Company’s Common Stock that those companies hold of record. The costs of the solicitation, including reimbursement of such forwarding expenses, will be paid by the Company.

If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed proxy card, are represented by another proxy, or have granted your proxy by the internet or by telephone. You may revoke your proxy, whether granted by the internet or by telephone or by returning the enclosed proxy card, at any time before it is exercised at the Annual Meeting by (a) signing and submitting a later-dated proxy to the Secretary of the Company, (b) delivering written notice of revocation of the proxy to the Secretary of the Company, or (c) voting in person at the Annual Meeting. In addition, if you granted your proxy by the internet or by telephone, you may revoke such grant by resubmitting your proxy by the internet or by telephone at any time prior to 11:59 p.m., Eastern Daylight Time, on May 11, 2011. In the absence of any such revocation, shares represented by the persons named in the Proxies will be voted at the Annual Meeting.

VOTING AND QUORUM

The only outstanding voting securities of the Company are shares of Common Stock. As of the close of business on the Record Date, there were 53,353,449 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.

Each outstanding share of Common Stock is entitled to one vote. The presence, in person or by proxy, of a majority of the shares of Common Stock issued and outstanding and entitled to vote as of the Record Date shall constitute a quorum at the Annual Meeting. The holders of a majority of the Common Stock entitled to vote who are present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time without notice, other than an announcement at the Annual Meeting of the time and place of the holding of the adjourned meeting, until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted that could have been transacted at the Annual Meeting had a quorum originally been present. Proxies solicited by this Proxy Statement may be used to vote in favor of any motion to adjourn the Annual Meeting. The persons named in the Proxy intend to vote in favor of any motion to adjourn the Annual Meeting to a subsequent day if, prior to the Annual Meeting, such persons have not received sufficient proxies to approve the proposals described in this Proxy Statement. If such a motion is approved but sufficient proxies are not received by the time set for the resumption of the Annual Meeting, this process will be repeated until sufficient proxies to vote in favor of the proposals described in this Proxy Statement have been received or it appears that sufficient proxies will not be received.

If you hold your shares in “street name,” you will receive instructions from your brokers or other nominees describing how to vote your shares. If you do not instruct your brokers or nominees how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange (“NYSE”). For Proposal 2 (Ratification of the Appointment of Ernst & Young, LLP) to be voted on at the Annual Meeting, brokers and other nominees will have discretionary authority in the absence of timely instructions from you.

There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. For Proposal 1 (Election of Directors), Proposal 3 (Advisory Vote on the Compensation of our Named Executive Officers), Proposal 4 (Advisory Vote on the Frequency of Advisory Votes on the Compensation of our Named Executive Officers) and Proposal 5 (Approval of Amendment to the Holly Corporation Long-Term Incentive Compensation Plan) to be voted on at the Annual Meeting, you must provide timely instructions on how the broker or other nominee should vote your shares. When a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results.

Abstentions and broker non-votes will count in determining if a quorum is present at the Annual Meeting. Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

PROPOSAL ONE — ELECTION OF DIRECTORS

The Board has designated Buford P. Berry, Matthew P. Clifton, Leldon E. Echols, R. Kevin Hardage, Robert G. McKenzie, Jack P. Reid, and Tommy A. Valenta as nominees for election as directors of the Company at the Annual Meeting (each, a “Nominee”). All of the Nominees, except for R. Kevin Hardage, currently serve as directors of the Company. Paul T. Stoffel, who currently serves as a director of the Company, is not standing for reelection at the Annual Meeting. If elected, each Nominee will serve until the expiration of his term at the Annual Meeting of Stockholders in 2012 and until his successor is elected and qualified or until his earlier death, resignation or removal from office. For information about each Nominee, see “Directors.”

Each of the Nominees has consented to be named as a Nominee. The Board has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected. If a Nominee becomes unable or unwilling to serve prior to the election, your proxy will be voted for the election of a substitute nominee recommended by the current Board, or the number of the Company’s directors will be reduced.

Required Vote and Recommendation

The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, under Delaware law and the Company’s Restated Certificate of Incorporation (as same may have been amended), and Bylaws, abstentions and broker non-votes will not have any effect on the election of a particular director. Unless otherwise instructed in the Proxy or unless authority to vote is withheld, the Proxy will be voted for the election of each of the Nominees.

The Board unanimously recommends a vote “FOR” the election of each of the Nominees.

PROPOSAL TWO — RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP

In accordance with its charter, the Audit Committee has selected the firm of Ernst & Young, LLP, an independent registered public accounting firm, to be the Company’s auditor for the year 2011 and, with the endorsement of the Board, recommends to the stockholders that they ratify that appointment. Ernst & Young, LLP served in this capacity in 2010. Its representative will be present at the Annual Meeting and will have an opportunity to make a statement and will be available to respond to appropriate questions.

The Audit Committee reviews and approves in advance the audit scope, the types of non-audit services, if any, and the estimated fees for each category for the coming year. For each category of proposed services, Ernst & Young, LLP is required to confirm that the provision of such services does not impair its independence. Before selecting Ernst & Young, LLP, the Audit Committee carefully considered the firm’s qualifications as an independent registered public accounting firm for the Company. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Ernst & Young, LLP in all of these respects. The Audit Committee’s review included inquiry concerning any litigation involving Ernst & Young, LLP and any proceedings by the Securities and Exchange Commission (the “SEC”) against the firm. In this respect, the Audit Committee has concluded that the ability of Ernst & Young, LLP to perform the services for the Company is in no way adversely affected by any such litigation or other proceedings.

Required Vote and Recommendation

The ratification of the appointment of Ernst & Young, LLP requires the approval of a majority of the votes cast on the proposal. Abstentions will not have any effect on the vote for this proposal.

The Board and the Audit Committee unanimously recommend a vote “FOR” the ratification of the Board’s selection of Ernst & Young, LLP as the Company’s auditor for 2011.

PROPOSAL THREE — ADVISORY VOTE ON THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act,” enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our Named Executive Officers, who are critical to our success. Under these programs, compensation for our Named Executive Officers is tied to performance, including our financial results and stockholder value. Please read the “Compensation Discussion and Analysis” beginning on page 28, and review the compensation tables and narratives that follow, for additional details about our executive compensation programs, including information about the fiscal year 2010 compensation of our Named Executive Officers.

Our executive compensation programs are structured to support our business objectives and challenges in creating value for stockholders, as evidenced by the following:

•	Our compensation programs are substantially tied into our key business objectives and the success of our stockholders. If the value we deliver to our stockholders declines, so does the compensation we deliver to our executives.

•	We strive to maintain the highest level of corporate governance over our executive pay programs.

•	We monitor the compensation programs and pay levels of executives from companies of similar business purpose, size and complexity to ensure that our compensation programs are within the norm of a range of market practices.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the compensatory philosophy, policies and practices described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Because your vote is advisory, it will not be binding on the Compensation Committee (the “Committee”), the Board, or the Company. However, the Board and the Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation. The Board and the Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Committee will evaluate whether any actions are necessary to address those concerns.

We ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers in the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Required Vote and Recommendation

The advisory vote on the compensation of named executive officers requires the approval of a majority of the votes cast on the proposal. Abstentions and broker non-votes will not have any effect on the vote for this proposal.

The Board unanimously recommends a vote “FOR” the approval of the compensation of our Named Executive Officers as disclosed in the “Compensation Discussion and Analysis” section and the accompanying compensation tables contained in this Proxy Statement.

PROPOSAL FOUR — ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES
ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 3 included on page 3 of this Proxy Statement. The Company would like to seek your input with regard to whether you would prefer that we conduct future advisory votes on executive compensation once every one, two or three years. Stockholders may, if they wish, abstain from casting a vote on this Proposal.

The Board has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for the Company, and therefore the Board recommends that you vote for a three-year interval for the advisory vote on executive compensation. In determining to recommend that stockholders vote for a frequency of once every three years, the Board considered how an advisory vote at this frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short term variations in compensation and business results. An advisory vote occurring once every three years will also permit our stockholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation.

We will continue to engage with our stockholders regarding our executive compensation program during the period between advisory votes on executive compensation. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this Proposal.

The Board and the Committee will review the voting results and take them into consideration when determining the frequency for the advisory vote on executive compensation. However, because this vote is advisory and not binding on the Board, the Committee or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board.

Required Vote and Recommendation

Generally, approval of any matter presented to stockholders other than the election of directors requires a majority of the votes cast on the proposal. However, because this vote is advisory and non-binding, if none of the frequency options being voted on by stockholders receives a majority of the votes cast on the proposal, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders. Abstentions and broker non-votes will not have any effect on the vote for this proposal.

The Board unanimously recommends a vote for the option of once every three years as the frequency with which stockholders are provided an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the SEC.

PROPOSAL FIVE — APPROVAL OF AMENDMENT TO THE HOLLY CORPORATION LONG-TERM INCENTIVE COMPENSATION PLAN

We are seeking stockholder approval of an amendment to the Holly Corporation Long-Term Incentive Compensation Plan, or the “LTIP”. As explained in more detail below, the purpose of the proposed amendment is to extend the term of the LTIP, and our ability to grant new equity awards thereunder, until December 31, 2020. We are not requesting an increase in the number of shares available under the LTIP above the number of remaining shares that existed on December 31, 2010, when the term of the LTIP expired. If the LTIP is not amended to extend the term and our ability to grant new awards, our ability to award equity-based compensation to our executive officers, directors and employees will be severely curtailed and we will be required to reconsider our executive compensation and other compensation programs.

General

The LTIP has undergone several amendments. Initially, the LTIP was approved by our stockholders at our annual meeting on December 14, 2000 as the Holly Corporation 2000 Stock Option Plan. The LTIP was then amended and restated and approved by our stockholders at our annual meeting on December 12, 2002 as the Holly Corporation Long-Term Incentive Compensation Plan. The LTIP was then subsequently amended, effective May 10, 2005. The LTIP was amended and restated in its current form, and approved by our stockholders effective May 24, 2007. The LTIP was again amended on December 31, 2008, effective January 1, 2005, pursuant to the First Amendment to the Holly Corporation Long-Term Incentive Compensation Plan.

At our annual meeting, our stockholders will be asked to approve the Second Amendment to the LTIP (the “Second Amendment”), to be effective as of January 1, 2011. The purpose of this Second Amendment is to extend the term of the LTIP, and our ability to grant new equity awards thereunder, until December 31, 2020. A form of the proposed Second Amendment to the LTIP is attached as Annex A to this Proxy Statement.

The LTIP is a broad-based plan under which we may grant awards to employees, directors and consultants. The use of stock-based awards under the LTIP continues to be a key element of our compensation program. Of the 6,000,000 shares currently authorized for issuance under the LTIP, a total of 3,887,172 shares had been issued as of

March 1, 2011, after the lapse of restrictions on grants of restricted stock and performance share units, the exercise of stock options and the settlement of other equity-based awards. As of March 1, 2011, 175,928 shares remained subject to restricted stock still subject to forfeiture, 56,738 shares of common stock remained subject to restricted stock units that have not been settled, and a total of 224,131 performance share units were outstanding, which could result in the issuance of no shares or as many as 448,262 shares depending on the achievement of performance targets and our ability to settle those units in cash.

The term of the LTIP, and our ability to grant new equity compensation awards thereunder, expired on December 31, 2010. As our equity based compensation program plays an important role in incentivizing our executive officers, directors and other service providers, we believe that approval of the Second Amendment is necessary to provide us with the flexibility to make stock-based grants over the coming years in amounts determined appropriate by the Committee. The LTIP, as amended, would allow us to use a variety of equity compensation alternatives in structuring compensation arrangements for our personnel and will allow our personnel to continue to acquire and maintain stock ownership in us. While we are aware of the potential dilutive effect of compensatory equity awards, we also recognize the significant motivational and performance benefits that may be achieved from making such awards. The proposed Second Amendment to the LTIP will not be implemented unless approved by our stockholders. However, since the LTIP has expired, if the proposed Second Amendment to the LTIP is not approved our ability to make future equity grants will be severely curtailed.

If any shares subject to any award under the LTIP are forfeited or cancelled, or if any such award terminates without the delivery of shares or other consideration, the shares previously used or reserved for such awards will be available for future awards under the LTIP.

The following is a summary of the material features of the LTIP, as amended, to reflect the proposed Second Amendment. The summary does not purport to be a complete description of all provisions of the LTIP and is qualified in its entirety by reference to (i) the complete text of the LTIP, which is filed as Exhibit 10.4 to our Form 10-K for fiscal year end December 31, 2008 (filed with the SEC on February 27, 2009), (ii) the First Amendment to the LTIP, which is filed as Exhibit 10.5 to our Form 10-K for fiscal year end December 31, 2008 (filed with the SEC on February 27, 2009), and (iii) the form of the proposed Second Amendment to the LTIP, which is attached as Annex A to this Proxy Statement.

Description of the LTIP

The purpose of the LTIP is to advance our interests by strengthening our ability and the ability of our subsidiaries to attract, retain and motivate able people of high caliber as employees, directors and consultants through arrangements that relate the compensation for such persons to our long-term performance. The LTIP achieves this purpose by permitting grants of (i) incentive stock options (“Incentive Options”), (ii) options that do not constitute incentive stock options (“Non-Qualified Options,” and together with Incentive Options, “Options”), (iii) restricted stock awards (“Restricted Stock Awards”), (iv) bonus stock awards (“Stock Awards”), (v) stock appreciation rights (“SARs”), (vi) phantom stock awards (“Phantom Stock Awards”), and (vii) performance awards payable upon the satisfaction of performance goals, all of which are collectively referred to as “awards”. See “— Securities To Be Offered.”

The LTIP, in part, is intended to qualify under the provisions of Section 422 of the Internal Revenue Code (the “Tax Code”). The LTIP is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Administration of the LTIP

The Board and the Committee have full and final authority to administer the LTIP pursuant to its terms and all applicable state, federal, or other rules or laws. The Committee has broad discretion to administer the LTIP, interpret its provisions, and adopt policies for implementing the LTIP. This discretion includes the power to determine when and to whom awards will be granted, determine the amount of such awards (measured in cash, shares of Common Stock or as otherwise designated), prescribe and interpret the terms and provisions of each award agreement (the terms of which may vary), delegate duties under the LTIP, terminate, modify or amend the LTIP, and execute all other responsibilities permitted or required under the LTIP.

Persons Who May Participate in the LTIP

Any person who is a current or proposed officer, director or key employee or consultant whose services are deemed to be of potential benefit to us or to any of our subsidiaries may be granted awards under the LTIP by the Committee. An employee on leave of absence may be considered still employed by us for determining eligibility under the LTIP. However, Incentive Options can be granted only to a person who is an employee of the Company or one of our subsidiaries. Additional restrictions would apply in the case of an Incentive Option granted to a person owning more than 10% of the outstanding shares of our Common Stock. Any individual who receives an award under the LTIP will be a “Participant.” At the discretion of the Committee and the Company’s management, approximately 1,150 employees of the Company are eligible to receive awards under the LTIP. For awards to be granted in 2011, six non-employee directors, nineteen officers and approximately 185 other employees were considered for awards.

Maximum Number of Shares Subject to Award

A Participant under the LTIP will be eligible to receive an award pursuant to the terms of the LTIP and subject to any limitations imposed by appropriate action of the Committee. Awards to employees subject to the limitations of Section 162(m) of the Tax Code may not receive awards denominated in shares in excess of 600,000 shares of Common Stock, or cash awards in excess of 600,000 shares of Common Stock valued at the date of grant of the award. No award may be granted if the number of shares of Common Stock to be delivered in connection with the award exceeds the number of shares which remain available under the LTIP minus the number of shares issuable in settlement of or relating to outstanding awards under the LTIP.

No Repricing, Replacements, or Buyouts of Stock Options/SARs

The Committee will not, without the approval of our company’s stockholders, reduce the grant price per share of an option or a stock appreciation right after it is granted, cancel an option or stock appreciation right when the grant price per share exceeds the fair market value of one share in exchange for cash or another award (other than in connection with a change in control or a corporate transaction as provided for in the Plan), or take any other action with respect to an option or stock appreciation right that would be treated as a repricing under the NYSE rules and regulations.

Securities to be Offered

Shares Subject to the LTIP

Assuming stockholders approve this proposal, the maximum aggregate number of shares of Common Stock that may be granted for any and all awards under the LTIP, since its inception, shall not exceed 6,000,000 shares (subject to any adjustment due to recapitalization or reorganization permitted under the LTIP), and the total number of shares of Common Stock received and available for delivery in connection with Incentive Options under the LTIP, since its inception, will not exceed 6,000,000 shares. The company is not requesting any additional shares under the LTIP. Rather, the Company desires to extend the LTIP to use the shares remaining after the lapse of the original term of the LTIP. Six million shares represent the shares originally approved by our stockholders in 2000, after adjustment to reflect stock splits. We did not request additional shares during the initial term of the LTIP.

If Common Stock subject to any award is not issued or transferred, or ceases to be issuable or transferable for any reason, including (but not exclusively) because an award is forfeited, terminated, expires unexercised, is settled in cash in lieu of Common Stock or is otherwise terminated without a delivery of shares to a Participant, the shares of Common Stock that were subject to that award will again be available for issue, transfer or exercise pursuant to awards under the LTIP to the extent allowable by law. The Common Stock subject to awards pursuant to the LTIP may be authorized but unissued shares, shares held by us in treasury, or shares that have been reacquired by us, including shares that have been bought on the market for the purposes of the LTIP. The fair market value of a share of Common Stock on a given date for purposes of the LTIP will generally be the closing price of a share of Common Stock on the date on which determination of fair market value is being made or if no shares were traded on such date then the last trading date prior thereto, as quoted on the NYSE.

Awards

Stock Options.  We may grant Options to eligible persons, including (i) Incentive Options (only to our employees or to employees of our subsidiaries), which comply with Section 422 of the Tax Code and (ii) Non-Qualified Options. The exercise price of each Option granted under the LTIP will be determined at the time the Option is granted and may vary between individuals and between grants; provided, however, that the exercise price per share for an Option that is intended to be performance-based compensation under Section 162(m)(4)(C) of the Code or an Incentive Option under Section 422 of the Code shall not be less than the fair market value of a share as of the effective date of grant of the Option; provided further, however, that in the case of an individual who owns stock possessing more than ten percent of the total combined voting power of all classes of the Company or any subsidiary, the exercise price per share of any Incentive Option under Section 422 of the Code shall not be less than 110% of the fair market value of a share as of the effective date of grant of the Incentive Option. Options may be exercised as the Committee determines except that no Incentive Option will be exercisable at any time after the expiration of ten years from the date of grant. The total fair market value (determined as of the date of grant) of shares with respect to which Incentive Options are first exercisable by a Participant in any one calendar year cannot exceed $100,000. The Incentive Options granted earliest shall be applied first to the $100,000 limit. Any Incentive Option that fails to comply with Section 422 of the Code for any reason will result in the reclassification of the Option as a Non-Qualified Option, which will be exercisable as such. The Committee will determine the methods and form of payment for the exercise price of an Option (including, in the discretion of the Committee, payment in Common Stock, other awards, or other property) and the methods and forms in which Common Stock (including Common Stock issuable pursuant to the Option) will be delivered to a Participant.

SARs.  An SAR is the right to receive an amount in cash equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the grant price of the SAR, as determined by the Committee. Our Committee determines at the date of grant or thereafter the time or times at which and the circumstances under which an SAR may be exercised. The Committee also determines the method of exercise and form of payment. SARs may be awarded in connection with or separate from an Option. SARs awarded in connection with an Option will entitle the holder, upon exercise, to surrender the related Option or portion thereof relating to the number of shares for which the SAR is exercised. The surrendered Option or portion thereof will then cease to be exercisable. However, an SAR awarded in connection with an Option is exercisable only to the extent that the related Option is exercisable. SARs granted independently of an Option will be exercisable as the Committee determines.

Restricted Stock Awards.  Restricted Stock Awards are shares subject to such restrictions as the Committee may impose. Except to the extent set forth in a particular award, a person granted a Restricted Stock Award will have all of the rights of a stockholder, including the right to vote the restricted shares and the right, subject to possible reinvestment conditions, to receive dividends thereon. However, during any period that restricted shares are subject to restrictions imposed by the Committee, the restricted shares may not be transferred or encumbered by an award holder. Except as determined otherwise by the Committee, upon termination of employment during the restricted period, restricted shares will be forfeited and reacquired by us. Certificates evidencing restricted shares may bear a legend making reference to the restrictions imposed on such shares. The Committee determines the time or times at which and the circumstances under which any restrictions imposed on the restricted shares will lapse.

Bonus Stock Awards.  The Committee is authorized to grant shares to eligible persons as a bonus. Such a stock award will be subject to such other terms and conditions as our Committee may determine, including such conditions necessary to prevent any recipient of a stock award from incurring liability under Section 16(b) of the Exchange Act.

Phantom Stock Awards.  Phantom Stock Awards are rights to receive in cash an amount equal to the market value of a specified number of shares at the end of a specified period. The Committee determines when imposed restrictions will lapse and whether restrictions will lapse separately, in combination, in installments or otherwise. All Phantom Stock Awards that are subject to restrictions shall be forfeited upon the termination of an award holder’s employment or service with us during a restriction period to which forfeiture conditions apply, unless such conditions are otherwise waived or modified by the Committee. Unless otherwise determined by the Committee, amounts equal to dividends on the specified number of shares covered by a Phantom Stock Award will be either (i) paid with respect to such Phantom Stock Award on the dividend payment date in cash or in unrestricted shares having a fair market value equal to the amount of such dividends or (ii) automatically deemed reinvested in additional Phantom Stock Awards, other awards or other investment vehicles specified by the Committee.

Performance Awards.  The Committee is authorized to grant eligible persons rights to receive cash or shares upon the satisfaction of performance conditions, established by the Committee, measured over a period of not less than six months and not more than ten years. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total shareholder return and earnings per share criteria) shall be used by the Committee in establishing performance goals for Performance Awards granted to a “covered employee”: (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow return; (v) return on net assets; (vi) return on assets; (vii) return on investment; (viii) return on capital; (ix) return on equity; (x) economic value added; (xi) gross margin; (xii) operating income; (xiii) net income; (xiv) pretax earnings; (xv) pretax earnings before interest, depreciation and amortization; (xvi) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xvii) total stockholder return; (xviii) debt reduction; (xix) net profit margin; and (xx) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee, including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. Performance awards granted under the LTIP have been principally “performance share units” payable either in shares or in cash depending on the terms of the particular award. In the case of awards that are intended to qualify as “performance-based compensation” to persons who are “covered persons” under Section 162(m) of the Code, performance goals are established not later than 90 days after the beginning of the performance period applicable to such an award, or at such other date as may be required or permitted under Section 162(m) of the Code. All determinations by the Committee as to the establishment, amount and achievement of performance goals are made in writing and the Committee may not delegate any responsibility relating to such awards granted to covered employees under Section 162(m) of the Code. The Committee specifies the circumstances under which awards will be paid or forfeited if an award holder is terminated before settlement.

Other Provisions

Tax Withholding.  We (or any of our subsidiaries) are authorized to withhold from any award granted, or any payment relating to an award under the LTIP, including from a distribution of shares, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an award, and to take other action as the Committee may deem advisable to enable us and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any award. This authority includes authority to withhold or receive shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

Right of Company to Terminate Awards in Event of Certain Corporation Transactions.  Unless otherwise specifically provided in particular award agreements, the LTIP authorizes us, in the event of an acquisition of substantially all of the assets of the Company or of a greater than 80% stock interest in the Company by an entity in which we do not have a 50% or greater interest prior to such acquisition or in the event of a merger, consolidation, recapitalization or other similar transaction involving a fundamental change in our capital structure, to terminate some or all outstanding awards under the LTIP, whether or not currently exercisable by or otherwise payable to the holders of the awards, upon payment to each holder of an award so terminated of an amount equal to the value of the award based on the current market value of the shares or, if applicable, the value of the award based upon the extent to which performance criteria associated with the award have been satisfied as of the date of termination of the award. Alternatively, we may elect in such circumstances to cause some or all awards to be assumed by the surviving or acquiring corporation. In all other circumstances, the Committee may amend or terminate any award under the LTIP provided that, and notwithstanding any other provisions described herein, no such Committee action may materially and adversely affect the rights of such award holder under such award unless either the power to take such action is reserved in the agreement granting the award in question or the affected holder of the award consents to the amendment or termination.

Amendment and Termination of the LTIP.  The LTIP will continue in effect, unless earlier terminated in accordance with certain provisions of the LTIP; provided, however, that no award shall be granted under the LTIP after December 31, 2020. The Board may amend or terminate the LTIP without the consent of stockholders or eligible persons, except that any amendment to the LTIP will be subject to the approval of our stockholders no later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the shares may then be listed or quoted. The Board may, in its discretion, submit other changes to the LTIP to stockholders for approval. However, without the consent of an affected award holder, no Board or stockholder action may materially and adversely affect the rights of such award holder under any previously granted and outstanding award.

Termination of Employment.  Under the LTIP, the effect of a Participant’s termination of employment on an award is specified in the award agreement as approved by the Committee.

Transferability of Awards.  In accordance with rules prescribed by the Committee, the Committee may permit a person to transfer awards granted under the LTIP (other than Incentive Options) by gift to certain permitted transferees specified in the LTIP as well as transfers pursuant to a domestic relations order. Otherwise, awards are not transferable other than by will or the laws of descent and distribution. Following the transfer of an award, the award will remain subject to the same terms and conditions as were applicable to the award immediately prior to the transfer, provided that the transferee will be substituted for the transferor to the extent appropriate to enable the transferee to exercise the transferred award. When transferred awards are exercised by a transferee, the shares received as a result of the exercise may be subject to the resale restrictions specified above. Any holder of an award desiring to transfer an award must make application for transfer and comply with such other requirements as the Committee may require.

Federal Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to Participants arising from participation in the LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of Participants in the LTIP may vary depending on the particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences.

Non-Qualified Options; SARs; Incentive Options.  Participants will not realize taxable income upon the grant of a Non-Qualified Option or an SAR. Upon the exercise of a Non-Qualified Option or SAR, a Participant will recognize ordinary compensation income (subject to withholding by us to the extent the Participant is an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the Common Stock received, over (ii) the exercise price (if any) paid therefor. A Participant will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of an SAR, or pursuant to the cash exercise of a Non-Qualified Option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “— Tax Code Limitations on Deductibility” below, we (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Participants eligible to receive an Incentive Option will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of Common Stock received upon exercise of the Incentive Option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the Incentive Option), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

We and our subsidiaries will generally not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Option, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, we (or a subsidiary) will then, subject to the discussion below under “— Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of Common Stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a Non-Qualified Option or Incentive Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Non-Qualified Option or Incentive Option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of an Non-Qualified Option in the manner described above). Moreover, that number of shares of Common Stock received upon exercise which equals the number of shares of previously held Common Stock surrendered therefor in satisfaction of the Non-Qualified Option or Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Common Stock surrendered in satisfaction of the Non-Qualified Option or Incentive Option exercise price. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

The LTIP allows the Committee to permit the transfer of awards in limited circumstances. See “Description of the LTIP — Other Provisions — Transferability of Awards.” For income and gift tax purposes, certain transfers of Non-Qualified Options and SARs generally should be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service (the “IRS”) has not provided formal guidance on the income tax consequences of a transfer of Non-Qualified Options (other than pursuant to a domestic relations order). However, the IRS informally has indicated that after a transfer of stock options (other than pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options. If Non-Qualified Options are transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if the Participant transfers a vested Non-Qualified Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Non-Qualified Option at the time of the gift. The value of the Non-Qualified Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Non-Qualified Option and the illiquidity of the Non-Qualified Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $13,000 per donee for 2011, (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Non-Qualified Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Non-Qualified Options has not been extended to unvested Non-Qualified Options. Whether such consequences apply to unvested Non-Qualified Options is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

The IRS has not specifically addressed the tax consequences of a transfer of SARs.

Restricted Stock Awards; Phantom Stock Awards; Stock Awards.  A Participant will not have taxable income at the time of grant of an award in the form of a Phantom Stock Award, but rather, will generally recognize ordinary compensation income at the time he receives cash in satisfaction of the Phantom Stock Award in an amount equal to the amount of cash received. In general, a Participant will recognize ordinary compensation income as a result of the receipt of Common Stock pursuant to a stock award or a restricted stock award in an amount equal to the fair market value of the Common Stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock (i) when the Common Stock first becomes transferable or is no longer subject to a substantial risk of forfeiture in cases where a Participant does not make an valid election under Section 83(b) of the Code or (ii) when the Common Stock is received in cases where a Participant makes a valid election under Section 83(b) of the Code.

An employee Participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to Common Stock or cash received. Dividends that are received by a Participant prior to the time that the Common Stock is taxed to the Participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the Common Stock received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the date of receipt of the shares.

Subject to the discussion immediately below, we (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Tax Code Limitations on Deductibility.  In order for the amounts described above to be deductible by us (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Our ability (or the ability of a subsidiary) to obtain a deduction for future payments under the LTIP could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, our ability (or the ability of a subsidiary) to obtain a deduction for amounts paid under the LTIP could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain “performance-based compensation.” In order to exempt performance-based compensation from the $1,000,000 deductibility limitation, the grant or vesting of the award relating to the compensation must be based on the satisfaction of one or more performance goals as selected by the Committee. Performance-based awards may not be granted in a given period if such awards relate to shares of Common Stock which exceed a specified limitation or, alternatively, the performance-based awards may not result in compensation, for a Participant, in a given period which exceeds a specified limitation. Although the LTIP has been drafted to satisfy the requirements for the performance-based compensation exception, we may determine that it is in its best interests not to satisfy the requirements for the exception.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION WITH RESPECT TO THE GRANT, SETTLEMENT AND EXERCISE OF AWARDS UNDER THE LTIP. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF AN INDIVIDUAL’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH ANY ELIGIBLE INDIVIDUAL MAY RESIDE.

New Plan Benefits Table

The awards, if any, that will be made to eligible Participants under the LTIP are subject to the discretion of the Committee; however, on February 22, 2011, the Committee approved certain 2011 annual equity awards to our executive officers and employees, to be granted subject to, and at the time of, approval by our stockholders of the Second Amendment to the LTIP, as reflected in the table below:

Name and Position	Dollar Value(2)	Number of Shares(1)(2)
Matthew P. Clifton, Chairman of the Board and Chief Executive Officer	$2,504,275	43,827
David L. Lamp, President	$1,389,016	24,309
Bruce R. Shaw, Senior Vice President and Chief Financial Officer	$438,836	7,680
George J. Damiris, Senior Vice President, Supply and Marketing	$585,056	10,239
Denise C. McWatters, Vice President, General Counsel and Secretary	$211,532	3,702
Executive Officer Group (including Named Executive Officers) (19 individuals)	$8,108,337	141,903
Non-Executive Director Group (6 individuals)	$0	0
Non-Executive Officer Employee Group (185 individuals)	$3,767,126	65,928
Total (all executive officers, non-executive directors and non-executive officer employees as a group)	$11,875,463	207,831

(1)	Includes awards of restricted stock (with time-based vesting conditions), restricted stock (with performance conditions) and performance share units. Aggregate dollar value is computed by multiplying the number of units awarded by the closing price of our Common Stock on February 28, 2011, which was $57.14.

(2)	The values and share amounts shown in these columns assume all performance units will be paid at the maximum payout level of 200%. For purposes of full disclosure, in the event that the performance share units will be paid at the target payout level of 100%, the values would be as shown in the table below:

Name and Position	Dollar Value	Number of Shares
Matthew P. Clifton, Chairman of the Board and Chief Executive Officer	$1,669,517	29,218
David L. Lamp, President	$926,011	16,206
Bruce R. Shaw, Senior Vice President and Chief Financial Officer	$292,557	5,120
George J. Damiris, Senior Vice President, Supply and Marketing	$390,038	6,826
Denise C. McWatters, Vice President, General Counsel and Secretary	$141,022	2,468
Executive Officer Group (including Named Executive Officers) (19 individuals)	$5,405,558	94,602
Non-Executive Director Group (6 individuals)	$0	0
Non-Executive Officer Employee Group (185 individuals)	$3,056,304	53,488
Total (all executive officers, non-executive directors and non-executive officer employees as a group)	$8,461,862	148,090

As of March 1, 2011, there were no stock options outstanding under the LTIP.

Required Vote and Recommendation

The approval of the amendment to the LTIP requires the approval of a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% of the voting power of the total outstanding shares of Common Stock entitled to vote on the proposal, which is referred to as the “Outstanding Votes.” Votes “For,” votes “Against” and abstentions count as votes cast, while broker non-votes do not count as votes cast but count as Outstanding Votes. Thus, the total sum of votes “For,” plus votes “Against,” plus abstentions, which is referred to as the “NYSE Votes Cast,” must be greater than 50% of the total Outstanding Votes. Further, the number of votes “For” the proposal must be greater than 50% of the NYSE Votes Cast.

The Board unanimously recommends a vote “FOR” the proposal to amend the LTIP.

OWNERSHIP OF SECURITIES

The following table and the notes thereto set forth certain information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each current director of the Company and each Nominee for election as a director of the Company, (ii) the named executive officers of the Company, (iii) all executive officers and directors of the Company as a group and (iv) each other person known to the Company to own beneficially more than five percent of Common Stock outstanding on the Record Date. Unless otherwise indicated, the address for each stockholder listed in the following table is c/o Holly Corporation, 100 Crescent Court, Suite 1600, Dallas, Texas 75201-6915.

The Company has determined beneficial ownership in accordance with regulations of the SEC. The number of shares beneficially owned by a person includes unvested shares of restricted stock, which are deemed outstanding for all purposes. Individuals holding these unvested shares of restricted stock have the power to vote such shares but cannot dispose of such shares until the restrictions on the shares lapse. The number of shares beneficially owned by a person also includes restricted stock units that are either currently vested or which vest within 60 days after the Record Date. These restricted stock units are deemed outstanding for the purpose of computing the percentage of outstanding shares owned by such person. These shares are not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person. For a description of restricted stock units, see the section titled “Directors — Compensation of Directors.” Unless otherwise indicated, to the Company’s knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder. On the Record Date, there were 53,353,449 shares of Common Stock outstanding.

	Number of Shares		Percent of
	and Nature of		Common Stock
Name and Address of Beneficial Owner	Beneficial Ownership		Outstanding

FMR LLC	8,136,608	(1)	15.25%
82 Devonshire Street Boston, Massachusetts 02109
TCTC Holdings, LLC	7,800,749	(2)(3)	14.62%
2626 Cole Avenue, Suite 705 Dallas, Texas 75204
Allianz Global Investors Capital LLC	3,163,400	(4)	5.93%
680 Newport Center Drive, Suite 250 Newport Beach, California 92660
The Vanguard Group	2,714,148	(5)	5.09%
100 Vanguard Blvd. Malvern, Pennsylvania 19355
Jack P. Reid	593,250	(6)(7)(8)	1.11%
Matthew P. Clifton	386,453	(6)(7)	*
Paul T. Stoffel	269,044	(6)	*
David L. Lamp	83,210	(6)(7)	*
Bruce R. Shaw	36,787	(6)	*
Robert G. McKenzie	26,351	(3)(6)(9)	*
George J. Damiris	21,903	(6)	*
Buford Berry	17,144	(6)	*
Leldon E. Echols	9,453	(6)	*
Denise C. McWatters	6,696	(6)	*
Tommy A. Valenta	4,523	(6)	*
R. Kevin Hardage	0	(3)	*
All directors and executive officers as a group (11 persons)	1,454,814	(6)(7)(10)	2.73%

*	less than one percent.

(1)	FMR LLC (“FMR”) has filed with the SEC a Schedule 13G, dated December 31, 2010. Based on the Schedule 13G, FMR has sole voting power with respect to 1,503,108 shares, sole dispositive power with respect to 8,136,608 shares and no shared voting or shared dispositive power for any shares. The Schedule 13G reported that these shares include (i) 6,633,500 shares beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR, (ii) 858,363 shares beneficially owned by Strategic Advisors, Inc., a wholly-owned subsidiary of FMR, (iii) 15,520 shares for which Edward C. Johnson 3d, Chairman of FMR, has sole voting and dispositive power, and (iv) 629,225 shares beneficially owned by FIL Limited, which is owned in part by partnerships controlled predominately by members of the family of Mr. Johnson or trusts for their benefit.

(2)	TCTC Holdings, LLC (“TCTC”) has filed with the SEC a Schedule 13G, dated December 31, 2010. Based on the Schedule 13G, Turtle Creek Trust Company (“Trust Company”) may be deemed to beneficially own securities held in accounts over which it serves as trustee, and Turtle Creek Management, LLC (“Management”) may be deemed to beneficially own securities held in accounts in which it has discretionary authority. Trust Company and Management are wholly owned subsidiaries of TCTC and TCTC may be deemed to indirectly beneficially own securities owned by Trust Company and Management. The Schedule 13G reported that (i) TCTC has sole voting power with respect to 7,257,749 shares, sole dispositive power over 7,800,749 shares and no shared voting or shared dispositive power for any shares, (ii) Trust Company has sole voting power and sole dispositive power with respect to 7,257,449 shares and no shared voting or shared dispositive power for any shares, and (iii) Management has sole dispositive power over 543,300 shares and no sole voting, shared voting or shared dispositive power for any shares.

(3)	Mr. McKenzie is a member of the board of directors of Trust Company and Mr. Hardage, a Nominee for election to the Board, is the Chief Executive Officer of Trust Company, a portfolio manager of Management and a non-controlling manager and member of TCTC. Messrs. McKenzie and Hardage are not deemed to beneficially own shares reported by TCTC because neither one has voting or dispositive power for such shares.

(4)	Allianz Global Investors Capital LLC (“AGIC”) has filed with the SEC a Schedule 13G, dated December 31, 2010. Based on the Schedule 13G, AGIC, along with its wholly-owned subsidiary NFJ Investment Group LLC (“NFJ”), share beneficial ownership with respect to 3,163,400 shares. The Schedule 13G also reported that NFJ has sole voting power with respect to 3,142,100 shares, sole dispositive power with respect to 3,163,400 shares and no shared voting power or shared dispositive power for any shares.

(5)	The Vanguard Group, Inc. has filed with the SEC a Schedule 13G, dated February 9, 2011. Based on the Schedule 13G, The Vanguard Group, Inc. has sole voting power and shared dispositive power with respect to 35,071 shares, sole dispositive power with respect to 2,679,077 shares, and no shared voting power for any shares.

(6)	The number of shares beneficially owned includes unvested shares of restricted stock which (as of the Record Date) such individuals cannot dispose of until the restrictions on these shares lapse, as follows: 60,389 restricted shares for Mr. Clifton, 32,920 restricted shares for Mr. Lamp, 4,922 restricted shares for Mr. Shaw, 6,562 restricted shares for Mr. Damiris, 2,369 restricted shares for Ms. McWatters, and 107,162 restricted shares for all executive officers as a group. The number does not include unvested performance share units. The number of shares beneficially owned by Messrs. Berry, Echols, McKenzie, Reid, Stoffel and Valenta includes a total of 63,524 restricted share units granted to each of these directors as compensation between 2008 and 2010 (see description of restricted stock units under “Compensation of Directors”).

(7)	The number of shares beneficially owned includes shares in the Thrift Plan for Employees of Holly Corporation, its Affiliates and Subsidiaries.

(8)	This number includes 515,176 shares held in a family limited partnership of which Mr. Reid is the general partner. Mr. Reid disclaims beneficial ownership except to the extent of his partnership interest in the family limited partnership.

(9)	Mr. McKenzie disclaims beneficial ownership as to 500 of these shares, which are held as custodian for his granddaughter under the Uniform Transfer to Minors Act.

(10)	Includes the 515,176 shares as to which Mr. Reid disclaims beneficial ownership, and the 500 shares as to which Mr. McKenzie disclaims beneficial ownership.

DIRECTORS

The following tables set forth certain information regarding the directors of the Company in 2010 and Nominees for election in 2011. Each director’s term of office expires at the Annual Meeting.

Name of Nominee	Age	Current Title

Buford P. Berry	75	Director
Matthew P. Clifton	59	Chief Executive Officer, Chairman of the Board
Leldon E. Echols	55	Director
R. Kevin Hardage	49	Nominee
*Marcus R. Hickerson	84	Director
*Thomas K. Matthews, II	85	Director
Robert G. McKenzie	73	Director
Jack P. Reid	74	Director
**Paul T. Stoffel	77	Director
Tommy A. Valenta	62	Director

*	Served as a director from January 1, 2010 until May 5, 2010 (the date of the 2010 Annual Stockholders Meeting at which he did not stand for reelection) when he retired from the Board.

**	Not standing for reelection at the 2011 Annual Stockholders Meeting.

The Board believes that it is necessary for each of the Company’s directors to possess many qualities and skills. When searching for new candidates, the Corporate Governance and Public Policy Committee (the “Governance Committee”) considers the evolving needs of the Board and searches for candidates that fill any current or anticipated future needs. The Board also believes that all directors must possess a considerable amount of business management, business leadership and educational experience. When considering director candidates, the Governance Committee first considers a candidate’s management experience and then considers issues of judgment, background, stature, conflicts of interest, integrity, ethics and commitment to the goal of maximizing stockholder value. The Governance Committee also focuses on issues of diversity, such as diversity of education, professional experience and differences in viewpoints and skills. The Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Governance Committee believe that it is essential that the Board members represent diverse viewpoints. In considering candidates for the Board, the Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

All our directors bring to the Board executive leadership experience derived from their service in the many areas detailed below for each director. The process undertaken by the Governance Committee in recommending qualified director candidates is described below under “Director Nomination Procedures”. Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in the following paragraphs.

The names of the current directors and Nominees, along with their present positions, their principal occupations and directorships held with other public corporations during the past five years, and the year first elected as a Director, are set forth below.

Buford P. Berry, a director since May 2004, has served as a director, an advisory committee member (which performs audit committee functions) and compensation committee member of Dorchester Minerals Management GP LLC, the general partner of Dorchester Minerals LP (NASDAQ: DMLP), since February 2003. He is currently of counsel to Thompson & Knight L.L.P., a Texas based law firm. Mr. Berry has been an attorney with Thompson & Knight L.L.P., serving in various capacities since 1963, including as Managing Partner from 1986 to 1998. While in active practice with Thompson & Knight L.L.P., Mr. Berry’s practice focused on federal income taxation with an emphasis on oil and gas taxation and tax litigation. Mr. Berry received his B.B.A. in Accounting from The University of Texas at Austin, and received his L.L.B. from The University of Texas School of Law. The Board selected Mr. Berry to be a director because he brings to the Board an additional perspective in dealing with complex legal, regulatory and risk matters affecting the Company due to his service as managing partner at a large law firm in Texas. His service on the advisory committee for Dorchester Minerals Management GP LLC and audit committees of other public companies provides additional valuable experience in managing risks.

Matthew P. Clifton, a director since 1995, has been with the Company for over thirty years and was elected as the Company’s Chairman of the Board and Chief Executive Officer in April 2007. Mr. Clifton served as Chief Executive Officer from 2006 until April 2007. Mr. Clifton served as President of the Company from 1995 to 2006, and since March 2004, has served as Chairman of the Board and Chief Executive Officer of Holly Logistic Services, L.L.C. (“HLS”), the general partner of HEP Logistics Holdings, L.P., which is the general partner of Holly Energy Partners, L.P. (“HEP”), a Delaware limited partnership. The Company currently owns a 34% interest (including the general partner interest) in Holly Energy Partners, L.P. Mr. Clifton received his B.S. in Accounting and Finance from St. Joseph’s University. Mr. Clifton serves on the Board because he is the Company’s Chief Executive Officer and has been with the Company for over 30 years, having started in 1980. The Board selected Mr. Clifton to be a director because he has extensive knowledge of operations of the Company, the refining industry and macro-economic conditions, as well as valuable industry relationships throughout the country. Mr. Clifton brings a unique and valuable perspective as well as an understanding of the Company’s history, culture, vision and strategy to the Board.

Leldon E. Echols, a director since January 2009, is a private investor. From 2000 to 2006, Mr. Echols served as Executive Vice President and Chief Financial Officer of Centex Corporation. Before joining Centex Corporation, Mr. Echols was a managing partner in Arthur Andersen LLP’s audit and business advisory practice from 1997 to 2000, and he held various other positions with the firm between 1978 and 1997. Mr. Echols received a bachelor of science degree in accounting from Arkansas State University and is a certified public accountant. He is currently a member of the boards of directors of three public companies: Trinity Industries, Inc. (NYSE: TRN), where he serves on the audit and human resources (compensation) committees, and Crosstex Energy, L.P. (NASDAQ: XTEX) and a related company, Crosstex Energy, Inc. (NASDAQ: XTXI), where he serves on the audit and finance committees. Mr. Echols also serves on the board of directors of Roofing Supply Group Holdings, Inc., a private company. From 2005 to 2007, Mr. Echols was a member of the board of directors of TXU Corp., where he served on the audit and compensation committees. Mr. Echols serves the community by serving as a board member of the Circle Ten Council of Boy Scouts of America, the Baylor Healthcare Foundation, and the Dallas Chapter of the American Red Cross. The Board selected Mr. Echols to be a director because he brings to the board executive management and directorship experience in public companies, together with extensive financial and management experience. Mr. Echols also brings to the Board financial reporting expertise and a level of financial sophistication that qualifies him as a financial expert in his role as the Chair of the Audit Committee. Mr. Echols’ prior and current service on the audit committees of other publicly traded companies gives him a range of experiences and skills that compliment his current committee assignments with the Company.

R. Kevin Hardage, a Nominee for election to the Board, has served as Chief Executive Officer of Turtle Creek Trust Company, a private trust and investment management firm in Dallas, Texas, since 2009. He is a co-founder of Turtle Creek Management, LLC, a Dallas-based registered investment advisory firm, and has served as its President and as a portfolio manager since its inception in 2006. From 2002 to 2006 he served as Vice President and portfolio manager of U.S. Trust Company, N.A., a private banking and investment management firm. From 1998 to 2002 he served as Vice President of Brown Brothers Harriman & Co. and head of the firm’s Dallas office. From 1994 to 1998 he was engaged in the private practice of corporate and securities law at the firm of Locke Liddell Rain Harrell in Dallas, Texas. Mr. Hardage received his B.A. from the University of Texas at Austin, his M.B.A. from the University of Texas at Austin Graduate School of Business, and his J.D. degree from Southern Methodist University School of Law. Mr. Hardage also holds a Chartered Financial Analyst designation from the CFA Institute. The Board selected Mr. Hardage as a Nominee for director because he would bring to the Board executive and general management experience and financial expertise.

Marcus R. Hickerson retired from the Board in 2010.  Certain information with respect to Mr. Hickerson is included in this Proxy Statement due to his service as a director from January 1, 2010 to the date of the 2010 Annual Stockholder Meeting.

Thomas K. Matthews, II retired from the Board in 2010. Certain information with respect to Mr. Matthews is included in this Proxy Statement due to his service as a director from January 1, 2010 to the date of the 2010 Annual Stockholder Meeting.

Robert G. McKenzie, a director since 1992, has been a financial consultant since 2000. From 1985 to 1990, Mr. McKenzie served as Executive Vice President of Republic Bank Dallas, and he held various other positions with the company between 1965 and 1985. From 1990 to 1999, he was Executive Vice President and Chief Operating Officer of Brown Brothers Harriman Trust Company of Texas. From 1999 to June 2009, Mr. McKenzie was a member of the board of directors of Brown Brothers Harriman Trust Company of Texas. In December 2009, he became a member of the board of directors of Turtle Creek Trust Company. Mr. McKenzie has also served as Chairman of the Trust Counsel committee of the American Bankers Association (and member of its taxation committee), Chairman of the Texas Bankers Association Legislative Committee (and member of its Board of Directors), and Secretary/Treasurer of the Dallas Bar Association Probate and Trust Law Section. Mr. McKenzie was named Outstanding Trust Banker by the Texas Bankers Association in 1986. The Board selected Mr. McKenzie as a director because he brings to the Board financial reporting expertise and financial sophistication based upon his prior experience, including his former role as the Chair of the Audit Committee. Mr. McKenzie’s long history with the Company, combined with his leadership skills and operating experience, makes him particularly well suited to be our Presiding Director. Due to his service on several of the Company’s committees, Mr. McKenzie possesses a broad range of expertise and knowledge of all committee functions, together with an invaluable overview of the Company’s businesses. Mr. McKenzie received his B.A. and M.A. in History and his J.D. from the University of Texas.

Jack P. Reid, a director since 1977, was a consultant to the Company from August 1999 through July 2002. Until August 1999, Mr. Reid was Executive Vice President, Refining, of the Company, where his duties included a wide range of operational areas that give him a unique perspective and operational expertise that is valuable and needed by the Board. Mr. Reid serves on the Company’s Corporate Governance and Public Policy Committee, where his operational expertise is valuable in reviewing, formulating and modifying the Company’s policies and procedures on matters of public and governmental concern that significantly affect the Company. Mr. Reid received his B.S. in Chemical Engineering from Kansas University. The Board selected Mr. Reid to be a director because, as one of our longest serving independent outside directors, Mr. Reid brings historical, long-term perspective and leadership to the Board, together with extensive knowledge of the Company’s refining operations and growth strategy.

Paul T. Stoffel, a director since 2001, has been Chairman of Triple S Capital Corp. and of Paul Stoffel Investments since 1985, engaged in public and private equity investments. Mr. Stoffel also serves the community as a member of the board of directors of the Dallas Center for Performing Arts, the Dallas Museum of Art, and the Southwestern Medical Foundation. Mr. Stoffel received his MBA from Harvard Business School. Mr. Stoffel is not standing for reelection at the 2011 Annual Stockholders Meeting, so his qualifications for the director election at the 2011 Annual Stockholders Meeting are not presented.

Tommy A. Valenta, a director since February 2010, was the President, Chief Executive Officer and Director of Chaparral Steel Company from July 2005 until September 2007, when he retired. Prior to joining Chaparral Steel Company, Mr. Valenta was employed at Texas Industries, Inc. for 37 years, where he was the Executive Vice-President and Chief Operating Officer — Steel from 1998 to 2005, and held various other positions with the company between 1970 and 1988. Throughout Mr. Valenta’s career he has served as a director of various industry associations including the National Ready Mixed Concrete Association, American Institute of Steel Construction, International Iron and Steel Institute and the Steel Manufacturers Association. Mr. Valenta currently serves on the boards of directors of: American Excelsior Company (where he serves on the audit and compensation committees), the Circle Ten Council of the Boy Scouts of America, and Cashiers Community Fund. Mr. Valenta also serves as President of the Corporation for the Episcopal Diocese of Dallas and is a member of the Salesmanship Club of Dallas. Mr. Valenta received his MBA from Southern Methodist University. The Board selected Mr. Valenta as a director because he brings to the Board executive and general management experience and teambuilding leadership in a public company.

None of our directors or Nominees reported any litigation for the period from 2001 to 2011 that is required to be reported in this Proxy Statement.

Compensation of Directors

For the year ended December 31, 2010, directors who are not employees of the Company or its subsidiaries were compensated as follows:

Annual Retainer (payable in 4 quarterly installments)	$40,000
Each Attended Board Meeting or Committee Meeting	$2,000
Telephonic Special Board or Committee Meetings (under 30 Minutes)	$0
Telephonic Special Board or Committee Meetings (over 30 minutes)	$1,000	(1)
Annual Grant of Restricted Stock Units under the Long-Term Incentive Compensation Plan(2)	$120,000
Special Retainer for Chairman of Audit Committee and Chairman of Corporate Governance and Public Policy Committee	$15,000
Special Retainer for Chairman of Compensation Committee	$10,000

Employees of the Company who also serve as directors are not entitled to any additional compensation for their services on the Board.

(1)	$2,000 may be paid for telephonic meetings of longer duration as determined by the chairman of the meeting. As of December 31, 2010, no telephonic meetings have resulted in the payment of a $2,000 meeting fee.

(2)	Restricted stock unit grants are based upon the market closing price of our Common Stock on the day of the grant. With respect to the restricted stock units, the restrictions generally lapse in 25% increments every three months and fully vest one year following the date of grant provided the Director has continued serving on the Board until the end of each three-month period. Restricted stock units are awarded on the date of our Annual Meeting of Stockholders. Accelerated vesting will occur upon a Change in Control, the Director’s total and permanent disability or death, or the Director’s retirement. Settlement of the vested restricted stock units in shares of our Common Stock will only occur upon the earlier of: (a) the month following the Director’s cessation of service as a member of the Board for any reason, (b) within thirty (30) days following the death of the Director, (c) within thirty (30) days following a Change in Control, or (d) on the third anniversary of the date of the grant. Until such time as the awards are settled, the Director shall be entitled to receive dividend equivalent rights, but not voting rights, with regard to the Common Stock underlying the awards.

For purposes of director restricted stock units, a Change in Control occurs after: (i) any person or group acquires stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company (applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction); (ii) any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company; (iii) a majority of members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election; or (iv) any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. However, under subsection (i), if any person or group is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or group is not considered to cause a Change in Control, but an increase in the percentage of stock owned by any person or group as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of subsection (i). Under subsection (ii), if any person or group is considered to own 35% of the total voting power of the stock of the Company, the acquisition of additional stock by the same person or group is not considered to cause a Change in Control. No Change in Control occurs occur under subsection (iv) as a result of a transfer of assets to: (a) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (b) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (c) a person or group that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or (d) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (c) above.

In addition to the compensation arrangements described above, the Company previously entered into Supplemental Payment Agreements (the “Supplemental Agreements”) with certain directors to provide compensation for their 2001, 2002 and/or 2003 service as directors. Under the terms of the Supplemental Agreements, directors received an amount of “phantom shares,” which are bookkeeping entries used to compute the value of certain payments to be paid under the Supplemental Agreements (the “Phantom Shares”). The Phantom Shares, as used in computations under the Supplemental Agreements, are considered to be equal in value to shares of our Common Stock, except that the director does not actually have any rights with respect to the shares.

Under the Supplemental Agreements, directors are entitled to two types of payment: (i) interim payments and (ii) a final payment. So long as the final payment has not been made, a director is entitled to interim payments, from time to time with respect to Phantom Shares, equal to the amount of the dividends in cash or property (but not shares of our Common Stock) paid to holders of shares of our Common Stock. Each interim payment is paid at the same time as the payment of the dividend to which such interim payment relates. A director is also entitled to a final payment upon the date (the “Valuation Date”) that (i) the director ceases to be a member of the Board for any reason other than resignation or (ii) the date of the Company’s Annual Meeting of Stockholders that first occurs after the director resigns as a member of the Board. The final payment with respect to a Phantom Share is based upon the “Applicable Value” (as defined in the Supplemental Agreement) of a share of Common Stock, which generally is the average daily trading price for a share of Common Stock on the stock exchange on which the Common Stock is listed or the over the counter market over a period of 20 trading days. The final payment is calculated by multiplying the “Applicable Value” by the number of Phantom Shares held by the director and is paid within 40 days of the Valuation Date. Under the Supplemental Agreements, the Company also has a right to terminate the Phantom Shares held by a director by making a final payment if (i) at any time the Board determines, in reasonable judgment, that it is necessary to comply with government regulations or facilitate a transaction that is in the best interest of the Company or (ii) the Common Stock permanently ceases to be traded on a national exchange or over the counter.

During the year ended December 31, 2010, compensation was provided to the Company’s outside directors as set forth below:

	Fees Earned
	or Paid	Stock	All Other
Director	in Cash(1)	Awards(2)	Compensation(3)	Total

Buford P. Berry	$89,000	$120,131	$0	$209,131
Leldon E. Echols	$84,808	$120,131	$0	$204,939
Marcus R. Hickerson*	$25,308	$0	$206,387	$231,695
Thomas K. Matthews, II*	$35,308	$0	$206,387	$241,695
Robert G. McKenzie	$95,000	$120,131	$0	$215,131
Jack P. Reid	$61,000	$120,131	$0	$181,131
Paul T. Stoffel**	$69,000	$120,131	$0	$189,131
Tommy A. Valenta	$63,000	$120,131	$0	$183,131

*	Messrs. Hickerson and Matthews did not stand for reelection at the 2010 Annual Stockholders Meeting, but are included in this Proxy Statement because they served as directors for the Company from January 1, 2010 through May 5, 2010.

**	Mr. Stoffel is not standing for reelection at the 2011 Annual Stockholders Meeting.

(1)	Represents fees earned or paid in cash for services as a director during 2010, including annual retainer fees, meeting fees, and committee chairmanship fees.

(2)	Reflects the aggregate grant date fair value of all stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly Statement of Financial Accounting Standards No. 123R) (“FASB ASC 718”). See note 6 to our consolidated financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K filed with the SEC on

February 25, 2011 for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards. Each of the 2010 directors received an award of 4,523 restricted stock units under the Long-Term Incentive Compensation Plan on May 5, 2010 with a grant date fair value of $120,131 (computed using the closing price of $26.56 on the date of grant). Of the restricted stock units granted to each director, 25% vested on August 5, 2010, 25% vested on November 5, 2010, 25% vested on February 5, 2011, and the remaining 25% will vest on May 5, 2011. The fair value of each restricted stock unit grant, modified as appropriate to reflect the potential impact of forfeitures, is amortized over the vesting period. As of December 31, 2010, the aggregate number of stock awards outstanding for each director was as follows: Messrs. Berry, McKenzie, Reid, and Stoffel each held 12,387 restricted stock units, Mr. Echols held 9,453 restricted stock units, and Mr. Valenta held 4,523 restricted stock units. As of December 31, 2010, the aggregate number of Phantom Units outstanding for each director that was party to a Supplemental Agreement was as follows: Messrs. Stoffel, McKenzie and Reid each held 7,760 Phantom Units.

(3)	Includes final payment under the Supplemental Agreements, as applicable. As a result of Messrs. Hickerson’s and Matthews’ cessation of service as members of the Board, each received a final payment of $206,387 in accordance with their respective Supplemental Agreements with respect to the 7,760 outstanding Phantom Units each held.

Guidelines for Stock Ownership for Outside Directors

Under the terms of the restricted stock unit awards, directors are prohibited from selling shares for two years after vesting, absent the occurrence of an accelerated payment event as described above under “Compensation of Directors.” Pursuant to the stock ownership guidelines approved by the Board in 2009, each director is further expected to own at least 3,000 shares of our Common Stock. To the extent a director does not meet these guidelines he will be expected to retain 25% of the shares of Common Stock received upon settlement of his restricted stock unit award, until such time as the stock ownership requirement is met. Currently all of our directors are in compliance with the stock ownership guidelines.

MEETINGS AND COMMITTEES OF DIRECTORS

The Board is comprised of a majority of independent directors as defined in Section 303A.02 of the New York Stock Exchange (“NYSE”) listing standards. The directors determined by the Board to be independent under this standard are Buford P. Berry, Leldon E. Echols, Robert G. McKenzie, Jack P. Reid, Paul T. Stoffel and Tommy A. Valenta. Marcus R. Hickerson and Thomas K. Matthews were also determined by the Board to be independent under this standard during their service on the Board in 2010 prior to their retirement from the Board on May 5, 2010. The Board has also determined that R. Kevin Hardage, who is a Nominee for election as a director of the Company, is independent under this standard.

Marcus R. Hickerson served as a director from January 1, 2010 until May 5, 2010 (the date of the 2010 Annual Stockholders Meeting at which he did not stand for reelection) when he retired from the Board. In determining that Mr. Hickerson was an independent director during his service to the Board in 2010, the Board considered the fact that Mr. Hickerson’s 58-year-old son, M. Neale Hickerson, is employed as a Vice President of the Company and certain subsidiaries, including Holly Logistic Services, L.L.C. From January 2004 to February 2005, M. Neale Hickerson’s title as an officer of the Company was Vice President, Investor Relations, and his current title is Vice President, Investor Relations. The Board’s determination that the employment of M. Neale Hickerson would not interfere with Marcus R. Hickerson’s ability to act independently from the management of the Company was based particularly on the fact that Marcus R. Hickerson satisfies all of the independence requirements of Section 303A.02(b) of the NYSE’s listing standards. Additionally, the Board based its determination on the role played in the Company by M. Neale Hickerson and the fact that he is not an executive officer of the Company.

In determining that Mr. Reid is an independent director, the Board considered the fact that Mr. Reid’s 50-year-old son, Willie D. Reid, is employed as a Manager of Applications Infrastructure Support of the Company. From May 1986 to present, Willie D. Reid has maintained various IT positions, and his current title is Manager, Applications Infrastructure Support of the Company. The Board’s determination that the employment of Willie D. Reid would not interfere with Jack P. Reid’s ability to act independently from the management of the Company was based particularly on the fact that Jack P. Reid satisfies all of the independence requirements of Section 303A.02(b)

of the NYSE’s listing standards. Additionally, the Board based its determination on the role played in the Company by Willie D. Reid and the fact that he is not an executive officer of the Company.

In determining that Mr. Hardage is independent, the Board considered the fact that Mr. Hardage’s father-in-law, Gerard Regard, is employed as Assistant to the Chairman of the Company. Over the last 35 years, Gerard Regard has held various positions with the Company, and since 1979, he has been the Assistant to the Chairman of the Board. The Board’s determination that the employment of Gerard Regard would not interfere with Mr. Hardage’s ability to act independently from the management of the Company was based particularly on the fact that Mr. Hardage satisfies all of the independence requirements of Section 303A.02(b) of the NYSE’s listing standards. Additionally, the Board based its determination on the role played in the Company by Gerard Regard and the fact that he is not an executive officer of the Company. In determining that Mr. Hardage is independent, the Board also considered the fact that Mr. Hardage is a non-controlling manager and member of TCTC Holdings, LLC (which may be deemed to beneficially own 14.62% of the Company’s Common Stock) and holds various positions with its subsidiaries.

The Board held eleven meetings during 2010. The Board has four principal standing committees: (a) the Executive Committee, (b) the Audit Committee, (c) the Compensation Committee, and (d) the Corporate Governance and Public Policy Committee. Each of the committees is appointed by the Board. During 2010, each director attended at least 75% of the total number of meetings of the Board. During 2010, each director attended at least 75% of the meetings of each of the committees of the Board on which that director served. The Company does not have a policy requiring the Chairman of the Board or other directors to attend the Company’s Annual Meeting. All of the Company’s directors who were elected at the 2010 Annual Meeting of Stockholders attended that meeting.

Committee memberships as of the date of this Proxy Statement are set forth below:

Corporate
Governance
and
Name	Executive	Audit	Compensation	Public Policy
Buford P. Berry		X	C	X
Matthew P. Clifton	C
Leldon E. Echols		C	X
Robert G. McKenzie	X	X	X	C
Jack P. Reid	X			X
Paul T. Stoffel*		X		X
Tommy A. Valenta		X		X

* Not standing for reelection at the 2011 Annual Stockholders Meeting.

A “C” indicates that the director serves as the chair of the committee.
An “X” indicates membership on the committee.

The Executive Committee of the Board has the authority of the Board, to the extent permitted by law and subject to any limitations that may be specified from time to time by the Board, for the management of the business and affairs of the Company between meetings of the Board. The Executive committee held no meetings during 2010.

The Audit Committee of the Board is responsible for monitoring the Company’s internal accounting controls, selecting and engaging independent auditors, subject to ratification by the stockholders, reviewing quarterly and annual reports filed with the SEC, and reviewing certain activities of the independent auditors and their reports and conclusions. In addition, the committee selects persons to conduct internal audits of certain Company transactions and related financial controls and reviews the reports developed from such internal audits. During 2010, the committee met in person or by telephone six times and also took action by unanimous written consent one time. The Board has adopted a written charter for the Audit Committee, which is available on the Company’s website at

www.hollycorp.com and is available in print to any stockholder without charge upon written request to the Vice President, Investor Relations at: Holly Corporation, 100 Crescent Court, Suite 1600, Dallas, TX, 75201-6915. All members of the Audit Committee have been determined to be independent as independence is defined in Section 303A.02 of the NYSE’s listing standards and of Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). In accordance with Section 303A.07 of the NYSE’s listing standards, the Board has determined that Mr. Echols’ simultaneous service as a member of the audit committees of Trinity Industries, Inc., Crosstex Energy, L.P. and Crosstex Energy, Inc. will not impair Mr. Echols’ ability to efficiently serve on the Company’s Audit Committee because of the amount of time he has to devote to this responsibility and the expertise that he has in this area. The Board has also determined that Mr. Echols satisfies the requirements of the SEC regulations for an “audit committee financial expert” and has designated Mr. Echols as the Company’s audit committee financial expert.

The Compensation Committee of the Board is responsible for the oversight of compensation programs and plans for the executive officers of the Company. The Committee determines the level of compensation paid to the Company’s Chief Executive Officer and all other executive officers. The Committee is also responsible for establishing and overseeing the compensation program for non-employee directors who serve on the Board. The Committee may delegate to its chairperson, any one of its members or any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. However, subcommittees do not have the authority to engage independent legal counsel and other experts and advisors unless expressly granted such authority by the Committee. Each subcommittee is required to keep minutes and report them to the Committee. As described above, all members of the Committee have been determined to be independent as independence is defined in Section 303A.02 of the NYSE’s listing standards. During 2010, the Committee met nine times. The Board has adopted a written charter for the Committee, which is available on the Company’s website at www.hollycorp.com and is available in print to any stockholder without charge upon written request to the Vice President, Investor Relations at: Holly Corporation, 100 Crescent Court, Suite 1600, Dallas, TX, 75201-6915.

On May 5, 2010, the Nominating/Corporate Governance Committee of the Board and the Public Policy Committee of the Board combined to create the Corporate Governance and Public Policy Committee of the Board. The Corporate Governance and Public Policy Committee is responsible for advising the Board concerning the appropriate composition of the Board and its committees (including identifying individuals qualified to serve on the Board and its committees), the selection of director nominees for each annual meeting of the Company’s stockholders, the selection of executive officers and officers of the Company, and appropriate corporate governance practices. The Corporate Governance and Public Policy Committee is also responsible for reviewing the Company’s policies and procedures on matters of public and governmental concern that significantly affect the Company, including but not limited to environmental, occupational health and safety, and equal employment opportunity matters, and for recommending to management and the Board the formulation or modification of policies and procedures concerning such matters. As described above, all members of the Corporate Governance and Public Policy Committee have been determined to be independent as independence is defined in Section 303A.02 of the NYSE’s listing standards. During 2010, the Corporate Governance and Public Policy Committee met two times and, prior to the combination of the Nominating/Corporate Governance Committee and the Public Policy Committee, the Nominating/Corporate Governance Committee and the Public Policy Committee each met two times. The Corporate Governance and Public Policy Committee continues to be governed by the charter for the Nominating/Corporate Governance Committee, which is available on the Company’s website at www.hollycorp.com and is available in print to any stockholder without charge upon written request to the Vice President, Investor Relations at: Holly Corporation, 100 Crescent Court, Suite 1600, Dallas, TX, 75201-6915.

DIRECTOR NOMINATION PROCEDURES

All of the Company’s directors are elected each year by its stockholders at the annual meeting of stockholders. The Board has specified the number of directors to be seven (7) as of May 12, 2011. The Board is responsible for filling vacancies on the Board at any time during the year, and for nominating director nominees to stand for election at the annual meeting of stockholders. The Corporate Governance and Public Policy Committee reviews all potential director candidates, and recommends potential director candidates to the full Board. Director candidates may be identified by current directors of the Company, employees of the Company or through other sources, including stockholders as described below under “Nomination of Directors by Stockholders.” The Corporate

Governance and Public Policy Committee occasionally utilizes the services of search firms or consultants to assist in identifying and screening potential candidates. The Corporate Governance and Public Policy Committee has an extensive diligence process for reviewing potential candidates, including an assessment of each candidate’s independence under Section 303A.02 of the NYSE’s listing standards and Rule 10A-3 under the Exchange Act, a candidate’s relevant educational, business and financial experience, ability to read and understand financial statements, and other relevant factors, as described under “Selection of Directors — Criteria” in the Company’s Corporate Governance Guidelines, which can be found on the Company’s website at www.hollycorp.com. A copy of the Corporate Governance Guidelines is available in print to any stockholder without charge upon written request to the Vice President, Investor Relations at: Holly Corporation, 100 Crescent Court, Suite 1600, Dallas, TX, 75201-6915. The full Board reviews and has final approval authority on all potential director candidates being recommended to the stockholders for election.

RECOMMENDATION OF DIRECTOR CANDIDATES BY STOCKHOLDERS

The Company does not have a formal policy by which its stockholders may recommend director candidates, but the Corporate Governance and Public Policy Committee will consider candidates recommended by stockholders. A stockholder wishing to submit such a recommendation should send a letter to the Secretary of the Company at 100 Crescent Court, Suite 1600, Dallas, Texas 75201-6915. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder and provide a brief summary of the candidate’s qualifications based on the criteria described above under “Director Nomination Procedures” and in the Company’s Corporate Governance Guidelines, as well as contact information for both the candidate and the stockholder. Candidates recommended by stockholders will be evaluated by the Corporate Governance and Public Policy Committee in the same manner as other candidates submitted by directors, employees or obtained through other sources, although the members of the Corporate Governance and Public Policy Committee may prefer candidates who are personally known to the existing directors and whose reputations are highly regarded. In evaluating proposed candidates, the Corporate Governance and Public Policy Committee will consider all relevant qualifications as well as the needs of the Company in terms of compliance with the NYSE’s listing standards and SEC rules. The Company’s Bylaws provide additional procedures and requirements for stockholders wishing to nominate a director for election as part of the official business to be conducted at an annual meeting of stockholders, as described further under “Stockholder Proposals.”

BOARD LEADERSHIP STRUCTURE

The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman of the Board because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings Company-specific experience and expertise. The Board believes that the combined role of Chairman of the Board and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance of the Company.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman of the Board and Chief Executive Officer, together with a lead independent director (the “Presiding Director”) having the duties described below, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

PRESIDING DIRECTOR AND COMMUNICATIONS WITH THE BOARD

Robert G. McKenzie, an independent director who serves as Chairman of the Corporate Governance and Public Policy Committee, was selected by the Board to serve as the Presiding Director for all meetings of the non-management directors held in executive session. The Presiding Director has the responsibility of presiding at all executive sessions of the Board, consulting with the Chairman of the Board and Chief Executive Officer on Board and committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman of the Board and Chief Executive and advising him on the efficiency of the board meetings, and facilitating teamwork and communication between the non-management directors and management.

Persons wishing to communicate with the non-management directors are invited to email the Presiding Director at presiding.director@hollycorp.com or write to: Robert G. McKenzie, Presiding Director, c/o Secretary, Holly Corporation, 100 Crescent Court, Suite 1600, Dallas, Texas 75201-6915. Although the Company has not to date developed formal processes by which stockholders may otherwise communicate directly with directors, the Company believes that its process with regard to communicating with non-management directors, and its informal process under which any communication sent to the Board in care of the Chief Executive Officer or Secretary of the Company is forwarded to the Board for consideration, serves the Board’s and the stockholders’ needs. There is no screening process, and all stockholder communications that are received by officers for the Board’s attention are forwarded to the Board.

RISK MANAGEMENT

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Corporate Governance and Public Policy Committee manages risks associated with the independence of the Board and potential conflicts of interest and also oversees management of risks associated with environmental, health and safety. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

The Audit Committee and the Board also receive input from the Company’s Risk Management Oversight Committee (the “Risk Committee”), made up of management personnel with a range of different backgrounds, skills and experiences with regard to the operational, financial and strategic risk profile of the Company. The Risk Committee monitors the risk environment for the Company as a whole, and reviews the activities that mitigate to an achievable and acceptable level the risks that may adversely affect the Company’s ability to achieve its goals. The Risk Committee also supports the Audit Committee’s efforts to monitor and evaluate guidelines and policies to govern the process by which risk assessment and management is undertaken.

EXECUTIVE OFFICERS

The following table sets forth information regarding the Executive Officers of the Company and certain of its subsidiaries for 2010:

Name	Age	Title as of December 31, 2010

Matthew P. Clifton	59	Chief Executive Officer
David L. Lamp	53	President
Bruce R. Shaw	43	Senior Vice President and Chief Financial Officer
George J. Damiris	51	Senior Vice President, Supply and Marketing
Denise C. McWatters	51	Vice President, General Counsel and Secretary

David L. Lamp, was appointed President of the Company in November, 2007. Mr. Lamp joined the Company in January 2004 as Vice President, Refining Operations and was elected Executive Vice President, Refining and Marketing in November 2005. From 2002 to 2004, Mr. Lamp was Vice President of El Paso Energy Corporation (“El Paso”) and General Manager of El Paso’s 250,000 barrels per day Aruba refinery. Prior to his position with El Paso, Mr. Lamp was employed by Koch Industries, where he served as in various positions from 1980 to 2001. In 1998, Mr. Lamp served as Director of Operations for a large international chemical and fiber joint venture owned partially by Koch (KOSA). Mr. Lamp received a Bachelor of Science degree in Chemical Engineering from Michigan State University.

Bruce R. Shaw, was appointed Senior Vice President and Chief Financial Officer of the Company on January 7, 2008. Between January 2007 and June 2007, Mr. Shaw was Vice President, Corporate Development for the Company. Mr. Shaw briefly left the Company in June 2007 and served as President of Standard Supply and Distributing Company, Inc. and Bartos Industries, Ltd., two companies that are affiliated with each other in the heating, ventilation and air conditioning industry. Mr. Shaw also served as Vice President, Special Projects for the Company from September 2007 through December 2007. Prior to that, Mr. Shaw served the Company in various positions including Vice President of Crude Purchasing and Corporate Development from February 2005 to February 2006, Vice President of Corporate Development from March 2004 to February 2005, Vice President of Marketing and Corporate Development from November 2003 to March 2004, Vice President of Corporate Development from October 2001 to November 2003 and Director of Corporate Development from June 1997 to January 2000. Mr. Shaw also served as Vice President, Corporate Development for HLS from August 2004 to January 2007 and as a director from April 2007 through April 2008. Mr. Shaw received his undergraduate degree in Mechanical Engineering from Texas A&M University and his MBA from Dartmouth College.

George J. Damiris, was appointed Senior Vice President, Supply and Marketing of the Company in January 2008. Mr. Damiris joined the Company in June 2007 as Vice President, Corporate Development after an 18-year career with Koch Industries, where he was responsible for managing various refining, chemical, trading, and financial businesses most recently with its INVISTA subsidiary as President of its Intermediates business from January 2006 to May 2007 and Vice President of Corporate Development from January 2004 to December 2005. Prior to INVISTA, he served as Managing Director — Capital Markets responsible for capital market transactions, Managing Director — Ventures responsible for venture capital investments, Vice President — Refining responsible for the Corpus Christi refining business, Vice President — Chemicals responsible for the commodity chemical business, Vice President — Supply & Trading responsible for natural gas, chemicals, and gasoline components, and Vice President — Business Development for Refining. Prior to Koch, Mr. Damiris was employed by British Petroleum for 8 years in various engineering, operations, and business development positions. Mr. Damiris received his B.S. in Chemical Engineering from Case Western Reserve University, and his MBA from the Weatherhead School of Management at Case Western Reserve University.

Denise C. McWatters, was appointed Vice President, General Counsel and Secretary of the Company effective May 8, 2008. She joined the Company in October 2007 as Deputy General Counsel with more than 20 years of legal experience. Ms. McWatters served as the General Counsel of The Beck Group from 2005 through 2007. From 2002 through 2005, Ms. McWatters practiced law in the Law Offices of Denise McWatters. Prior to such practice, Ms. McWatters was a shareholder in the predecessor firm to Locke Lord Bissell & Liddell LLP, served as Counsel in the legal department at Citigroup, N.A. and was a shareholder in the law firm of Cox Smith Matthews Incorporated. Ms. McWatters received her B.S. and M.A. in Psychology from Southern Methodist University, and her J.D. from The University of Texas School of Law.

The Executive Officers named above were elected by the Board to serve in such capacities until their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal from office. Biographical information on Mr. Clifton is set forth previously in this Proxy Statement under “Directors.”

None of our executive officers reported any litigation for the period from 2001 to 2011 that is required to be reported in this Proxy Statement.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all officers, directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. A copy of the Code of Ethics and a description of all amendments adopted thereto in the last twelve months are posted on the Company’s website at www.hollycorp.com and a copy of the Code of Ethics is available in print to any stockholder without charge upon written request to the Vice President, Investor Relations at: Holly Corporation, 100 Crescent Court, Suite 1600,

Dallas, TX, 75201-6915. If ever applicable, the Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of its Code of Ethics with respect to such officers, directors and employees by posting such information on the Company’s website.

CORPORATE GOVERNANCE GUIDELINES

The Company has adopted Corporate Governance Guidelines (the “Governance Guidelines”) to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions. A copy of the Governance Guidelines is posted on the Company’s website at www.hollycorp.com and is available in print to any stockholder without charge upon written request to the Vice President, Investor Relations at: Holly Corporation, 100 Crescent Court, Suite 1600, Dallas, TX, 75201-6915.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis (“CD&A”) provides information about our compensation objectives and policies for our principal executive officer, our principal financial officer and our other three most highly compensated executive officers, and is intended to place in perspective the information contained in the executive compensation tables that follow this discussion. In this CD&A, we provide a general description of our compensation program and specific information about its various components. Immediately following the CD&A is the Committee Report (the “Committee Report”).

Our wholly-owned indirect subsidiary, HLS, is the general partner of HEP Logistics Holdings, L.P., which is the general partner of HEP, one of our consolidated subsidiaries in which we indirectly own a 34% interest, including the 2% general partner interest. HLS employs its own executive officers, some of whom are also our officers. The board of directors of HLS, through its compensation committee, makes compensation decisions with respect to the executive officers of HLS for the services they provide as executive officers of HLS. The compensation of the executive officers of HLS is discussed in the Compensation Discussion and Analysis contained in HEP’s Annual Report on Form 10-K for the year ended December 31, 2010. Messrs. Clifton and Shaw and Ms. McWatters also receive compensation from HLS in the form of equity incentive plan compensation for the services these executives perform for HLS; however, the compensation information regarding these executives included within this CD&A relates solely to the services these individuals provide directly to us. The HEP equity awards made to Messrs. Clifton and Shaw and Ms. McWatters are described in HEP’s Annual Report on Form 10-K for the year ended December 31, 2010.

Throughout this discussion, the following individuals are referred to as the “Named Executive Officers” and are included in the Summary Compensation Table:

•	Matthew P. Clifton, Chief Executive Officer and Chairman of the Board

•	David L. Lamp, President

•	Bruce R. Shaw, Senior Vice President and Chief Financial Officer

•	George J. Damiris, Senior Vice President, Supply and Marketing

•	Denise C. McWatters, Vice President, General Counsel and Secretary

Objectives and Summary of Compensation Program

Our compensation program is designed to attract and retain talented and productive executives who are motivated to protect and enhance our long-term value for the benefit of our stockholders. Our objective is to be competitive with our industry and encourage high levels of performance from our executives.

The Committee, comprised entirely of independent directors, administers the compensation program. The Committee reviews and approves the compensation to be paid to the Named Executive Officers and reviews the compensation policies and practices for all of our employees to verify that such policies and practices do not create unreasonable risks for us.

The Committee has not adopted any formal policies for allocating compensation among salaries, bonuses and equity compensation. The Committee, with the assistance of management, has sought to designate an appropriate mix of cash and long-term equity incentive compensation with the goal of providing sufficient current compensation to retain the Named Executive Officers, while at the same time providing incentives to the Named Executive Officers to exert their best efforts to maximize long-term value for both us and our stockholders. The Committee considers recommendations by management, its independent compensation consultant and many other factors in deciding on the final compensation factors that are appropriate for both us and for each Named Executive Officer. The Committee generally solicits the recommendations of our Chairman of the Board and Chief Executive Officer (except with respect to his own compensation) and of other members of management when the Committee considers its compensation determinations. See “Role of Named Executive Officers in Determining Compensation” below.

In addition to reviewing the recommendations of management and our Chief Executive Officer, prior to making compensation decisions for the 2010 year, the Committee also reviewed the total compensation provided to each of the Named Executive Officers during the 2009 year. The Committee, with the assistance of management, annually reviews each of the Named Executive Officers’ proposed long-term incentive compensation to determine whether the executives are being provided with equity awards that are effective in motivating the Named Executive Officers to create long-term value for us. The Committee’s annual compensation review also includes an analysis of the Named Executive Officers’ non-equity compensation elements to determine if current levels are adequately aligned with our pay philosophy and business strategies. The Committee also takes into consideration the compensation of similarly situated executives in comparable businesses. These equity incentives are designed to retain the executives and align their interests with our stockholders over a longer-term period of time.

Compensation Committee Consultant

The Committee has engaged Frederic W. Cook & Co. (the “Compensation Consultant”), an outside consulting firm specializing in executive compensation, to advise the Committee on matters related to executive and non-employee director compensation. The Compensation Consultant provides the Committee with relevant market data, updates on related trends and developments, advice on program design, and input on compensation decisions for executive officers and non-employee directors. The Compensation Consultant is independent, retained directly by the Committee, and provides no other services directly to us (but did provide executive and director compensation consulting services directly to the HEP Compensation Committee which are further described in HEP’s Annual Report on Form 10-K for the year ending December 31, 2010), and there are no conflicts of interest that exist between us or the Committee and the Compensation Consultant. While the Committee recognizes the value of being properly informed of market trends and peer company compensation levels when evaluating our own program, the Committee is under no obligation to utilize the Compensation Consultant’s advice or recommendations, and retains the sole discretion to structure our program as the Committee believes to be appropriate for us and our stockholders.

Overview of 2010 Executive Compensation Components

After reviewing both the internal evaluations of the Named Executive Officers and the market data provided by the Compensation Consultant, the Committee believes that the 2010 compensation for the Named Executive Officers reflects an appropriate allocation of compensation between salary, bonuses and equity compensation.

The components of compensation for the Named Executive Officers in 2010 were:

•	base salary

•	annual incentive cash bonus compensation

•	long-term equity incentive compensation

•	retirement and benefit plans

•	Change in Control Agreements

Base Salary

Base salaries for the Named Executive Officers are reviewed annually by the Committee based on each executive’s position, level of responsibility, individual performance, position relative to other executives, market practices and all other elements of the executive’s compensation. The Committee also reviews competitive market data relevant to each position provided by the Compensation Consultant. Following a review of these various factors, the Committee determined that increases in the base salaries for the Named Executive Officers were warranted, as shown in the table below.

	Base Salary as of	Base Salary as of	Approximate
Named Executive Officer	December 31, 2009	December 31, 2010	Percentage of Increase
Bruce R. Shaw	$325,000	$386,895	19%

George J. Damiris	$300,000	$310,980	4%

Denise C. McWatters	$250,000	$292,000	16%

Due to a decline in the economy and its resulting effect on our industry and our company, at the request and recommendation of Mr. Clifton a salary increase for Messrs. Clifton and Lamp for 2010 was not considered, despite the Committee’s and the Board’s positive view of their performance.

At its February 22, 2011 meeting, the Committee again reviewed the various considerations explained above and approved the following base salary rates for the Named Executive Officers, to be effective February 21, 2011:

Base Salary as of
Named Executive Officer	February 21, 2011
Matthew P. Clifton	$956,300

David L. Lamp	$573,800

Bruce R. Shaw	$401,100

George J. Damiris	$342,400

Denise C. McWatters	$299,300

Annual Incentive Cash Bonus Compensation

Under our annual incentive program, Named Executive Officers are eligible for cash bonuses that are intended to attract and retain senior leadership, link bonuses to our performance versus the industry as well as our own absolute results, align executives’ interests with stockholders, and recognize the volatility and unpredictability of the refining industry.

Annual cash incentive opportunities for our Named Executive Officers are reviewed annually, increase with level of responsibility, and are split between three performance elements: net income, peer results, and individual performance. More weight is placed on individual performance at lower levels of responsibility, and peer results are weighted more heavily than absolute results due to the economics of the refining industry and inability to forecast results. Bonus opportunities for 2010 of our Named Executive Officers are shown below as a percentage of salary by performance element. Bonuses are capped to avoid encouraging an excessive short-term focus at the expense of long-term soundness.

	Target Non-Equity Incentive Compensation % Salary
					Maximum Bonus
Name	Net Income	Peer Results	Individual	Total	% Salary
Matthew P. Clifton	25%	75%	0%	100%	270%

David L. Lamp	17.5%	52.5%	10%	80%	176%

Bruce R. Shaw	7.5%	22.5%	20%	50%	100%

George J. Damiris	7.5%	22.5%	20%	50%	100%

Denise C. McWatters	5%	15%	20%	40%	80%

Four performance criteria are used in determining the peer results portion of the annual bonus: earnings per share (“EPS”) growth, net profit margin, return on assets, and return on investment. “EPS growth” means the compound annual growth rate in earnings per share before extraordinary items and discontinued operations, and after the effect of conversion of convertible preferred stock, convertible debentures, and options and warrants that have been identified as Common Stock equivalents. “Net profit margin” means net income before extraordinary items and dividends on common and preferred stock, divided by net sales. “Return on assets” means the net income before extraordinary items, divided by total assets (i.e., the sum of current assets, net plant, and other non-current assets). “Return on investment” means the net income before extraordinary items, divided by the sum of long-term debt, preferred stock and total common equity. Each of these performance measures shall exclude unusual or non-recurring items and the cumulative effect of tax and accounting changes.

The measures are equally weighted. To facilitate the timely determination of bonuses, the measurement period covers four consecutive quarters starting the last quarter of the preceding year (2009) and ending the third quarter of the current year (2010). Our performance is compared to that of eight publicly traded refiners: Alon USA Energy, Inc., CVR Energy, Inc., Delek U.S. Holdings, Inc., Frontier Oil Corporation, Sunoco, Inc., Tesoro Corporation, Valero Energy Corp. and Western Refining Company (the “2010 Incentive Award Peer Group”, which was the same for 2010 as 2009). These companies are used in evaluating our financial results as their collective performance reflects external economic conditions we are facing as a company and as an industry as a whole, and they are also companies with which both management and investment analysts compare our financial results.

Bonus payouts to our Named Executive Officers vary based on our net income and peer results against established standards which were the same in 2010 as 2009, as summarized below along with actual results for 2010. The use of this consistent and objective approach to bonus determinations is intended to simplify the administration of the program, facilitate transparency and communication, and avoid the need to set performance goals in an uncertain economic environment. The broad range of performance over which bonuses may be paid, coupled with the multiple performance criteria, is intended to avoid excess or unnecessary risk-taking to achieve a specific target with respect to a discrete financial metric.

	Non-Equity Incentive Compensation Target
Measure	Threshold		Target		Maximum		Actual for 2010
Net Income (% prior year)(4)	0%		100%		200%-270	%(1)	532	%(2)

Peer Results(5)	0	th	50	th	100	th	90.6	th(3)

(1)	270% for Clifton, 220% for Lamp, 200% for other Named Executive Officers.

(2)	$104.0 million for 2010 divided by $19.5 million for 2009.

(3)	Average of return on assets 100th, return on investment 100th, earnings per share growth 62.5th, net profit margin 100th.

(4)	For net income, target bonuses will be paid for achievement of the same level as the prior year, in accordance with the following table (interpolated between points):

	% Target Earned
% Change in Net Income From
2009					Other Named Executive
	Mr. Clifton		Mr. Lamp		Officers
−100%	0%		0%		0%

−50%	50%		50%		50%

0%	100%		100%		100%

+50%	150%		150%		150%

+100%	200%		200%		200	% (max)

+120%	220%		220	% (max)	200	% (max)

+170%	270	% (max)	220	% (max)	200	% (max)

(5)	For the peer results component, target bonuses are paid at 50th percentile results, in accordance with the following table (interpolated between points):

	% Target Earned
Percentile Ranking
			Other Named Executive
	Mr. Clifton	Mr. Lamp	Officers
0th	0%	0%	0%

25th	25%	37.5%	50%

50th	100%	100%	100%

75th	185%	160%	150%

100th	270%	220%	200%

Individual performance is also evaluated in determining annual bonuses for the Named Executive Officers other than the Chief Executive Officer, considering various competencies such as interpersonal effectiveness, business conduct, professional and technical, leadership, and results orientation. The evaluation is completely discretionary and based on a wide range of considerations which often change over the course of the year. Further, the Committee may increase, decrease, or eliminate awards for any Named Executive Officer as it deems appropriate in its discretion.

The 2010 bonus attributable to objective performance standards and actually paid to each Named Executive Officer is shown in the table below as a percentage of salary by performance element based on the actual financial results shown above. The actual dollar amount of the portion tied to financial results is shown in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column, and the individual discretionary portion is shown in the Bonus column (and not in the “Individual” portion of the Actual Non-Equity Compensation % Salary table below).

	Actual Non-Equity Compensation % Salary
Name	Net Income	Peer Results	Individual(1)	Total
Matthew P. Clifton	67.5%	178.5%	—	246%

David L. Lamp	38.5%	103.64%	—	142.14%

Bruce R. Shaw	15%	40.72%	—	55.72%

George J. Damiris	15%	40.72%	—	55.72%

Denise C. McWatters	10%	27.15%	—	37.15%

(1)	Discretionary individual cash bonus amounts are included in the “Bonus” column of the Summary Compensation Table.

For 2011, we have not made any substantive changes to the annual incentive cash bonus program.

Long-Term Equity Incentive Compensation

Long-term equity compensation is the cornerstone of the total compensation program for our Named Executive Officers, and generally receives the heaviest weighting of all compensation elements, which is in line with our philosophy that an executive’s compensation should create long-term incentives and generate value for our stockholders. The long-term equity incentive compensation we provide is intended to be a key element in driving the creation of value for investors and in attracting and retaining executives capable of effectively executing our business strategies. Equity awards are provided under the Long-Term Incentive Compensation Plan that was adopted by the Board in October 2002 and approved by our stockholders at the December 2002 Annual Meeting and as amended and restated and approved by our stockholders at the May 2007 Annual Meeting. The LTIP was also amended in 2008, retroactively effective to January 1, 2005, to reflect that the operation of the LTIP was in compliance with Section 409A of the Tax Code.

Our long-term equity incentive program currently consists of granting primarily restricted stock and performance share unit awards to our Named Executive Officers as described in more detail below. In 2010, the value of the total long-term incentive award made to each of our Named Executive Officers was equally split 50% in restricted stock and 50% in performance share units.

In determining the appropriate amount and type of long-term equity incentive awards to be made, the Committee considers the Named Executive Officer’s position, scope of responsibility, base salary, performance and market compensation information for executives in similar positions in similar companies, prior year awards, and recommendations of the Chief Executive Officer (except in regard to his own award). The awards are granted annually during the first quarter of each year.

A portion of the compensation for Messrs. Clifton and Shaw and Ms. McWatters consists of long-term equity incentive compensation from HEP, in which we own a 34% interest (including the general partner interest). Please refer to Item 11 of HEP’s Form 10-K for the fiscal year ended December 31, 2010 for further information concerning the compensation provided by HEP to Messrs. Clifton and Shaw and Ms. McWatters.

Restricted Stock Awards

A restricted stock award is an award of shares of Common Stock which is subject to forfeiture upon termination of employment prior to the vesting of the award. The Committee may approve grants on the terms that it determines, including the period during which the award will vest. Under the LTIP, the Committee may condition vesting upon the achievement of specified financial objectives and/or upon the satisfaction of a specified service period. The Committee has determined to grant our Named Executive Officers restricted stock subject to performance conditions and restricted stock subject only to time-based vesting conditions (other than Messrs. Clifton and Lamp, who have additional performance standards for their restricted stock), as described in greater detail below.

Restricted Stock Subject to Performance Conditions.  In 2010, Messrs. Clifton and Lamp were granted awards of restricted stock that will vest in three equal annual installments, provided certain performance requirements are achieved, one effect of which is to preserve the tax deductibility of the awards, under Section 162(m) of the Tax Code, as described in the “Tax and Accounting Implications” section below.

The 2010 restricted stock agreements with Messrs. Clifton and Lamp contain a Company performance standard that must be satisfied for those awards to vest. The performance standards applicable to the 2010 restricted stock with performance conditions were changed from previous awards to more closely align these awards with our other performance-based arrangements. Under the terms of the 2010 restricted stock awards with performance conditions, except in the case of early termination of employment, one-third of these restricted shares will vest in annual installments beginning January 1, 2011 if the applicable performance standard is satisfied. For purposes of these awards, the applicable performance standard requires, for any four consecutive quarters during the period beginning with the quarter that begins January 1, 2010, and ending with the quarter that ends December 31, 2013, either (A) the sum of our net income per diluted share equals or exceeds $0.30, or (B) we rank at or above the median of the applicable peer group with respect to at least two out of four following performance measures: EPS growth, net profit margin, return on assets, and return on investment (as defined above). Our peer group for these purposes is the 2010 Incentive Award Peer Group. Assuming the applicable performance standard is met, these awards will become vested on the date the Committee certifies that we have met the applicable standards, provided the applicable service requirement has also been met. To date, we have achieved the applicable performance standard, which has resulted in vesting with respect to the one-third restricted shares that could potentially vest after December 31, 2010. The remaining unvested shares will vest upon satisfaction of the applicable service requirements, except as otherwise described below in “Potential Payments Upon Termination or Change in Control.”

Award recipients are stockholders with respect to all of the shares of restricted stock. Recipients of restricted stock subject to performance conditions granted before 2009 are entitled to receive dividends with respect to the underlying shares of Common Stock. For restricted stock awards with performance conditions granted in 2009 and later years, dividends with respect to the underlying shares will be deferred until the applicable awards vest and such distributions will be forfeited if such awards do not vest.

Restricted Stock Subject to Time-Based Vesting Conditions.  Restricted stock awards granted to Messrs. Shaw and Damiris and Ms. McWatters during 2010 are not subject to performance conditions and vest in three substantially equal annual installments. These restricted stock agreements require that the award recipient be continuously employed with us or a subsidiary through the applicable vesting date, except as described below in “Potential Payments Upon Termination or Change in Control.” The first one-third of the restricted stock awards for Messrs. Shaw and Damiris and Ms. McWatters vested in January 2011, and the remaining two-thirds will vest on January 1, 2012 and January 1, 2013, provided he or she continues employment with us.

Award recipients are stockholders with respect to all of the shares of restricted stock. Ms. McWatters and Messrs. Shaw and Damiris have the right to receive all dividends and other distributions paid with respect to such shares of restricted stock.

Performance Share Unit Awards

The performance share units represent an award for a designated performance and related service period. At the end of the required periods, recipients are entitled to a number of shares of Common Stock equal to a percentage of the awarded units as determined by reference to our performance on four performance measures (weighted equally) compared to the performance of the companies included in our performance comparison group on the same four measures. The terms of an award are determined by the Committee at the time of the award, including the number of units in each grant, the performance targets, the method of determining the amounts payable for different levels of performance, and the nature and timing of payment.

In 2010, all of our Named Executive Officers were granted awards of performance share units. The performance period for such awards is from January 1, 2010 through September 30, 2012 and the Named Executive Officer must be employed by us on December 31, 2012 to receive a settlement for the performance share unit awards, except as described below in “Potential Payments Upon Termination or Change in Control.” A performance share unit will be earned depending upon our performance versus that of the 2010 Incentive Award Peer Group rather than the satisfaction of any particular value or level of a performance target. If a member of the 2010 Incentive Award Peer Group ceases to be a public company during the performance period (whether by merger, consolidation, liquidation or otherwise) or it fails to file financial statements with the SEC in a timely manner, it will be treated as if it had not been a peer group member for the entire performance period.

For the 2010 performance share unit awards, performance measures will mirror the performance measures described above for our annual incentive bonuses. The four performance measures applicable to the 2010 awards are EPS growth, net profit margin, return on assets, and return on investment.

The number of shares of Common Stock payable at the end of the applicable performance period is equal to the result of (a) multiplying (i) the number of performance share units granted by (ii) the average percentile ranking, as determined by adding our percentile ranking on each performance measure over the thirty-three month performance period and dividing the sum by four, then (b) multiplying that product by two. The performance share unit awards do not provide for the payment of dividends with respect to outstanding performance share units nor do they provide for the payment of dividends at the end of the performance period that would have been paid during the performance period.

Performance share units are also subject to forfeiture in the event that the executive’s employment or service relationship terminates, unless and to the extent that the Committee provides otherwise. See “Potential Payments Upon Termination or Change in Control” for a discussion of the termination and change in control provisions applicable to the performance share units.

Review of Market Data

Market pay practices are one of many factors considered by the Committee in setting compensation for the Named Executive Officers. We regularly compare our compensation program with market information regarding salary and annual incentive levels, long-term incentive award levels, and short and long term incentive programs. The purpose of this analysis is to provide a frame of reference in evaluating the reasonableness and competitiveness of compensation with the energy industry and to ensure that our compensation is generally comparable to companies of similar size and scope of operations. Market pay levels are obtained from various sources including published compensation surveys and information taken from the SEC filings of a number of similarly situated companies as compiled by our Compensation Consultant. The Committee reviews and discusses market data and recommendations provided by the Compensation Consultant, and the Committee retains the final decision making authority on all compensation decisions. The benchmark group that the Committee reviewed in the fall of 2009 in order to set 2010 compensation was comprised of BJ Services Company, Cameron International Corporation, Crosstex Energy, Inc., CVR Energy, Inc., El Paso Corp., Exterran Energy Corp., FMC Technologies, Inc., Frontier Oil Corporation, Murphy Oil Corporation, Spectra Energy Corp., Tesoro Corporation, Western Refining, Inc. and Williams Companies, Inc. This peer group is different than the 2010 Incentive Award Peer Group management and investment analysts use to compare our financial results, as those companies are often too large in size (as with Valero Energy Corp.) or significantly differ in ownership and management composition from us (as with Alon USA Energy, Inc.) for the Committee to include them as suitable comparisons when considering total compensation packages. For purposes of determining overall compensation for our executives, a central objective is to position pay levels at approximately the middle range of market compensation. As noted, however, market pay levels are only one factor considered, with pay decisions ultimately reflecting an evaluation of individual contribution and value to us.

For purposes of setting 2011 compensation, the Committee made certain changes to the benchmark group described above. Specifically, BJ Services Company was removed from the benchmark group because it was acquired by Baker-Hughes in 2010. Crosstex Energy, Inc. was also removed from the benchmark group since the Committee determined that the nature of the business in which it is engaged did not make it an appropriate comparator company. Sunoco, Inc. was added to the benchmark group to replace these companies. These changes to the benchmark group had no impact on 2010 compensation.

Role of Named Executive Officers in Determining Executive Compensation

In making executive compensation decisions, the Committee solicits the recommendations of our Chief Executive Officer (except with respect to his own compensation) and various other members of management, including the remaining Named Executive Officers. Management facilitates the Committee’s consideration of compensation for the Named Executive Officers by providing data for the Committee’s review. This data includes, but is not limited to, our financial performance for the current year compared to our financial performance for the preceding year, our financial performance versus that of our peers, performance evaluations of the Named Executive Officers (other than for the Chief Executive Officer and Chairman of the Board, who is evaluated by the Committee), compensation provided to the Named Executive Officers in previous years, and tax and accounting related considerations. Management provides the Committee with guidance as to how such data impacts pre-determined performance goals set by the Committee. When management considers a discretionary bonus to be appropriate for a Named Executive Officer (other than for the Chief Executive Officer and Chairman of the Board), it will recommend an amount and provide the Committee with management’s rationale for such bonus. Given the day-to-day familiarity that management has with the work performed by the Named Executive Officers, the Committee values management’s recommendations. However, the Committee makes all final decisions as to the compensation of the Named Executive Officers. For 2010, after consideration of management’s recommendations regarding discretionary increases in the bonuses, and discussion regarding such increases, the Committee approved discretionary increases in some bonuses as shown in the column titled “Bonus” in the Summary Compensation Table.

Guidelines for Stock Ownership for Executives

Under our stock ownership guidelines approved by the Board in 2009, each Named Executive Officer is expected to retain twenty-five percent (25%) of the shares received from the settlement of restricted share and performance share units awards granted under the LTIP until his or her ownership equals the following levels:

Executive	Shares Required

Matthew P. Clifton	120,000 Shares
David L. Lamp	40,000 Shares
Bruce R. Shaw	20,000 Shares
George J. Damiris	20,000 Shares
Denise C. McWatters	10,000 Shares

Shares owned from any source count toward meeting the guidelines, but shares relating to unexercised stock options, if any, and unvested restricted shares and/or performance share units do not count. Currently all of our Named Executive Officers are in compliance with the stock ownership guidelines.

Tax and Accounting Implications

We account for the equity compensation expense for our employees and executive officers, including our Named Executive Officers, under the rules of FASB ASC Topic 718, which requires us to estimate and record an expense for each award of long-term incentive compensation over the vesting period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

With respect to Section 162(m) of the Tax Code and underlying regulations pertaining to the deductibility of compensation to certain Named Executive Officers in excess of $1,000,000, we have adopted a policy to provide “performance-based compensation” under our LTIP that is exempt from such limitations to the extent practicable. The LTIP has been approved by our stockholders. As a result, certain elements of the LTIP are designed to provide performance-based incentive compensation which would be fully deductible under Section 162(m). Performance vesting restricted stock and performance share unit grants made to Named Executive Officers subject to Section 162(m) in 2010 are intended to be fully deductible under Section 162(m); however, some Named Executive Officers received restricted stock awards that do not contain performance-based incentives and may not be deductible under Section 162(m) if their respective compensation increases. In addition, our annual cash incentive awards, granted under our LTIP, are subject to certain performance conditions, and were designed in 2010 to be compliant with Section 162(m) requirements. However, the Committee has determined that some flexibility is required, notwithstanding the statutory and regulatory provisions, in negotiating and implementing our incentive compensation programs. It has, therefore, retained the discretion to award some bonus payments based on non-quantitative performance measurements and other criteria that it may determine, in its discretion, from time to time. We did not pay any compensation in 2010 that was nondeductible under Section 162(m).

In addition, Section 280G of the Tax Code prohibits the deduction of any “excess parachute payment.” Benefits payable under the Change in Control Agreements entered into with certain of our executives as well as accelerated vesting under restricted stock and performance share awards could result in “excess parachute payments” that are not deductible by us. Amounts payable and benefits available upon the occurrence of certain change in control transactions are described below in the section titled “Potential Payments Upon Termination or Change in Control.”

Retirement and Benefit Plans

The Holly Retirement Plan

The Holly Retirement Plan, our tax-qualified defined benefit retirement plan, is described below in the narrative accompanying the Pension Benefits table. As of January 1, 2007, this plan was no longer made available to newly hired employees who were not represented under a collective bargaining agreement. Instead, as of January 1, 2007, new employees who were not represented under a collective bargaining agreement were automatically enrolled in our Thrift Plan to which we make an automatic contribution of 5% of the employee’s eligible compensation on an annual basis, in addition to making matching contributions as described below. Most employees who are not represented by a collective bargaining agreement and were hired prior to January 1, 2007, were provided with a one-time choice to either continue earning benefits in the Holly Retirement Plan or to freeze benefits in the Holly Retirement Plan and begin receiving the 5% automatic Thrift Plan contribution. Regardless of their choice, these employees are eligible for matching contributions under the Thrift Plan, if they participate therein. As of July 1, 2010, the plan was no longer made available to any newly hired employees, including individuals represented under a collective bargaining agreement. Certain participants in the plan as of July 1, 2010 were permitted to choose to either continue accruing benefits under the plan or freeze their benefits effective December 31, 2010, and receive automatic Thrift Plan contributions.

Retirement Restoration Plan

We have an unfunded Retirement Restoration Plan that provides for additional payments from us so that total retirement plan benefits for certain executives are not limited to the maximums set forth in the Tax Code and as allowed under the Holly Retirement Plan. The Retirement Restoration Plan and the applicable Tax Code restrictions are more particularly described below in the section titled “Pension Benefits.”

Thrift Plan for Employees of Holly Corporation, its Affiliates and Subsidiaries

Our Thrift Plan, which is a tax-qualified defined contribution plan, is offered to all our employees. Employees may, at their election, contribute to the Thrift Plan amounts from 0% up to a maximum of 75% of their eligible compensation. In 2010, for employees not covered by a collective bargaining agreement, we provided (a) a 100% match of employee contributions to the Thrift Plan up to 6% of their eligible compensation from January 1, 2010 through May 31, 2010, and (b) a 50% match of employee contributions to the Thrift Plan up to 6% of their eligible compensation from June 1, 2010 through December 31, 2010. Effective January 1, 2011, we reinstated the 100% match of employee contributions to the Thrift Plan up to 6% of their eligible compensation. Eligible employees were also allowed to participate in the automatic Thrift Plan contribution feature, where 5% of eligible compensation, subject to the applicable Tax Code limits, is contributed each year in addition to the employee deferrals and employer matching contributions for that employee. Employee contributions that were made on a tax-deferred basis were generally limited to $16,500 in 2010 (this amount will remain the same for the 2011 year), with employees over 50 years of age able to make additional tax-deferred contributions of $5,500 (this amount will remain the same for the 2011 year). Employees may direct that Company matching contributions be invested in Common Stock. Prior to 2007, our contributions in the Thrift Plan did not vest until the earlier of three years of credited service or termination of employment due to retirement, disability or death. Beginning in 2007, matching contributions to employees not represented by a collective bargaining agreement vest immediately upon contribution to their accounts. The automatic Thrift Plan contribution is subject to a three-year cliff vesting period.

In 2010, each of the Named Executive Officers participated in the Thrift Plan and received matching contributions from us. These amounts are further described in the “Summary Compensation Table.”

Employee Stock Ownership Plan

Many of our employees and eligible affiliates with at least one year of service, other than employees covered by collective bargaining agreements, participated in an Employee Stock Ownership Plan (“ESOP”) established in 1985. For the 1987 through the 1996 fiscal years, shares of Common Stock held by the ESOP were allocated to the accounts of participants for each fiscal year on the basis of payments of principal on the ESOP’s ten-year installment note issued to us in connection with the ESOP’s purchase of Common Stock from us. Shares were allocated to participants based on their eligible compensation. Participants’ shares vested upon the earlier of five years’ credited service or termination of employment due to retirement, disability or death. Effective August 1, 1999, the ESOP was merged into the Thrift Plan and each participant’s ESOP account became a Company Stock ESOP Account in the Thrift Plan. Over the twelve months ending October 2002, shares in our Stock ESOP Account for each participant were gradually shifted to each participant’s regular Thrift Plan account and consequently became subject to the participant’s directions as to holding or selling such shares. Mr. Clifton is the only Named Executive Officer to have had an account under the previous ESOP that is now merged into the Thrift Plan.

Change in Control Agreements

We have entered into Change in Control Agreements with our Named Executive Officers to provide for management continuity in the event of a change in control, and to assist in the recruitment and retention of executives. The Committee has determined that it is in the best interest of the stockholders to maintain these agreements in light of the depth of knowledge and experience of the Named Executive Officers and the need to ensure stable management during any potential change in control. The Change in Control Agreements are designed to provide benefits only in the event of a termination of employment following a change in control transaction, and do not provide any benefits without such a termination. The Committee believes that the agreements will permit our Named Executive Officers to focus their attention and energy on our business without any distractions regarding the effects of a change in control. The benefits contemplated by the agreements maximize stockholder value by allowing our Named Executive Officers to participate in an objective review of any proposed transaction. The material terms and a quantification of the potential amount payable under the Change in Control Agreements with the Named Executive Officers are set forth below in the section titled “Potential Payments Upon Termination or Change in Control.”

We have not entered into any employment or severance agreements with any of the Named Executive Officers other than these Change in Control Agreements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Holly Corporation Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:

Buford P. Berry,
Chairman
Leldon E. Echols
Robert G. McKenzie

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to, awarded to, or earned by each of our Named Executive Officers in 2008, 2009 and 2010.

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
						Incentive Plan	Compensation	All Other
		Salary		Bonus	Stock Awards	Compensation	Earnings	Compensation	Total
Name and 2010 Principal Position	Year	($)		($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Matthew P. Clifton,	2010	$922,500	(6)	$0	$1,805,681	$2,269,000	$810,349	$14,700	$5,822,230
Chairman of the Board and	2009	$919,233		$0	$1,500,107	$1,760,000	$793,035	$14,700	$4,987,075
Chief Executive Officer	2008	$849,782		$203,000	$1,603,181	$405,000	$618,992	$13,800	$3,693,755

David L. Lamp,	2010	$553,500	(7)	$213,255	$1,001,290	$786,745	$148,596	$14,700	$2,718,086
President	2009	$551,540		$0	$800,039	$661,000	$112,511	$14,700	$2,139,790
	2008	$510,649		$108,000	$912,611	$216,000	$74,257	$13,800	$1,835,317

Bruce R. Shaw,	2010	$378,077	(8)	$101,422	$316,415	$215,578	$19,881	$26,907	$1,058,280
Senior Vice President and	2009	$317,740		$0	$232,630	$220,000	$12,792	$26,950	$810,112
Chief Financial Officer	2008	$256,351		$81,500	$660,619	$82,500	$2,751	$25,300	$1,109,021

George J. Damiris,	2010	$309,416	(9)	$181,722	$421,886	$173,278	$0	$25,400	$1,111,702
Senior Vice President,	2009	$297,945		$100,000	$310,127	$203,000	$0	$26,950	$938,022
Supply and Marketing	2008	$252,053		$79,000	$387,593	$81,000	$0	$148,716	$948,362

Denise C. McWatters,	2010	$261,852	(10)	$107,602	$151,940	$108,478	$0	$23,214	$653,086
Vice President, General	2009	$247,945		$100,000	$150,014	$123,000	$0	$26,950	$647,909
Counsel and Secretary	2008	$202,566		$55,000	$175,164	$55,000	$0	$22,282	$510,012

(1)	Annual bonuses for services performed in 2010 were paid in March 2011. Amounts in this column reflect the discretionary bonus payable pursuant to individual performance under our annual incentive bonus arrangement reported in the Non-Equity Incentive Plan Compensation column.

(2)	Amounts reported represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, including the amount recognized with respect to the bonus stock award of 8,200 shares granted to Mr. Shaw in 2008. See note 6 to our consolidated financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2011 for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards. With respect to performance share units awarded in 2010, the amounts in the table above were based on an estimated payment of 125% of the award, as this is the “probable” payout percentage for the performance share units and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures; however, assuming that the performance share units will be paid out at the maximum payout level of 200%, the grant date fair value of the 2010 performance share unit awards made to each of the Named Executive Officers would be as follows: Mr. Clifton, $2,407,575; Mr. Lamp, $1,335,053; Mr. Shaw, $421,886; Mr. Damiris, $562,515; and Ms. McWatters, $202,586. With respect to the performance-based restricted stock awards granted to Messrs. Clifton and Lamp in 2010, the amounts in the table above were based on an estimated payment of 100% of the award, as this is the “probable” payout percentage (and the maximum potential payout level) for those awards and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. The terms of the 2010 performance share unit awards and the 2010 restricted stock awards are provided above in the section titled “Compensation Discussion and Analysis — Overview of 2010 Compensation Components — Long-Term Equity Incentive Compensation”. For additional information on restricted stock and performance share unit awards, see below under “2010 Outstanding Equity Awards at Fiscal Year End.”

(3)	The annual bonus amounts reported in the Non-Equity Incentive Plan Compensation column for services performed in 2010 (paid in March 2011) reflect payments with respect to the pre-defined target percentages that were allocated to the various performance components which are described above in greater detail in the section titled “Compensation Discussion and Analysis — Overview of 2010 Compensation Components — Annual Incentive Cash Bonus Compensation.”

(4)	The amounts shown in this column reflect the aggregate change in the actuarial present value of the Named Executive Officers’ respective accumulated benefits under all defined benefit pension plans in which they participate, based on following assumptions:

December 31, 2010

Discount Rate	5.65%
Mortality Table	RP2000 White Collar Projected to 2020
Reserving Table	50% Male/50% Female
Retirement Age	the later of current age or age 62

(5)	The “All Other Compensation” column for 2010 reflects the following contributions made on behalf of the Named Executive Officers:

Name	Automatic Thrift Plan	Employer Matching

Matthew P. Clifton	n/a	$14,700
David L. Lamp	n/a	$14,700
Bruce R. Shaw	$12,250	$14,657
George J. Damiris	$12,250	$13,150
Denise C. McWatters	$12,250	$10,964

For Messrs. Clifton and Lamp, this reflects the employer matching contribution to the Thrift Plan, which was subject to a Tax Code maximum limit of $14,700. The other Named Executive Officers are not eligible to participate in the Holly Retirement Plan (although Mr. Shaw was previously a participant in the plan and has a Holly Retirement Plan benefit that was frozen as of May 31, 2007), but instead participate in the Automatic Thrift Plan Contribution feature of the Thrift Plan. For Messrs. Shaw and Damiris and Ms. McWatters, this reflects the contribution made in 2010 by us to the Automatic Thrift Plan (subject to the Tax Code maximum limit of $12,250) and includes employer matching contributions (subject to a Tax Code maximum limit of $14,700).

(6)	As of January 1, 2010, Mr. Clifton’s annual salary was $922,500, which is equal to the actual payroll payments he received during 2010. Due to a decline in the economy and its resulting effect on our industry and our company, at Mr. Clifton’s request and recommendation, the Board did not increase his annual salary during 2010, despite the Board’s positive view of Mr. Clifton’s performance.

(7)	As of January 1, 2010, Mr. Lamp’s annual salary was $553,500, which is equal to the actual payroll payments he received during 2010. Due to a decline in the economy and its resulting effect on our industry and our company, at Mr. Clifton’s request and recommendation, the Board did not increase Mr. Lamp’s annual salary during 2010, despite the Board’s positive view of Mr. Lamp’s performance.

(8)	As of January 1, 2010, Mr. Shaw’s annual salary was $325,000. His annual salary was increased to $386,895 effective February 22, 2010. His actual payroll payments in 2010 were $374,992 due to our bi-weekly payroll system (the December 13, 2010 through December 26, 2010 payroll payment was made on January 5, 2011 and the December 27, 2010 through December 31, 2010 payroll payment was made on January 19, 2011). Similar adjustments were made for other mid-period pay adjustments in prior periods.

(9)	As of January 1, 2010, Mr. Damiris’ annual salary was $300,000. His annual salary was increased to $310,980 effective February 22, 2010. His actual payroll payments in 2010 were $308,869 due to our bi-weekly payroll system (the December 13, 2010 through December 26, 2010 payroll payment was made on January 5, 2011 and the December 27, 2010 through December 31, 2010 payroll payment was made on January 19, 2011). Similar adjustments were made for other mid-period pay adjustments in prior periods.

(10)	As of January 1, 2010, Ms. McWatters’ annual salary was $250,000. Her annual salary was increased to $292,000 effective September 20, 2010. Her actual payroll payments in 2010 were $259,692 due to our bi-weekly payroll system (the December 13, 2010 through December 26, 2010 payroll payment was made on January 5, 2011 and the December 27, 2010 through December 31, 2010 payroll payment was made on January 19, 2011). Similar adjustments were made for other mid-period pay adjustments in prior periods.

2010 Grants of Plan-Based Awards

The following table sets forth, for each Named Executive Officer, information about awards under our equity and non-equity incentive plans made during the year ending December 31, 2010.

					Estimated Future Payouts
		Estimated Future Payouts			Under Equity Incentive Plan				(k)
		Under Non-Equity			Awards(2)			(i)	Grant Date
	(b)	Incentive Plan Awards(1)					(h)	All other	Fair Value
(a)	Grant	(c)	(d)	(e)	(f)	(g)	Maximum	Equity	of Stock
Name	Date	Threshold	Target	Maximum	Threshold	Target	(#)	Awards(3)	Awards(4)
Matthew P. Clifton
Performance Units	3/12/10				0	27,512	55,024		$1,003,156
Restricted Shares (Performance Based)	3/12/10					27,512			$802,525
Non-Equity Incentives		$0	$922,500	$2,490,750

David L. Lamp
Performance Units	3/12/10				0	15,256	30,512		$556,272
Restricted Shares (Performance Based)	3/12/10					15,256			$445,018
Non-Equity Incentives		$0	$387,450	$852,390

Bruce R. Shaw
Performance Units	3/12/10				0	4,821	9,642		$175,786
Restricted Shares	3/12/10							4,821	$140,629
Non-Equity Incentives		$0	$116,069	$232,137

George J. Damiris
Performance Units	3/12/10				0	6,428	12,856		$234,381
Restricted Shares	3/12/10							6,428	$187,505
Non-Equity Incentives		$0	$93,294	$186,588

Denise C. McWatters
Performance Units	3/12/10				0	2,315	4,630		$84,411
Restricted Shares	3/12/10							2,315	$67,529
Non-Equity Incentives		$0	$58,400	$116,800

(1)	Amounts shown in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns reflect the threshold, target, and maximum bonus award amount for each Named Executive Officer based on the percentages set forth above in the section titled “Annual Incentive Cash Bonus Compensation.” Amounts reported in the table above do not include amounts potentially payable with respect to the discretionary portion of the bonus attributable to individual performance.

(2)	Amounts shown in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns reflect the Committee’s grant of performance share units, as described below in the section titled “Performance Share Unit Agreement Terms,” and of restricted stock subject to performance conditions granted to Messrs. Clifton and Lamp, as described below in the section titled “Restricted Stock Agreement Terms.” With respect to performance share units, the amount shown in column (f) reflects the minimum payment amount of 0%, the amount shown in column (g) reflects the target amount of 100% and, for disclosure purposes only, the amount shown in column (h) reflects the maximum payment level of 200%. With respect to restricted stock awards subject to performance conditions, the amount reported in column (g) is the only payment amount possible (other than zero).

(3)	Amounts in column (i) are the number of shares of restricted stock subject to time-based vesting conditions granted to each of our Named Executive Officers (other than Messrs. Clifton and Lamp) in 2010. The terms of these grants are described above in the section titled “Compensation Discussion and Analysis — Overview of 2010 Compensation Components — Long-Term Equity Incentive Compensation.”

(4)	Represents the full grant date fair value determined pursuant to FASB ASC Topic 718, and as reflected in our financial statements, based on the closing price of the Common Stock, which was $29.17, on the date prior to the grant for both restricted stock and performance share units. With respect to performance share units, this amount reflects an assumed payment of 125% of the number of shares under the performance share unit award, as this is the “probable” payout percentage for the performance share units and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The “probable” payout percentage for the restricted stock subject to performance conditions granted to Messrs. Clifton and Lamp is 100% of the number of shares subject to the award.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The 2010 awards of performance share units and shares of restricted stock were issued under our LTIP.

Performance Share Unit Agreement Terms

Under the terms of the performance share unit agreements, dated March 12, 2010, that each of our Named Executive Officers executed pursuant to the LTIP, recipients of performance share units may earn from 0% to 200% of the number of units awarded. More detailed information regarding the performance share units can be found above under “Compensation Discussion and Analysis — Overview of 2010 Executive Compensation Components — Long-Term Equity Incentive Compensation.” In addition, the termination and change in control provisions of performance share units are described below under “Potential Payments Upon Termination or Change in Control.”

Restricted Stock Agreement Terms

We awarded Messrs. Clifton and Lamp with restricted stock awards subject to performance conditions for 2010, and awarded Messrs. Shaw and Damiris and Ms. McWatters with restricted stock awards subject to time-based vesting conditions for 2010. More detailed information regarding the restricted stock awards can be found above under “Compensation Discussion and Analysis — Overview of 2010 Executive Compensation Components — Long-Term Equity Incentive Compensation.” In addition, the termination and change in control provisions of restricted stock awards are described below under the section titled “Potential Payments Upon Termination or Change in Control.”

Annual Incentive Cash Bonus Compensation

The awards granted to our Named Executive Officers as annual incentive bonuses for 2010 were based upon pre-set percentages of salary, achieved by reaching certain target performance levels. Additional information regarding cash bonus compensation can be found above under “Compensation Discussion and Analysis — Overview of 2010 Executive Compensation Components — Annual Incentive Cash Bonus Compensation.”

2010 Outstanding Equity Awards at Fiscal Year End

The following table reflects outstanding performance share units and restricted stock held by our Named Executive Officers as of December 31, 2010, including awards that were granted prior to 2010.

	Stock Awards
(a)	(f)	(g)	(h)	(i)
			Equity Incentive	Equity Incentive
			Plan Awards:	Plan Awards:
			Number of	Market or
		Market Value of	Unearned Shares,	Payout Value
	Number of Shares	Shares or Units	Units or Other	of Unearned Shares,
	or Units of Stock	of Stock That	Rights That	Units or Other
	that Have Not	Have Not	Have Not	Rights That Have
Name	Vested (#)(1)	Vested ($)(2)	Vested (#)(3)(4)	Not Vested ($)(5)
Matthew P. Clifton,	n/a	n/a	224,979	$9,172,394
Chief Executive Officer and Chairman of the Board

David L. Lamp,	n/a	n/a	123,239	$5,024,454
President

Bruce R. Shaw,	10,869	$443,129	24,788	$1,010,607
Senior Vice President and Chief Financial Officer

George J. Damiris,	12,070	$492,094	33,050	$1,347,449
Senior Vice President, Supply and Marketing

Denise C. McWatters,	4,459	$181,793	12,538	$511,174
Vice President, General Counsel and Secretary

(1)	The following chart sets forth by grant date the number of unvested restricted stock awards (subject to time-based vesting conditions) awarded to our Named Executive Officers that remained outstanding as of December 31, 2010:

	December 2007	March 2008	February 2009	March 2010
	Restricted	Restricted	Restricted	Restricted
Name	Stock(a)	Stock(b)	Stock(c)	Stock(d)	Total
Matthew P. Clifton	0	0	0	0	0

David L. Lamp	0	0	0	0	0

Bruce R. Shaw	1,815	817	3,416	4,821	10,869

George J. Damiris	0	1,088	4,554	6,428	12,070

Denise C. McWatters	0	492	1,652	2,315	4,459

(a)	An award of restricted stock (subject to time-based vesting conditions) was made to Mr. Shaw in December 2007. One-third of those restricted shares vested on January 1, 2009, and an additional one-third of those restricted shares vested on January 1, 2010. The remaining one-third of the restricted shares (which are reflected in the table) vested on January 1, 2011.

(b)	Restricted stock awards (subject to time-based vesting conditions) were made in March 2008. Pursuant to the terms of the grants, one-third of the restricted shares vested on January 1, 2009, one-third of the restricted shares vested on January 1, 2010, and the remaining one-third of the restricted shares (which are reflected in the table) vested on January 1, 2011.

(c)	Restricted stock awards (subject to time-based vesting conditions) were made in February 2009. Pursuant to the terms of the grants, one-third of the restricted shares vested on January 1, 2010. An additional one-third of the restricted shares (which are reflected in the table) vested on January 1, 2011 and, except in the case of early termination, the remaining one-third of the restricted shares (which are reflected in the table) will vest on January 1, 2012.

(d)	Restricted stock awards (subject to time-based vesting conditions) were made in March 2010. The vesting dates for these awards are described above in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Restricted Stock Agreement Terms.”

(2)	Based upon the closing market price of our Common Stock on December 31, 2010, which was $40.77 per share.

(3)	For purposes of the Outstanding Equity Awards at Fiscal Year End table, all performance share unit awards have been calculated assuming the maximum threshold (200%) is reached. Shares with respect to restricted stock subject to performance conditions have been calculated at 100%.

(4)	The following chart sets forth by grant date the number of equity incentive plan awards awarded to our Named Executive Officers that remained outstanding and unvested as of December 31, 2010:

Restricted Stock and Performance Share Unit Grants

	February 2007	March 2008		February 2009		March 2010
	Restricted	Restricted	Performance	Restricted	Performance	Restricted	Performance
	Stock	Stock	Share Units	Stock	Share Units	Stock	Share Units
Name	(a)	(b)	(c)	(d)	(e)	(f)	(g)
Matthew P. Clifton	7,293	9,006	13,509	33,042	33,042	27,512	27,512

David L. Lamp	4,098	5,127	7,690	17,622	17,622	15,256	15,256

Bruce R. Shaw	0	0	2,449	0	5,124	0	4,821

George J. Damiris	0	0	3,266	0	6,831	0	6,428

Denise C. McWatters	0	0	1,476	0	2,478	0	2,315

(a)	Restricted stock awards with a performance standard were granted in February, 2007. Pursuant to the terms of the grants, one-third of the restricted stock became fully vested and non-forfeitable in February 2008. Except in the case of early termination of employment, (i) after December 31, 2008, another one-third of the restricted stock (the “2009 shares”) will vest if our average quarterly adjusted net income per diluted share is at least $0.68 for the period from October 1, 2007 through the end of period being measured (with the earliest possible ending quarter being the fourth quarter of 2008 and the last possible ending quarter being the fourth quarter of 2010) and (ii) after December 31, 2009, the remaining one-third of the restricted stock (the “2010 shares”) will vest if our average quarterly adjusted net income per diluted share is at least $0.68 for the period from October 1, 2007 through the end of period being measured (with the earliest possible ending quarter being the fourth quarter of 2009 and the last possible ending quarter being the fourth quarter of 2010). The individual will be a stockholder with respect to all of the restricted shares and will have the right to receive all distributions paid with respect to such restricted shares. The termination and change in control provisions of this award are described below in the section titled “Potential Payments upon Termination or Change in Control.” Assuming the quarterly adjusted net income standard is met as set forth in each case above, the 2009 shares and/or the 2010 shares, as the case may be, will become vested on the date that our Committee certifies that we have met the applicable standards. As of December 31, 2010, the quarterly adjusted net income standard had not been met.

(b)	Restricted stock awards with a performance standard were granted in March 2008. Pursuant to the terms of the grants, one-third of the restricted shares became fully vested and non-forfeitable in February 2009. Except in the case of early termination of employment, (i) after December 31, 2009, another one-third of the restricted shares (the “2010 shares”) will vest if our average quarterly adjusted net income per diluted share is at least $1.00 for the period from October 1, 2008 through the end of period being measured (with the earliest possible ending quarter being the fourth quarter of 2009 and the last possible ending quarter being the fourth quarter of 2011) and (ii) after December 31, 2010, the remaining one-third of the restricted shares (the “2011 shares”) will vest if our average quarterly adjusted net income per diluted share is at least $1.00 for the period from October 1, 2008 through the end of period being measured (with the earliest possible ending quarter being the fourth quarter of 2010 and the last possible ending quarter being the fourth quarter of 2011). The individual will be a stockholder with respect to all of the restricted shares and will have the right to receive all dividends paid with respect to such restricted shares. The termination and change in control provisions of this award are described below in the section titled “Potential Payments upon Termination or Change in Control.” Assuming the quarterly adjusted net income standard is met as set forth in each case above, the 2010 shares and/or the 2011 shares, as the case may be, will become vested on the date that our Committee certifies that we have met the applicable standards. To date, neither the 2010 shares nor the 2011 shares have vested.

(c)	Performance share units were awarded in March 2008. Pursuant to the terms of the grants, the individual may earn from 0% to 200% of the performance share units for the designated performance period. The performance period for these awards ends on December 31, 2010. The number of shares disclosed in the above chart in this footnote (4) represents the number of units subject to the award, rather than the number of shares potentially payable in the event the maximum performance threshold is attained as disclosed in the “Outstanding Equity Awards at Fiscal Year End” table. The performance goals associated with these awards are the same as described above with respect to the 2010 performance share unit awards in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Performance Share Unit Agreement Terms.” The impact on these awards of a change in control or the awardee’s termination of employment under various circumstances prior to December 31, 2010 are the same as described for the 2010 performance share unit awards in the previous section of this Proxy Statement titled “Performance Share Unit Agreement Terms.”

(d)	Restricted stock awards with a performance standard were granted in February 2009. Except in the case of early termination of employment, (i) after December 31, 2009, one-third of the restricted shares (the “2010 shares”) will vest if our average quarterly adjusted net income per diluted share is at least $0.25 for the period from October 1, 2009 through the end of the period being measured (with the earliest possible ending quarter being the fourth quarter of 2010 and the last possible ending quarter being the fourth quarter of 2012), (ii) after December 31, 2010, another one-third of the restricted shares (the “2011 shares”) will vest if our average quarterly adjusted net income per diluted share is at least $0.25 for the period from October 1, 2009 through the end of period being measured (with the earliest possible ending quarter being the fourth quarter of 2010 and the last possible ending quarter being the fourth quarter of 2012) and (ii) after December 31, 2011, the remaining one-third of the restricted shares (the “2012 shares”) will vest if our average quarterly adjusted net income per diluted share is at least $0.25 for the period from October 1, 2009 through the end of period being measured (with the earliest possible ending quarter being the fourth quarter of 2010 and the last possible ending quarter being the fourth quarter of 2012). The individual will be a stockholder with respect to all of the restricted shares and will have the right to receive all dividends paid with respect to such restricted shares. The termination and change in control provisions of this award are described below in the section titled “Potential Payments upon Termination or Change in Control.” Assuming the quarterly adjusted net income standard is met as set forth in each case above, the 2010 shares, the 2011 shares and/or the 2012 shares, as the case may be, will become vested on the date that our Committee certifies that we have met the applicable standards. To date, none of the shares subject to this award have vested.

(e)	Performance share units were awarded in February 2009. Pursuant to the terms of the grants, the individual may earn from 0% to 200% of the performance share units for the designated performance period. The performance period for these awards ends on September 30, 2011. The number of shares disclosed in the above chart in this footnote (4) represents the number of units subject to the award, rather than the number of shares potentially payable in the event the maximum performance threshold is attained disclosed in the “Outstanding Equity Awards at Fiscal Year End” table. The performance goals associated with these awards are the same as described above with respect to the 2010 performance share unit awards in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Performance Share Unit Agreement Terms.” The impact on these awards of a change in control or the awardee’s termination of employment under various circumstances prior to December 31, 2011 are described below in the section titled “Potential Payments upon Termination or Change in Control.”

(f)	Restricted stock awards with a performance standard were made in March 2010. The vesting dates for these awards are described above in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Restricted Stock Agreement Terms.”

(g)	Performance share units were awarded in March 2010. The number of shares disclosed above in the chart in this footnote (4) represents the number of units subject to the award, rather than the number of shares potentially payable in the event the maximum performance threshold is attained disclosed in the “Outstanding Equity Awards at Fiscal Year End” table. Additional information regarding these performance share units is provided above in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Performance Share Unit Agreement Terms.”

(5)	Based upon the closing market price of our Common Stock on December 31, 2010, which was $40.77 per share.

2010 Option Exercises and Stock Vested

The following table provides information about our Named Executive Officers related to restricted stock and/or performance share unit awards that became vested during the 2010 fiscal year.

	Stock Awards
	Number of Shares	Value Realized
	Acquired on Vesting	Upon Vesting
Name	(#)	($)(1)
Matthew P. Clifton	24,967(2)	$676,782
Chief Executive Officer and Chairman of the Board

David L. Lamp	11,907(3)	$318,710
President

Bruce R. Shaw	12,866(4)	$337,228
Senior Vice President and Chief Financial Officer

George J. Damiris	8,396(5)	$220,583
Senior Vice President, Supply and Marketing

Denise C. McWatters	1,318(6)	$33,780
Vice President, General Counsel and Secretary

(1)	Value realized from the vesting of restricted stock and/or performance share unit awards is equal to the closing price of our Common Stock on the vesting date (or, if the vesting date is not a trading date, on the trading date immediately prior to the date of vesting) multiplied by the number of vested shares (calculated before payment of any applicable withholding or other income taxes).

(2)	Mr. Clifton was granted an award of 6,150 shares of restricted stock (as adjusted for the June 2006 stock split) subject to performance conditions in February 2005 that vested on February 23, 2010 when the closing price of the Company’s Common Stock was $27.71 per share.

Mr. Clifton was also granted 10,940 performance share units in February 2007 that vested on January 18, 2010 following the Committee’s certification that the applicable performance standards were met. Those performance share units were paid at 18,817 shares of Common Stock (which represents the number of units subject to the award, multiplied by a 172% Performance Percentage) with an applicable market price of $26.91 on the date of vesting.

(3)	Mr. Lamp was granted an award of 1,334 shares of restricted stock (as adjusted for the June 2006 stock split) subject to time-based vesting conditions in February 2005 that vested on January 1, 2010 when the closing price of the Company’s Common Stock was $25.63 per share (which was the closing price per share of our Common Stock on December 31, 2009 since January 1, 2010 was not a trading date).

Mr. Lamp was also granted 6,147 performance share units in February 2007 that vested on January 18, 2010 following the Committee’s certification that the applicable performance standards were met. Those performance share units were paid at 10,573 shares of Common Stock (which represents the number of units subject to the award, multiplied by a 172% Performance Percentage) with an applicable market price of $26.91 on the date of vesting.

(4)	Mr. Shaw was granted the following awards that vested on January 1, 2010 when the closing price of our Common Stock was $25.63 (which was the closing price per share of our Common Stock on December 31, 2009 since January 1, 2010 was not a trading date): (a) 4,504 shares of restricted stock granted in December 2007, (b) 816 shares of restricted stock granted in March 2008, and (c) 1,708 shares of restricted stock granted in February 2009.

Mr. Shaw was also granted 3,394 performance share units in December 2007 that vested on January 18, 2010 following the Committee’s certification that the applicable performance standards were met. Those performance share units were paid at 5,838 shares of Common Stock (which represents the number of units subject to the award, multiplied by a 172% Performance Percentage) with an applicable market price of $26.91 on the date of vesting.

(5)	Mr. Damiris was granted the following awards that vested on January 1, 2010 when the closing price of our Common Stock was $25.63 (which was the closing price per share of our Common Stock on December 31, 2009 since January 1, 2010 was not a trading date): (a) 816 shares of restricted stock granted in June 2007, (b) 1,089 shares of restricted stock granted in March 2008, and (c) 2,277 shares of restricted stock granted in February 2009.

Mr. Damiris was also granted 2,450 performance share units in June 2007 that vested on January 18, 2010 following the Committee’s certification that the applicable performance standards were met. Those performance share units were paid at 4,214 shares of Common Stock (which represents the number of units subject to the award, multiplied by a 172% Performance Percentage) with an applicable market price of $26.91 on the date of vesting.

(6)	Ms. McWatters was granted the following awards that vested on January 1, 2010 when the closing price of our Common Stock was $25.63 (which was the closing price per share of our Common Stock on December 31, 2009 since January 1, 2010 was not a trading date): (a) 492 shares of restricted stock granted in March 2008, and (b) 826 shares of restricted stock granted in February 2009.

Pension Benefits

Certain of our Named Executive Officers participate in our Retirement Plan (the “Qualified Retirement Plan”), which generally provides a defined benefit to participants following their retirement. In addition, since the 1995 fiscal year, we have also sponsored and maintained our Retirement Restoration Plan (the “Retirement Restoration Plan”) that provides additional benefits such that the total pension benefits for specified executives will be maintained at the levels contemplated in the Qualified Retirement Plan before application of the Tax Code limitations. The table below sets forth an estimate of the pension benefits payable to our Named Executive Officers at normal retirement age under the Qualified Retirement Plan and the Retirement Restoration Plan (collectively, the “Retirement Plans”).

Pension Benefits Table

		Number of Years	Present Value of	Payments During
Name	Plan Name	Credited Service	Accumulated Benefit	Last Fiscal Year
(a)	(b)	(#) (c)	($) (d)	($) (e)
Matthew P. Clifton,	Qualified Retirement Plan	30.17	$1,093,312	$0
Chief Executive Officer and	Retirement Restoration Plan	30.17	$3,285,052	$0
Chairman of the Board

David L. Lamp,	Qualified Retirement Plan	7.0	$184,005	$0
President	Retirement Restoration Plan	7.0	$255,858	$0

Bruce R. Shaw	Qualified Retirement Plan	8.25	$109,211	$0
Senior Vice President and	Retirement Restoration Plan	8.25	$5,772	$0
Chief Financial Officer

George J. Damiris,	Qualified Retirement Plan	n/a	n/a	$0
Senior Vice President,	Retirement Restoration Plan	n/a	n/a	$0
Supply and Marketing

Denise C. McWatters,	Qualified Retirement Plan	n/a	n/a	$0
Vice President, General Counsel	Retirement Restoration Plan	n/a	n/a	$0
and Secretary

In quantifying the present value of the current accrued benefit under the Retirement Plans for our Named Executive Officers indicated above, the valuation method and assumptions discussed in Note 16 to our Consolidated Financial Statements for the fiscal year ended December 31, 2010, included in our annual report on Form 10-K, were utilized assuming benefits begin at the first age the participant is eligible for an unreduced benefit (age 62 or current age if later). The material assumptions used include the following:

Discount Rate	5.65%
Mortality Table	RP2000 White Collar Projected to 2020 (50% male/50% female)
Retirement Age	the later of current age or age 62

Effective January 1, 2007, participation in the Retirement Plans was closed to non-union new hires and, effective July 1, 2010, participation in the plan was closed as to all new hires. Non-union employees hired before 2007 generally became eligible to participate in our Qualified Retirement Plan after completing one year of service with us or any of our affiliates. The amount of benefits accrued under the Qualified Retirement Plan is based upon a participant’s compensation, age and length of service. The compensation taken into account under our Qualified Retirement Plan is a participant’s average monthly compensation, which includes base salary or base pay and any quarterly bonuses, during the highest consecutive 36-month period of employment for each employee (“Plan Compensation”). No quarterly bonuses were provided to our Named Executive Officers in 2010, but quarterly bonuses were paid to some non-executive union employees.

Our Qualified Retirement Plan provides for benefits upon normal retirement, early retirement, and late retirement, as well as providing accelerated deferred vested benefits, disability benefits and death benefits. Upon normal retirement following a participant’s attainment of age 65, a participant is entitled to a life annuity with monthly pension payments equal to (a) 1.6% of the participant’s average monthly Plan Compensation multiplied by the participant’s total years of credited benefit service, minus (b) 1.5% of the participant’s primary Social Security benefit multiplied by the participant’s total years of credited service (but not to exceed 45% of such Social Security benefits). In addition, a participant who (i) has attained age 50 and completed at least 10 years of service, or (ii) has attained age 55 and completed at least 3 years of service may elect to terminate employment and begin receiving benefits under our Qualified Retirement Plan. If such a participant begins receiving benefits under our Qualified Retirement Plan on or after the date the participant attains age 60 but before he reaches age 62, such benefits will be reduced by 1/12th of 2 1/2% for each full month that such benefits begin before age 62. If benefits begin before age 60, the participant’s Qualified Retirement Plan benefits will be reduced by 1/12th of 5% for each full month that such benefits begin before age 60.

The normal form of benefits under our Qualified Retirement Plan is a life annuity or, if a participant is married, a qualified joint and survivor annuity (unless properly waived). Our Qualified Retirement Plan also permits participants to elect to receive their benefits in the form of a single life annuity for a 5- or 10-year term certain, a reduced pension for the joint lives of the participant and a co-annuitant (with a 100%, 75%, 66.66%, or 50% survivor percentage) or a lump sum. If the participant dies before his Qualified Retirement Plan benefits have commenced, his surviving spouse will be entitled to a benefit for life equal to the amount that would have been paid as a survivor benefit under the 100% joint and survivor annuity option. If the participant is not married on the date of his death or waived the surviving spouse benefit, such benefit will be paid to his beneficiary in the form of monthly payments for life or a term certain or in the form of a lump sum, as elected by the beneficiary.

Benefits up to limits set by the Tax Code are funded by our contributions to the Qualified Retirement Plan, with the annual contribution amounts determined on an actuarial basis. In 2010, the Tax Code limited the annual benefit that could be paid from our Qualified Retirement Plan to $195,000 per year (subject to increases for future years based on price level changes) and limited the compensation that could be taken into account in computing such benefit to $245,000 per year (subject to certain upward adjustments for future years).

For certain executives including our Named Executive Officers whose benefits under our Qualified Retirement Plan are limited as a result of the limitations described in the preceding paragraph, we have granted participation in our Retirement Restoration Plan, which provides additional pension benefits so that the total retirement benefits for specified executives will be maintained at the levels contemplated in our Qualified Retirement Plan before application of the Tax Code limitations. Specifically, the amount of benefits payable under our Retirement Restoration Plan is equal to a participant’s benefit payable in the form of a life annuity calculated under the Qualified Retirement Plan without regard to the Tax Code limitations less the amount of the Qualified Retirement Plan benefit that can be paid under the Qualified Retirement Plan after application of the Tax Code limits. Benefits under our Retirement Restoration Plan are generally payable in the same form and at the same time as the participant’s benefits under the Qualified Retirement Plan for benefits earned through 2004 (Pre-409A benefits) and as a lump sum, and no earlier than 6 months following the Named Executive Officer’s separation from service for benefits earned after 2004 (Post-409A benefits).

Since Mr. Clifton was over age 50 and had more than 10 years of service, he was eligible for early retirement on December 31, 2010. His early retirement benefits potentially payable beginning January 1, 2011 are estimated to be $8,635.15 per month payable for his lifetime or $1,309,392 payable as a lump sum from the Qualified Retirement Plan and $25,945.86 per month payable for his lifetime or $3,934,301 payable as a lump sum from the Retirement Restoration Plan. A portion of the $25,945.86 monthly benefit payable to Mr. Clifton under the Retirement Restoration Plan is attributable to Post-409A benefits and, therefore, will paid in a lump sum and not as a monthly benefit. Messrs. Lamp and Shaw were not eligible to commence benefits as of December 31, 2010. Mr. Damiris and Ms. McWatters are not eligible to participate in the Qualified Retirement Plan and the Retirement Restoration Plan because they were hired after the plan was closed to non-union new hires.

Nonqualified Deferred Compensation

During 2010, we did not sponsor or maintain any defined contribution or other plan that provided for the deferral of compensation on a basis that is not tax-qualified. We previously sponsored an ESOP Restoration Plan that was terminated effective January 3, 2009, and all amounts held thereunder were distributed on January 6, 2009.

Potential Payments Upon Termination or Change in Control

Employment and Severance Agreements

There are no employment agreements currently in effect between us and any Named Executive Officer, and the Named Executive Officers are not covered under any general severance plan.

Change in Control Agreements

We have entered into Change in Control Agreements with each of our Named Executive Officers. All agreements follow the policy that was approved in February 2008 (approximately three months prior to the 2008

Annual Meeting of Stockholders) and are on the form that was approved in February 2008. No subsequent changes or amendments have been made to our Change in Control Agreement form.

The original term of each Change in Control Agreement ended on May 15, 2010 (regardless of the date the officer entered into the agreement) but was automatically extended for an additional year on that same date. The Change in Control Agreements will continue to be automatically extended for an additional year on each May 15th hereafter unless a cancellation notice is given by the Company 60 days prior to the applicable May 15 expiration date (as extended from time to time).

While the Long Term Incentive Compensation Plan provides for automatic vesting of awards upon a Change in Control (“single-trigger” acceleration) unless specifically provided otherwise in an award agreement, the award agreements governing our outstanding long-term equity awards only provide a benefit to the Named Executive Officers if there is both a Change in Control and a termination of the executive’s employment under certain circumstances (“double-trigger” acceleration). More specifically, the Change in Control Agreements provide that if, in connection with or within two years after a “Change in Control,” the executive is terminated without “Cause,” leaves voluntarily for “Good Reason,” or is terminated as a condition of the occurrence of the transaction constituting the “Change in Control,” then the executive will receive the following cash severance amounts: (i) a cash payment, paid within 10 days following the executive’s termination, equal to his accrued and unpaid salary, reimbursement of expenses and accrued vacation pay, and (ii) a lump sum amount, paid within 15 days following the executive’s termination, equal to the multiple specified in the table below for such executive times: (A) his annual base salary as of his date of termination or the date immediately prior to the “Change in Control,” whichever is greater, plus (B) his or her annual bonus amount, calculated as the average annual bonus paid to him or her for the prior three years. In addition, the executive (and his dependents, as applicable) will receive the continuation of their medical and dental benefits for the number of years indicated in the table below for such executive.

	Cash Severance	Years for Continuation of
Named Executive Officer	Multiplier	Medical and Dental Benefits

Matthew P. Clifton	3X	3
David L. Lamp	2X	2
Bruce R. Shaw	2X	2
George J. Damiris	2X	2
Denise C. McWatters	1X	1

For purposes of the Change in Control Agreements, the following terms have been given the meanings set forth below:

(a) “Cause” means an executive’s (i) engagement in any act of willful gross negligence or willful misconduct on a matter that is not inconsequential, as reasonably determined by our Board of Directors in good faith, or (ii) conviction of a felony.

(b) “Change in Control” means, subject to certain specific exceptions set forth in the Change in Control Agreements: (i) a person or group of persons (other than Holly, HLS, HEP, or any employee benefit plan of any of the three entities or its affiliates) becomes the beneficial owner of more than 50% of the combined voting power of our then outstanding securities or more than 50% of our outstanding Common Stock, (ii) a majority of the members of our Board of Directors is replaced during a 12 month period by directors who were not endorsed by a majority of the board members prior to their appointment, (iii) the consummation of a merger or consolidation of us or one of our subsidiaries other than (A) a merger or consolidation resulting in our voting securities outstanding immediately prior to the transaction continuing to represent at least 50% of the combined voting power of our voting securities or the voting securities of the surviving entity outstanding immediately after the transaction, or (B) a merger or consolidation effected to implement a recapitalization of us in which no person or group becomes the beneficial owner of our securities representing more than 50% of the combined voting power of our then outstanding securities, or (iv) our stockholders approve a plan of complete liquidation or dissolution of us or an agreement for the sale or disposition of all or substantially all of our assets.

(c) “Good Reason” means, without the express written consent of the executive: (i) a material reduction in the executive’s (or his supervisor’s) authority, duties or responsibilities, (ii) a material reduction in the executive’s base compensation, or (iii) the relocation of the executive to an office or location more than 50 miles from the location at which the executive normally performed the executive’s services, except for travel reasonably required in the performance of the executive’s responsibilities. The executive must provide notice to us of the alleged Good Reason event within 90 days of its occurrence and we have the opportunity to remedy the alleged Good Reason event within 30 days from receipt of the notice of such allegation.

All payments and benefits due under the Change in Control Agreements will be conditioned on the execution and nonrevocation by the executive of a release for our benefit and the benefit of our related entities and agents. The Change in Control Agreements also contain confidentiality provisions pursuant to which each executive agrees not to disclose or otherwise use our confidential information during his employment with us and thereafter. Violation of the confidentiality provisions entitles us to complete relief, including injunctive relief. Further, in the event of a breach of the confidentiality covenants in the Change in Control Agreements during the executive’s employment with us, the executive could be terminated for “Cause” (provided the breach constituted willful gross negligence or misconduct that is not inconsequential). The Change in Control Agreements do not prohibit the waiver of a breach of these covenants.

If amounts payable to an executive under a Change in Control Agreement (together with any other amounts that are payable by us as a result of a change in ownership or control) (collectively, the “Payments”) exceed the amount allowed under section 280G of the Tax Code for such executive (thereby subjecting the executive to an excise tax as described in further detail below) by 10% or more, we will pay the executive a tax gross up (a “Gross Up”) in an amount necessary to allow the executive to retain (after all regular income and section 280G taxes) a net amount equal to the total present value of the Payments on the date they are to be paid (after all regular income taxes but without reduction for section 280G taxes). Conversely, the Payments will be reduced to the level at which no excise tax applies, but only to the extent they exceed the section 280G limit for the executive by less than 10%.

Long-Term Equity Incentive Awards

Change in Control.  Like the payments and benefits provided under the Change in Control Agreements and described above, the outstanding long-term equity incentive awards held by our Named Executive Officers also require a double-trigger to accelerate vesting of the awards in conjunction with a Change in Control. Specifically, under the terms of the long-term equity incentive awards (which includes time based restricted stock, performance-based restricted stock, and performance share units), if, within 60 days prior to or at any time after a “Change in Control,” (i) a Named Executive Officer’s employment is terminated by us, other than for “Cause” or (ii) he resigns within 90 days after an “Adverse Change” has occurred (each, a “Special Involuntary Termination”), then the Named Executive Officer will be eligible to receive accelerated vesting of the award in accordance with the terms of the applicable award agreement. The terms of the Special Involuntary Termination acceleration are described in greater detail below.

Performance Share Units upon Termination.  If a Named Executive Officer’s employment terminates prior to the end of either performance period due to a voluntary separation (including retirement but not including a resignation in connection with a “Special Involuntary Termination”) or “Cause,” as those terms are defined below, the executive will forfeit his or her award. In the event of an executive’s death or total and permanent disability (as determined by the Committee in its sole discretion), or the executive’s termination other than for “Cause,” due to a voluntary resignation or due to a Special Involuntary Termination, the executive shall become vested in a number of performance share units equal to (i) the total number of unvested performance share units for each performance period multiplied by (ii) a fraction equal to the number of full months that the executive was employed during the performance period (for purposes of this calculation, assume that the applicable performance period ends on December 31, rather than September 30, and assume that the month of termination counts as a full month), divided by 36. In the event of executive’s death or total and permanent disability, the Committee, in its sole discretion, may make a payment assuming a performance percentage of up to 200% instead of the Peer Group Performance Percentage as of the end of the performance period.

If an award recipient’s employment is terminated due to a Special Involuntary Termination, before the end of the performance period, the award recipient shall remain eligible to receive payment of the performance share units at the normal vesting date based upon achievement of the performance criteria without pro ration (i.e., he or she shall be treated as remaining continuously employed through the end of the performance period).

Restricted Stock (time-based vesting) upon Termination.  In the event of an award recipient’s death, total and permanent disability (as determined by the Committee in its sole discretion) or, retirement after attaining age 62 (or retirement after attaining an earlier retirement age approved by the Committee in its sole discretion), the recipient shall become vested in a number of shares of restricted stock equal to (i) the total number of shares of restricted stock initially subject to each award multiplied by (ii) a fraction equal to the number of full months that the executive was employed (counting the month of death, disability or retirement as a full month) from the first day of the year in which the award was granted until death, disability, or retirement, divided by 36. In its sole discretion, the Committee may decide to vest all of the shares of restricted stock in lieu of the prorated number.

In the event the Named Executive Officer’s employment is terminated due to a Special Involuntary Termination before the lapse of all restrictions on the restricted stock award, all restrictions shall lapse and the shares shall become fully vested and delivered to the recipient as soon as practicable thereafter. For purposes of these awards, the term “Adverse Change” means (i) a change in the city in which the award recipient is required to work regularly, (ii) a substantial increase in travel requirements of employment, (iii) a substantial reduction in duties of the type previously performed by the recipient, or (iv) a significant reduction in compensation or benefits that does not apply generally to executives.

Restricted Stock (performance-based vesting).  In the event of an award recipient’s death or disability, the recipient shall become vested in a number of shares of restricted stock equal to (i) the total number of shares of restricted stock initially subject to each award multiplied by (ii) a fraction equal to the number of full months that the executive was employed (counting the month of death or disability as a full month) from the first day of the year in which the award was granted until death or disability, divided by 36. In its sole discretion, the Committee may decide to vest all of the shares of restricted stock in lieu of the prorated number.

In the event the Named Executive Officer’s employment is terminated due to a Special Involuntary Termination before the lapse of all restrictions on the restricted stock award, the recipient shall remain eligible to vest in all remaining shares of restricted stock (whether or not the continuous employment requirement has been satisfied), provided that such shares of restricted stock shall only become actually vested if we achieve the performance standard during the applicable period. Any shares of restricted stock that remain eligible to vest as of the recipient’s termination of employment, but that have not vested as of the last possible vesting date, shall be forfeited. In the event the recipient’s employment is terminated for any other reason before the lapse of all restrictions on the restricted stock award, the recipient shall remain eligible to vest in any shares of restricted stock with respect to which the continuous employment requirement has been satisfied (such periods being through the end of the first year of the award for the first third, the second year of the award for the second third, and third year of the award for the final third). In addition, the recipient shall also remain eligible to vest in a number of shares of restricted stock equal to the product of one-third of the shares awarded pursuant to the agreement, times a fraction, the numerator of which is the number of full months the recipient was employed during the year of termination (counting the month of termination as a full month) and the denominator of which is 12, provided the performance standard is met during the applicable period. The shares of restricted stock not eligible to vest shall be forfeited.

For purposes of the long-term equity incentive awards, the following terms have been given the meanings set forth below:

(a) “Adverse Change” means without the consent of the executive, (i) a material change in the geographic location at which the executive is required to work regularly, (ii) a material reduction in the duties performed by the executive, or (iii) a material reduction in the executive’s base compensation (other than bonuses and other forms of discretionary compensation, or a general reduction applicable generally to executives).

(b) “Cause” means (i) an act of dishonesty constituting a felony or serious misdemeanor and resulting (or intended to result in) personal gain or enrichment to the executive at the Company’s expense, (ii) gross or willful and wanton negligence in the performance of the executive’s material duties, or (iii) conviction of a felony involving moral turpitude. The existence of Cause is determined by the Committee in its sole discretion.

(c) “Change in Control” means, subject to certain specific exceptions set forth in the long-term equity incentive awards: (i) a person or group of persons becomes the beneficial owner of more than 40% of the combined voting power of our then outstanding securities, (ii) a majority of the members of our Board of Directors is replaced by directors who were not endorsed by two-thirds of our board members prior to their appointment, (iii) the consummation of a merger or consolidation of us or any of our subsidiaries other than (A) a merger or consolidation resulting in our voting securities outstanding immediately prior to the transaction continuing to represent at least 60% of the combined voting power of our voting securities or the voting securities of the surviving entity outstanding immediately after the transaction, or (B) a merger or consolidation effected to implement a recapitalization of us in which no person or group becomes the beneficial owner of our securities representing more than 40% of the combined voting power of our then outstanding securities, or (iv) our stockholders approve a plan of complete liquidation or dissolution or an agreement for the sale or disposition of all or substantially all of our assets.

Impact of Merger with Frontier on Equity Awards.  We have agreed to a “merger of equals” business combination (the “merger”) with Frontier Oil Corporation (“Frontier”) and have entered into an Agreement and Plan of Merger, dated as of February 21, 2011 (the “merger agreement”). Pursuant to the terms of the merger agreement, a wholly owned subsidiary of the Company will merge with and into Frontier, with Frontier surviving as a wholly owned subsidiary of the Company. Upon completion of the merger, the Company will be the parent company of Frontier and the Company’s name will be changed to HollyFrontier Corporation. The merger will constitute a Change in Control for purposes of the long-term equity incentive awards held by our Named Executive Officers.

Following the merger, certain of our Named Executive Officers will receive different titles and will serve in different positions with the combined company, as shown in the table below:

Name	Current Title	Post-Merger Title
Matthew P. Clifton	Chairman of the Board and Chief Executive Officer	Executive Chairman of the Board Chairman of the Board and Chief Executive Officer of HEP
David L. Lamp	President	Executive Vice President and Chief Operating Officer
Bruce R. Shaw	Senior Vice President and Chief Financial Officer	Senior Vice President of Strategy and Corporate Development

Each of these executive officers has entered into a Waiver Agreement pursuant to which each such executive officer agrees that neither the change in title, nor any associated changes in the executive officer’s employment authority, duties or responsibilities following the completion of the merger that are consistent with such change in title, will constitute a material reduction or other change in the executive officer’s authority, duties or responsibilities for purposes of the definition of Adverse Change contained in any award agreement governing an outstanding equity award held by the executive officer under our Long-Term Incentive Compensation Plan. However, each such executive officer could still incur an “adverse change” (and hence a Special Involuntary Termination entitling him to accelerated vesting as discussed above) in the event of any material reduction in salary, benefits, bonus targets and/or long-term incentive grants that does not apply generally to executives of the Company and its subsidiaries (including, following the completion of the merger, Frontier and its subsidiaries). The remainder of the Named Executive Officers are not anticipated to have any changes in title or responsibilities. No early vestings of equity awards are expected to occur for our Named Executive Officers in connection with the merger.

Double Trigger Payments: Potential Payments under Change in Control Agreements and Long-Term Incentive Awards

The following table reflects the estimated payments and other benefits due as of December 31, 2010 pursuant to the Change in Control Agreements and the accelerated vesting of long-term equity incentive awards of each of our Named Executive Officers, assuming, as applicable, that a “Change in Control” occurred and such executives were terminated effective December 31, 2010. We believe that these double-trigger arrangements will help to eliminate, or at least reduce, any reluctance on the part of our Named Executive Officers to pursue potential corporate transactions that may be in the best interest of our shareholders, but that may have resulting adverse consequences to the employment of our Named Executive Officers. Our executives may also be entitled to payments or benefits under the Retirement Restoration Plan as further described both below under “Single Trigger Payments: Potential Payments under the Retirement Restoration Plan.”

For purposes of the table below, the per-share price of our Common Stock was assumed to be $40.77, which was the closing price of our shares on December 31, 2010. The amounts below have been calculated using assumptions that we believe are reasonable, such as the assumption that all reimbursable expenses were current as of December 31, 2010. Accrued vacation is not allowed to be carried over to a subsequent year, so we assumed all accrued vacation for the 2010 year was taken prior to December 31, 2010. Employees accrue vacation in 2010 for use in 2011, so we included the value of the vacation accrued in 2010 but unused. However, any actual payments that may be made pursuant to the agreements described above are dependent on various factors, which may or may not exist at the time a “Change in Control” actually occurs and/or the Named Executive Officer is actually terminated. Therefore, such amounts and disclosures should be considered “forward looking statements.”

			Accelerated Vesting
			of Equity Awards on
		Value of	a Change in Control	280G Excise Tax
	Cash	Welfare	and Certain	Gross Up or Cut
Name	Payments(1)	Benefits(2)	Termination Events(3)(4)	Back(5)	Total
Matthew P. Clifton,	$7,253,843	$52,875	$9,172,394	$0	$16,479,112
Chief Executive Officer and Chairman of the Board

David L. Lamp,	$2,243,722	$35,250	$5,024,454	$2,828,327	$10,131,753
President

Bruce R. Shaw,	$1,291,598	$35,250	$1,454,837	$0	$2,781,685
Senior Vice President and Chief Financial Officer

George J. Damiris,	$1,186,138	$35,250	$1,839,542	$1,025,966	$4,086,896
Senior Vice President, Supply and Marketing

Denise C. McWatters,	$482,690	$17,625	$692,968	$359,967	$1,553,250
Vice President, General Counsel, and Secretary

(1)	Represents cash payments equal to the sum of (a) accrued vacation plus (b) the multiplier identified above times the sum of (i) the executive’s base salary as of December 31, 2010 and (ii) the average of the annual cash bonus paid for 2007, 2008 and 2009. The 2007 bonus for Mr. Damiris and Ms. McWatters representing partial year compensation was annualized for this calculation.

The total for Mr. Clifton was calculated by calculating the sum of (a) the value of his accrued vacation ($110,342) and (b) three (3) times the sum of his base salary ($922,500) and average bonus ($1,458,667).

The total for Mr. Lamp was calculated by calculating the sum of (a) the value of his accrued vacation ($44,138)and (b) two (2) times the sum of his base salary ($553,500) and average bonus ($546,292).

The total for Mr. Shaw was calculated by calculating the sum of (a) the value of his accrued vacation ($30,854) and (b) two (2) times the sum of his base salary ($386,895) and average bonus ($243,477).

The total for Mr. Damiris was calculated by calculating the sum of (a) the value of his accrued vacation ($26,338)and (b) two (2) times the sum of his base salary ($310,980) and average bonus ($268,920).

The total for Ms. McWatters was calculated by calculating the sum of (a) the value of her accrued vacation ($23,023) and (b) one (1) times the sum of her base salary ($292,000) and average bonus ($167,667).

(2)	Represents the value of the continuation of medical and dental benefits for each executive (and, as applicable, his spouse and dependents) for the length of one year multiplied by the applicable multiplier identified above with respect to such executive. The amount was determined based upon the applicable COBRA rates for the employee’s benefits. The value of the benefits was determined by using the current monthly premium amount for a similarly situated employee electing COBRA continuation coverage.

(3)	These amounts were calculated as follows using the stock price as of market close on December 31, 2010 ($40.77):

				Total Restricted
				Shares Plus
			Maximum	Maximum
	Restricted	Performance	Performance	Performance	Value as of
Named Executive Officer	Shares	Units	Units Awarded	Units	12/31/2010
Matthew P. Clifton	76,853	74,063	148,126	224,979	$9,172,394
David L. Lamp	42,103	40,568	81,136	123,239	$5,024,454
Bruce R. Shaw	10,896	12,394	24,788	35,684	$1,454,837
George J. Damiris	12,070	16,525	33,050	45,120	$1,839,542
Denise C. McWatters	4,459	6,269	12,538	16,997	$692,968

(4)	Although the award agreements explicitly provide for certain pro-rata vesting upon termination due to death, disability, retirement, and termination of employment other than due to voluntary resignation or termination for “Cause,” the Committee has the discretion to vest awards in full upon such termination events. For purposes of this disclosure only, we assumed the Committee exercised its discretion to allow full vesting. In the event of an actual termination pursuant to one of these events the Committee is under no obligation to actually exercise such discretion.

(5)	As applicable, reflects the amount of the Tax Code Section 280G Gross Up payment or the amount subject to the Section 280G Cut Back. To determine the amount of the Gross Up payment or whether any Cut Back applies, as applicable, the “base amount” for each Named Executive Officer was calculated using the five-year average of each officer’s compensation for the years 2005-2009. In the case of Mr. Damiris and Ms. McWatters, the amount is calculated using each officer’s annualized compensation for 2007, as such officer’s employment with the Company commenced in June and October 2007, respectively. In the case of Mr. Shaw, the amount is calculated using the five year average of his compensation for the years 2005-2009 (his 2007 compensation is annualized because he left employment in May 2007 and returned in September 2007). The payments received in connection with the change of control in excess of a Named Executive Officer’s “base amount” are considered “excess parachute payments” as provided by Section 280G of the Tax Code. If the total of all “parachute payments” is equal to or greater than three times the base amount, the amount of the excess parachute payments will be subject to the excise tax. In making the calculation, the following assumptions were used: (a) the change of control occurred on December 31, 2010, (b) the closing price of our Common Stock was $40.77 on such date, (c) the excise tax rate under Section 4999 of the Tax Code is 20%, the federal income tax rate is 35%, the Medicare rate is 1.45%, the adjustment to reflect the phase-out of itemized deductions is 1.05%, and there are no state or local income taxes, (d) no amounts will be discounted as attributable to reasonable compensation, (e) all cash severance payments are contingent upon a change of control, (f) the presumption required under applicable regulations that the March 2010 equity awards granted were contingent upon a change of control could be rebutted, (g) the value received under the Retirement Restoration Plan upon a change in control is equal to the present value of the benefit that would otherwise be received upon normal retirement calculated using the prescribed Applicable Federal Rate, and (h) all performance share units and restricted stock subject to performance conditions would ultimately be paid at the maximum applicable level.

Single Trigger Payments on a Change in Control: Potential Payments under the Retirement Restoration Plan

Finally, we have also sponsored the Retirement Restoration Plan since fiscal year 1995 that provides for single-trigger benefits to participants. In the event of a “Change in Control” (as defined in our Retirement Restoration Plan), each participant’s (or surviving spouse’s or beneficiary’s) benefit under the Retirement Restoration Plan will be paid immediately after such “Change in Control” in the form of an annuity contract issued by a legal reserve life insurance company and a cash payment. The annuity contract will be for an amount equal to the benefits otherwise due the recipient under the Retirement Restoration Plan reduced by the amount of the cash payment (which will equal the reasonable estimate of the federal income tax liability resulting from the transfer of the annuity contract and the payment). Although we typically believe that double-trigger arrangements more effectively advance the interests of our shareholders in the face of a potential Change in Control, we have elected to maintain the historical terms of the Retirement Restoration Plan with respect to these retirement benefits held by our long-time executives. Further, in light of the double-trigger arrangements described above, we believe our Named Executive Officers are adequately incentivized to remain employed by us (or our successor) following a corporate transaction, unless and until they are terminated without “Cause” or due to a constructive termination. The Retirement Restoration Plan is the only arrangement in our current compensation program that provides for single-trigger Change in Control benefits.

The value of the annuity contract and the estimated cash payment that would be made to each of our Named Executive Officers under the Retirement Restoration Plan in the event of a “Change in Control” (as defined in the Retirement Restoration Plan) on December 31, 2010, are set forth below:

	Retirement Restoration Plan	Retirement Restoration Plan
Name	Annuity Contract	Cash Payment(1)	Total Cost to Company

Matthew P. Clifton	$2,135,284	$1,149,768	$3,285,052
David L. Lamp	$166,308	$89,550	$255,858
Bruce R. Shaw	$3,752	$2,020	$5,772
George J. Damiris	n/a	n/a	n/a
Denise C. McWatters	n/a	n/a	n/a

(1)	The estimated federal income tax liability for each Named Executive Officer is calculated above using the highest 2010 marginal federal income tax rates.

Compensation Practices as They Related to Risk Management

Although the majority of the compensation provided to the Named Executive Officers is performance-based, we believe our compensation programs do not encourage excessive and unnecessary risk taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both our short and long term operational and financial goals.

While annual cash-based incentive bonus awards play an appropriate role in the executive compensation program, the Committee believes that payment should be determined based on an evaluation of Company performance on a wide variety of measures, as compared to our past performance and the performance of our peers, which mitigates excessive risk-taking that could produce unsustainable gains in one area of performance at the expense of our overall long term interests. In addition, performance goals reflect our past performance and market conditions affecting our industry. An appropriate part of total compensation is fixed for the Named Executive Officers, while another portion is variable and linked to performance. A portion of the variable compensation we provide is comprised of long term incentives. A portion of the long term incentives we provide is in the form of restricted stock subject to time based vesting conditions, which retains value even in a depressed market, so executives are less likely to take unreasonable risks. With respect to our performance-share incentives, assuming achievement of at least a minimum level of performance, payouts result in some compensation at levels below full target achievement, in lieu of an “all or nothing” approach. Further, our stock ownership guidelines require our executives to hold certain levels of stock (in addition to unvested and unsettled equity-based awards), which aligns an appropriate portion of their personal wealth to our long term performance and the interests of our stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee of the Board during the year ending December 31, 2010 were Messrs. Berry (Chairman), Echols and McKenzie. Mr. Matthews was a member of the Compensation Committee prior to his retirement from the Board in May 2010. None of the members of the Compensation Committee was an employee of the Company or any of its subsidiaries during the year ending December 31, 2010 and no member of the Compensation Committee has ever been an officer of the Company or any of its subsidiaries. No executive officer of the Company served as a member of the compensation committee of another entity that had an executive officer serving as a member of the Board or the Compensation Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2010 and has discussed with representatives of Ernst & Young, LLP, the Company’s independent auditors for the year ended December 31, 2010, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees (SAS 61), as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T14. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Rule 3256 of the Public Company Accounting Oversight Board, “Communication with Audit Committees Governing Independence,” and has discussed with representatives of Ernst & Young, LLP the independence of Ernst & Young, LLP. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2010 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

Audit Committee of the Board of Directors

Leldon E. Echols, Chairman	Buford P. Berry Robert G. McKenzie Paul T. Stoffel Tommy A. Valenta

The Audit Committee Report will not be deemed proxy soliciting material and will not be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Exchange Act except to the extent that the Company specifically incorporates such report by reference.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board has recommended stockholder ratification of the selection of Ernst & Young, LLP, an independent registered public accounting firm, to audit the books, records and accounts of the Company and its consolidated subsidiaries for the 2011 calendar year. Ernst & Young, LLP has conducted such audits since 1977. It is expected that a representative of such firm will be present in person or by conference telephone at the Annual Meeting, will have an opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions.

AUDIT FEES

The following table sets forth the fees paid to Ernst & Young, LLP for services provided during 2010 and 2009. All of the fees paid were approved by the Audit Committee:

	2010	2009

Audit Fees(1)	$1,361,000	$1,503,000
Audit-Related Fees(2)	$74,000	$263,000
Tax Fees(3)	$861,000	$161,000
All Other Fees	$0	$0

Total	$2,296,000	$1,927,000

(1)	Represents fees for professional services provided in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, review of the Company’s quarterly financial statements and audits performed as part of registration statement filings of the Company and its affiliates.

(2)	Represents fees for consultations related to various accounting related issues and our 2009 note offerings.

(3)	Represents fees for professional services in connection with tax compliance and planning. For 2009, this number includes $12,000 paid by us for tax services provided to HEP. Effective January 1, 2010, HEP pays all fees related to tax services provided to it by Ernst & Young, LLP.

The Company has a policy whereby the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor to assure that performing such services does not impair the auditor’s independence. The Audit Committee has a policy whereby it may delegate its pre-approval authority, up to $75,000, to one or more of the Audit Committee’s members or to the Company’s Chief Accounting Officer, and any decisions made under such delegation are required to be reported to the Audit Committee.

EQUITY COMPENSATION PLAN TABLE

The following table summarizes information about our long-term incentive compensation plans as of December 31, 2010:

Number of Shares to
	be Issued Upon	Weighted-Average	Number of Shares
	Exercise of	Exercise Price of	Remaining Available
	Outstanding	Outstanding	for Future Issuance
	Options, Warrants	Options, Warrants	Under Equity
	and Rights(1)	and Rights	Compensation Plans

Equity compensation plans approved by stockholders	511,184	—	1,601,644
Equity compensation plans not approved by stockholders	—	—	—

Total	511,184	—	1,601,644

(1)	There were no stock options outstanding under our Long-Term Equity Incentive Compensation Plan as of December 31, 2010. The number of shares reported in this column represent the number of shares (a) subject to outstanding restricted stock unit awards granted to our directors and (b) subject to outstanding performance share unit awards granted to our key employees.

For more information about our Long-Term Equity Incentive Compensation Plan, see information provided under the heading “Long-Term Equity Incentive Compensation” in the Compensation Discussion and Analysis section of this Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Specific Transactions.

M. Neale Hickerson, who is employed by the Company as Vice President, Investor Relations, is the son of Marcus R. Hickerson, a former director of the Company who retired from the Board in May 2010. Neale Hickerson was paid cash compensation in the amount of $262,165 (representing $189,165 in salary and a bonus of $73,000) for services rendered during 2010. Neale Hickerson does not report to Marcus R. Hickerson and his compensation is consistent with our policies that apply to all employees with equivalent qualifications, experience and responsibilities. In addition, Neale Hickerson received 1,440 Restricted Stock Awards and 1,440 Performance Share Units in calendar year 2010 with a grant date fair value of $84,010 based upon the closing price of $29.17 per share on the day prior to the grant. The total stock award value, calculated assuming performance shares will vest at their maximum of 200%, of all unvested equity awards held by Neale Hickerson on December 31, 2010 (including awards granted prior to 2010 and calculated using the closing price of our Common Stock on such date of $40.77 per share) was $396,407.

Gerard Regard, who is employed by the Company as Assistant to the Chairman, is the father-in-law of R. Kevin Hardage, a Nominee for election to the Board. Gerard Regard was paid cash compensation in the form of annual salary in the amount of $187,928 (with no bonus or stock awards) for services rendered during 2010. Gerard Regard would not report to Mr. Hardage if Mr. Hardage is elected to the Board. Gerard Regard is anticipated to retire from the Company on May 31, 2011.

Michael P. Clifton, who was employed by the Company as Sr. Manager, Residual Oils for the Company’s asphalt operations until his resignation in February 2011, is the son of Matthew P. Clifton, the Chairman of the Board and Chief Executive Officer. Michael Clifton was paid cash compensation in the amount of $156,766 (representing $116,766 in salary and a bonus of $40,000) for services rendered during 2010. Michael Clifton did not report to Matthew P. Clifton and his compensation is consistent with our policies that apply to all employees with equivalent qualifications, experience and responsibilities. In addition, Michael Clifton received 858 Restricted Stock Awards in calendar year 2010 with a grant date fair value of $25,028 based upon the closing price of $29.17 per share on the day prior to the grant. The total stock award value, calculated assuming performance shares will vest at their maximum of 200%, of unvested equity awards held by Michael Clifton on December 31, 2010 (including awards granted prior to 2010 and calculated using the closing price of our Common Stock on such date of $40.77 per share) was $79,542. Following Michael Clifton’s resignation from the Company in February 2011, Michael Clifton is no longer an employee of the Company and is no longer receiving any compensation from the Company.

Willie D. Reid, who is employed by the Company as Manager, Applications Infrastructure Support and is the son of Jack P. Reid, a director of the Company. Willie Reid was paid cash compensation in the amount of $142,885 (representing $119,485 in salary and a bonus of $23,400) for services rendered during 2010. Willie Reid does not report to Jack P. Reid and his compensation is consistent with our policies that apply to all employees with equivalent qualifications, experience and responsibilities. In addition, Willie Reid received 515 shares of bonus stock in calendar year 2010 with a grant date fair value of $15,023 based upon the closing price of $29.17 per share on the day prior to the grant. The total stock award value, calculated as performance shares will vest at their maximum of 200%, of unvested equity awards held by Willie Reid on December 31, 2010 (including awards granted prior to 2010 and calculated using the closing price of our Common Stock on such date of $40.77 per share) was $8,032.

Patricia C. Williams, who is employed by the Company as Contract and Pricing Associate III, is the sister of Matthew P. Clifton, the Chairman of the Board and Chief Executive Officer. Ms. Williams was paid cash compensation in the amount of $53,073 (representing $49,573 in salary and a bonus of $3,500) for services rendered during 2010. Ms. Williams does not report to Mr. Clifton and her compensation is consistent with our policies that apply to all employees with equivalent qualifications, experience and responsibilities.

Review, Approval or Ratification of Transactions with Related Persons.

The disclosure, review and approval of any transactions between the Company and related persons is governed by the Code of Ethics, which provides guidelines for disclosure, review and approval of any transaction that creates a conflict of interest between the Company and its employees, officers or directors and members of their immediate family. Conflict of interest transactions may be authorized if they are found to be in the best interest of the Company based on all relevant facts. Pursuant to the Code of Ethics, conflicts of interest are to be disclosed to and reviewed by a superior employee to the related person who does not have a conflict of interest, and additionally, if more than trivial size, by the superior of the reviewing person. Conflicts of interest involving directors are reviewed by the full Board or by a committee of the Board on which the director does not serve. Related party transactions required to be disclosed in the Company’s SEC reports are reported through its disclosure controls and procedures.

The transactions disclosed in this section entitled “Certain Relationships and Related Party Transactions — Specific Transactions” (a) were not required to be reviewed, ratified or approved pursuant to the Code of Ethics and (b) comply with the Company’s policies and procedures with respect to conflicts of interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of its shares of Common Stock to file with the SEC and the NYSE initial reports of ownership of shares of Common Stock and reports of changes in such ownership. The Commission’s rules require such persons to furnish the Company with copies of all Section 16(a) reports that they file. Based on a review of these reports, other information available to the Company, and written representations from reporting persons that no other reports were required, all such reports concerning beneficial ownership were filed in a timely manner by reporting persons.

ADDITIONAL INFORMATION

Stockholder Proposals

Proposals of stockholders to be considered for presentation at the Company’s 2012 Annual Meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 should be received by the Company by December 2, 2011, in order to be considered for inclusion in the Proxy Statement for that meeting.

Pursuant to the Company’s Bylaws, in order for a stockholder proposal to be brought before the Company’s 2012 Annual Meeting, a stockholder must deliver notice, mailed to and received at the principle executive offices of the Company, not less than 120 calendar days nor more than 150 calendar days before the anniversary date of the Company’s Proxy Statement release to stockholders in connection with the prior year’s Annual Meeting. However, if the date of the Company’s 2012 Annual Meeting has been changed by more than 30 days from the date contemplated at the time of the prior year’s Proxy Statement, a stockholder’s notice must be received by the Secretary of the Company not later than 60 days before the date the Company commences mailing of its proxy materials in connection with the 2012 Annual Meeting. In accordance with these provisions, stockholders must deliver notice to the Company no earlier than November 2, 2011 and no later than December 2, 2011 for stockholder proposals to be considered at the Company’s 2012 Annual Meeting.

In addition to the requirements in the Company’s Bylaws regarding stockholder proposals generally, the Bylaws also provide that a stockholder may nominate a person for election to the Board by delivering timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s Annual Meeting. Such stockholder’s notice to the Secretary of the Company shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the Proxy Statement as a nominee and to serve as a director if elected), and (ii) as to the stockholder giving the notice (a) the name and address, as they appear on the Company’s books, of such stockholder and (b) the class and number of shares of voting stock of the Company which are beneficially owned by such stockholder. In accordance with these provisions, stockholders must deliver notice to the Company no earlier than January 12, 2012 and no later than February 11, 2012 for stockholder nominations of directors to be considered at the Company’s 2012 Annual Meeting.

With respect to Proxies submitted for the 2012 Annual Meeting, the Company management will have discretionary authority to vote on any matter for which the Company does not receive notice by the date specified in the advance notice provisions of the Company’s Bylaws described above, pursuant to Rule 14a-4(c)(1) of the Exchange Act.

Other Matters

The Board of the Company does not know of any other matters to be acted upon at the meeting. However, if any other matter properly comes before the meeting, the persons voting the proxies will vote them in accordance with their best judgment.

Financial Statements Available

A copy of the Company’s 2010 Annual Report containing the audited consolidated balance sheet at December 31, 2010, and the related consolidated statements of income, cash flows, stockholders’ equity and comprehensive income for the year ended December 31, 2010, will be furnished at no charge to each person to whom a Notice of Internet Delivery of Proxy Materials is delivered upon the written request of such person addressed to Denise C. McWatters, Vice President, Secretary and General Counsel, Holly Corporation, 100 Crescent Court, Suite 1600, Dallas, TX, 75201-6915. The Annual Report does not constitute a part of the proxy solicitation material unless and only to the extent specifically referred to in this Proxy Statement.

Voting Via the Internet or By Telephone

If you have shares registered directly with the Company’s transfer agent, you may choose to vote those shares via the internet or by telephone. Specific instructions for registered stockholders interested in voting via the internet or by telephone are set forth on the enclosed proxy card. If you hold shares with a broker or bank, you may also be eligible to vote via the internet or by telephone if your broker or bank participates in the proxy voting program provided by ADP Investor Communication Services. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions.

Votes submitted via the internet or by telephone must be received by the transfer agent by 11:59 p.m., Eastern Daylight Time, on May 11, 2011. Submitting your proxy via the internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. A stockholder voting via the internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, that must be borne by the stockholder.

DENISE C. MCWATTERS
Secretary

ANNEX A

FORM OF
SECOND AMENDMENT TO THE
HOLLY CORPORATION
LONG-TERM INCENTIVE COMPENSATION PLAN

THIS SECOND AMENDMENT (the “Second Amendment”) to the Holly Corporation Long-Term Incentive Compensation Plan, as amended from time to time (the “Plan”), is effective January 1, 2011, subject to approval by the Company’s stockholders (the “Effective Date”), and is made by Holly Corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and service providers of the Company and its subsidiaries;

WHEREAS, the overall and per person share limitations set forth in the Plan have not been previously updated to reflect the Company’s stock splits that occurred in August 2004 and June 2006 (which resulted in the automatic adjustment of such share limitations in accordance with Section 10(c) thereof); provided that, for the avoidance of doubt, the number of shares of the Company’s common stock available under the Plan on and after the Effective Date of this Second Amendment pursuant to the overall and per person share limitations shall be 6,000,000 shares and 600,000 shares, respectively, as set forth in greater detail below, which, in each case, is the same as the number of shares available under the Plan immediately prior to the Effective Date;

WHEREAS, Section 10(f) of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan from time to time, including to extend the duration of the Plan with the approval of the Company’s stockholders not later than the annual meeting next following such Board action; and

WHEREAS, the Company’s compensation committee recommended to the Board, and the Board has determined that it is desirable, to amend the Plan in the manner contemplated hereby, subject to approval by the Company’s stockholders at the Company’s upcoming annual meeting to be held on May 12, 2011.

NOW, THEREFORE, the Plan shall be amended as of the Effective Date, as set forth below.

1. Section 4(a) of the Plan is hereby deleted and replaced in its entirety with the following:

(a) Overall Number of Shares Available for Delivery.  Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 10 of the Plan, the total number of Shares that may be delivered in connection with Awards under the Plan shall not exceed 6,000,000, including all Shares delivered with respect to Options granted under the Plan prior to the Amendment Effective Date.

2. Section 5 of the Plan is hereby deleted and replaced in its entirety with the following:

5. Eligibility; Per Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year or 12-month period, as applicable, during any part of which the Plan is in effect, an Eligible Person may not be granted (a) Awards, provided for in Sections 6 and 7 of the Plan, relating to more than 600,000 Shares, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 10 of the Plan, or (b) Awards, provided for in Section 8 of the Plan, with a value at the time of payment which exceeds the Fair Market Value of 600,000 Shares as of the date of grant of the Award.

3. The last sentence of Section 6(a)(iii) of the Plan is hereby deleted in its entirety and replaced with the following new sentence:

No Incentive Stock Option may be granted after December 31, 2020.

4. Section 10(m) of the Plan is hereby deleted and replaced in its entirety with the following:

(m) Plan Effective Date, Stockholder Approval and Plan Duration.  The Plan has been adopted by the Board and approved by stockholders originally effective as of January 1, 2001. The Plan was most recently

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amended and restated as of May 24, 2007, and was subsequently amended on December 31, 2008, effective January 1, 2005, pursuant to the First Amendment to the Holly Corporation Long-Term Incentive Compensation Plan. No Award shall be granted under the Plan after December 31, 2020.

5. Except as set forth above, the Plan shall continue to read in its current state.

IN WITNESS WHEREOF, the Company has caused the execution of this Second Amendment by its duly authorized officer, effective as of the Effective Date.

HOLLY CORPORATION

By:

Date:  , 2011

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APPENDIX I
HOLLY CORPORATION
LONG-TERM INCENTIVE COMPENSATION PLAN
As Amended and Restated as of May 24, 2007
(Formerly designated the Holly Corporation 2000 Stock Option Plan)
     1. Purpose. The purpose of the Holly Corporation Long-Term Incentive Compensation Plan as amended and restated as of May 24, 2007 (formerly designated the Holly Corporation 2000 Stock Option Plan) (the “Plan”) is to advance the interests of Holly Corporation (the “Company”) by strengthening the ability of the Company and its subsidiaries to attract, retain and motivate able people of high caliber as employees, directors and consultants through arrangements that relate the compensation for such persons to the long-term performance of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Bonus Stock Awards, Stock Appreciation Rights, Phantom Stock Awards, Performance Awards or any combination of the foregoing, as the Committee shall determine.
     2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:
          (a) “Amendment Effective Date” means December 12, 2002. The Plan prior to amendment was effective January 1, 2001.
          (b) “Award” means any Option, Restricted Stock Award, Bonus Stock Award, Stock Appreciation Right, Phantom Stock Award, or Performance Award, together with any other right or interest granted to a Participant under the Plan.
          (c) “Beneficiary” means one or more persons, trusts or other entities that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(d) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the persons, trusts or other entities entitled by will or the laws of descent and distribution to receive such benefits.
          (d) “Board” means the Company’s board of directors.
          (e) “Bonus Stock Award” means Shares granted to a Participant under Section 6(c) hereof.
          (f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.
          (g) “Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be (i) a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an

“outside director” as defined under Section 162(m) of the Code, unless administration of the Plan by “outside directors” is not then required in order to qualify for tax deductibility under Section 162(m) of the Code.
          (h) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(b)(vi) of the Plan.
          (i) “Disability” means, as determined by the Board in the sole discretion exercised in good faith of the Board, a physical or mental impairment of sufficient severity that either the Participant is unable to continue performing the duties he performed before such impairment or the Participant’s condition entitles him to disability benefits under any insurance or employee benefit plan of the Company or its Subsidiaries and that impairment or condition is cited by the Company as the reason for termination of the Participant’s employment or participation as a member of the Board.
          (j) “Eligible Person” means any current or proposed officer, director, or key employee or consultant whose services are deemed to be of potential benefit to the Company or any of its Subsidiaries. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in the Plan.
          (k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules relating thereto.
          (l) “Fair Market Value” means the fair market value as determined by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share shall be the closing price of a Share, on the date on which the determination of Fair Market Value is being made or if no Shares were traded on such date then the last trading date prior thereto, as quoted on the composite transactions table for the American Stock Exchange or, if the Shares are not then subject to trading on the American Stock Exchange, then as quoted in a comparable manner on any other national stock exchange or, if not so quoted, then as reported for the over-the-counter market on which the largest volume of trading of Shares has occurred in the 30 trading days prior to the date for which a determination is made.
          (m) “Incentive Stock Option” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.
          (n) “Non-Qualified Stock Option” means any Option that does not constitute an Incentive Stock Option.
          (o) “Option” means a right granted to a Participant under Section 6(a) hereof to purchase Shares or other Awards at a specified price during specified time periods.
          (p) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.
          (q) “Performance Award” means a right granted to a Participant under Section 8 hereof to receive cash and/or other consideration other than Shares based on performance conditions, as provided in Section 8, measured over a period of not less than six months nor more than ten years.

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          (r) “Phantom Stock Award” means a right granted to a Participant under Section 7(b) hereof.
          (s) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of regulation 1.162-27 under Section 162(m) of the Code.
          (t) “Restricted Stock Award” means Shares granted to a Participant under Section 6(b) hereof that are subject to certain restrictions and to a risk of forfeiture.
          (u) “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as from time to time in effect and applicable to the Plan and Participants.
          (v) “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.
          (w) “Shares” means shares of the Company’s common stock, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for shares of the Company’s common stock, par value $.01 per share, pursuant to Section 10 hereof.
          (x) “Stock Appreciation Right” means a right granted to a Participant under Section 7(a) hereof.
          (y) “Subsidiary” means with respect to the Company, any corporation or other entity of which at least 50% of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company or any other entity determined by the Committee to constitute a Subsidiary due to its relationship to the Company.
     3. Administration.
          (a) Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer all or part of the Plan or except to the extent the Board appoints a separate committee other than the Committee to administer all or part of the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board” and/or such additional committee, as applicable. To the extent a portion of the Plan is administered by the Committee, and another portion of the Plan is administered by the Board and/or a separate committee, references herein to “Committee” shall be deemed to be references to the “Board” or such additional committee, as applicable, but only to the extent the Board or additional committee administers a portion of the Plan and only with respect to those portions of the Plan that the Board has elected to administer or over which the separate committee has been delegated authority. Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the

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Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and the number of Options, Restricted Stock Awards, Bonus Stock Awards, Stock Appreciation Rights, Phantom Stock Awards, or Performance Awards, or any combination thereof, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of Options, (B) the extent to which the transferability of Shares and Awards is restricted, (C) the effect of termination of employment of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of exercisability of any Option that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Shares pursuant to the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to Section 16(b) of the Exchange Act or Section 162(m) of the Code; (ix) subject to ratification by the Board, terminate, modify, or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 and Section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.
          (b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Participants, Beneficiaries, and transferees under Section 10(d) hereof or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to

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Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.
          (c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or a Subsidiary, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.
     4. Shares Subject to Plan.
          (a) Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 10 of the Plan, the total number of Shares that may be delivered in connection with Awards under the Plan shall not exceed 1,500,000, including all Shares delivered with respect to Options granted under the Plan prior to the Amendment Effective Date.
          (b) Application of Limitation to Grants of Awards. No Award may be granted if (i) the number of Shares to be delivered in connection with such Award exceeds (ii) the number of Shares remaining available under the Plan minus the number of Shares issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.
          (c) Availability of Shares Not Delivered under Awards. Shares subject to an Award under the Plan that expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery of Shares to the Participant, including (i) the number of Shares withheld in payment of any exercise price of an Award or taxes relating to Awards, and (ii) the number of Shares surrendered in payment of any exercise price of an Award or taxes relating to any Award, will again be available for Awards under the Plan, except that if any such Shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such Shares shall be available exclusively for Awards to Participants who are not subject to such limitation.
          (d) Shares Offered. The Shares to be delivered under the Plan shall be made available from (i) authorized but unissued Shares, or (ii) previously issued Shares reacquired by the Company.
     5. Eligibility; Per Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year or 12-month period, as applicable, during any part of which the Plan is in effect, an Eligible Person may not be granted (a) Awards, provided

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for in Sections 6 and 7 of the Plan, relating to more than 150,000 Shares, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 10 of the Plan, or (b) Awards, provided for in Section 8 of the Plan, with a value at the time of payment which exceeds the Fair Market Value of 150,000 Shares as of the date of the grant of the Award.
     6. Options, Restricted Stock and Bonus Stock.
          (a) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:
          (i) Exercise Price. The exercise price or prices for Shares under each Option shall be determined by the Committee at the time the Option is granted, and may be less than, equal to or greater than, the Fair Market Value of the Shares at the time of the granting of the Option, provided that the exercise price per Share for any Option that is intended to be performance-based compensation under Section 162(m)(4)(C) of the Code or an Incentive Stock Option under Section 422 of the Code shall not be less than the Fair Market Value of a Share as of the effective date of grant of the Option; provided, however, that in the case of an individual who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its parent or any Subsidiary, the exercise price per Share of any Incentive Stock Option under Section 422 of the Code shall not be less than 110% of the Fair Market Value of a Share as of the effective date of grant of the Incentive Stock Option.
          (ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Shares, other Awards or awards granted under other plans of the Company or any Subsidiary, or other property (including notes, to the extent permitted under applicable law, or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock Awards subject to Section 6(b) hereof. In the case of an exercise whereby the exercise price is paid with Shares, the value of such Shares for purposes of calculating the exercise price paid shall be the Fair Market Value. Notwithstanding anything to the contrary herein, unless otherwise provided in any agreement evidencing an Option, in the event of the death of a Participant while in the employ of the Company or one of its Subsidiaries, an Option theretofore granted to the Participant shall be exercisable within the year succeeding such death (even if the Option would otherwise expire prior to one year from the date of death) but only to the extent that the optionee was entitled to exercise the Option as of the date of death.
          (iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right in tandem

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therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. Incentive Stock Options shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value of Shares subject to an Incentive Stock Option and the aggregate Fair Market Value of shares of stock of any parent or Subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock option (within the meaning of Section 422 of the Code) of the Company or a parent or Subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under Section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the Incentive Stock Options are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of Shares to be reclassified in accordance with the Code. No Incentive Stock Option may be granted after December 13, 2010.
          (b) Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to Participants on the following terms and conditions:
          (i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock Award, a Participant granted a Restricted Stock Award shall have all of the rights of a stockholder, including the right to vote the Restricted Stock Award and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock Award, the Restricted Stock Award may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.
          (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock Awards that are at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Awards.

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          (iii) Certificates for Shares. Restricted Stock Awards granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates for Shares relating to Restricted Stock Awards are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock Awards, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to such Shares.
          (iv) Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share related to the Restricted Stock Award be automatically reinvested in additional Shares related to the Restricted Stock Award or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such Shares or other property has been distributed.
          (c) Bonus Stock Awards. The Committee is authorized to grant Awards of Shares as bonuses, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that such Awards are exempt from liability under Section 16(b) of the Exchange Act. Bonus Stock Awards shall be subject to such other terms as shall be determined by the Committee.
          (d) Performance Goals. To the extent the Committee determines that any Award granted pursuant to this Section 6 shall constitute performance-based compensation for purposes of Section 162(m) of the Code, the grant or settlement of the Award shall, in the Committee’s discretion, be subject to the achievement of performance goals determined and applied in a manner consistent with Section 8(b).
     7. Stock Appreciation Rights and Phantom Stock.
          (a) Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:
          (i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee.
          (ii) Rights Related to Options. A Stock Appreciation Right granted in connection with an Option shall entitle a Participant, upon exercise thereof, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Subsection 7(a)(i) hereof. That Option shall then cease to be exercisable to the extent surrendered. A Stock Appreciation Right granted in

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connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.
          (iii) Right Without Option. A Stock Appreciation Right granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the Stock Appreciation Right.
          (iv) Terms. The Committee shall determine at the date of grant the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.
          (b) Phantom Stock Awards. The Committee is authorized to grant Phantom Stock Awards to Participants, which are rights to receive cash at the end of a specified deferral period, subject to the following terms and conditions:
          (i) Award and Restrictions. Satisfaction of a Phantom Stock Award shall occur upon expiration of the deferral period specified for such Phantom Stock Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Phantom Stock Awards shall be subject to such restrictions (which may include a risk of forfeiture), if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.
          (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in any Award agreement evidencing the Phantom Stock Awards), all Phantom Stock Awards that are at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Phantom Stock Awards.
          (c) Performance Goals. To the extent the Committee determines that any Award granted pursuant to this Section 7 shall constitute performance-based compensation for purposes of Section 162(m) of the Code, the grant or settlement of the Award shall, in the Committee’s discretion, be subject to the achievement of performance goals determined and applied in a manner consistent with Section 8(b).

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     8. Performance Awards.
          (a) Performance Awards. The Committee may grant Performance Awards based on performance criteria measured over a period of not less than six months and not more than ten years. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to increase the amounts payable under any Award subject to performance conditions except as limited under Section 8(b) in the case of a Performance Award granted to a Covered Employee.
          (b) Performance Goals. The grant and/or settlement of a Performance Award shall be contingent upon terms set forth in this Section 8(b).
          (i) General. The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. In the case of any Award granted to a Covered Employee, performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee are such that the achievement of performance goals is “substantially uncertain” at the time of grant. The Committee may determine that such Performance Awards shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant and/or settlement of such Performance Awards. Performance goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.
          (ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards granted to a Covered Employee: (A) earnings per share; (B) increase in revenues; (C) increase in cash flow; (D) increase in cash flow return; (E) return on net assets; (F) return on assets; (G) return on investment; (H) return on capital; (I) return on equity; (J) economic value added; (K) gross margin; (L) net income; (M) pretax earnings; (N) pretax earnings before interest, depreciation and amortization; (O) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (P) operating income; (Q) total stockholder return; (R) debt reduction; (S) net profit margin; and (T) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

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          (iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a performance period of not less than one year and not more than ten years, as specified by the Committee. Performance goals in the case of any Award granted to a Covered Employee shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.
          (iv) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of business criteria over a performance period. The Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award designed to comply with Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.
          (v) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award, and the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award granted to a Covered Employee. The Committee may not delegate any responsibility relating to such Performance Awards.
          (vi) Status of Performance Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section 8(b) shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
     9. Certain Provisions Applicable to All Awards.
          (a) General. Awards may be granted on the terms and conditions set forth in Sections 6, 7 and 8 hereof and this Section 9. In addition, the Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the

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provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have any discretion to accelerate or waive any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code if such discretion would cause the Award not to so qualify. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant of any Award.
          (b) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Subsidiary.
          (c) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or such shorter term as may be required in respect of an Incentive Stock Option under Section 422 of the Code).
          (d) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may, subject to any limitations set forth in the Award agreement, be accelerated and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events. In the discretion of the Committee, Awards granted pursuant to Sections 7 or 8 of the Plan may be payable in Shares to the extent permitted by the terms of the applicable Award agreement. Installment or deferred payments may be required by the Committee (subject to Section 10(f) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of amounts in respect of installment or deferred payments denominated in Shares. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

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          (e) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.
     10. General Provisions.
          (a) Company’s Right to Terminate or Modify Awards in Certain Circumstances. Except to the extent that an Award agreement provides otherwise with specific reference to this Section 10(a), in the event of (i) an acquisition of substantially all of the assets of the Company or of a greater than 80% stock interest in the Company by an entity in which the Company does not have a 50% or greater interest prior to such acquisition, or (ii) a merger, consolidation, or recapitalization involving a fundamental change in the capital structure of the Company, the Company shall have the right to terminate any Award upon the payment of an amount equal to the then value of the Award, without regard to vesting or forfeiture provisions of the Award, as determined by the Committee, taking into account to the extent determined by the Committee to be appropriate the Fair Market Value of Shares at the time of termination and the performance of the Company up to the time of termination. Upon tender of payment by the Company to a holder of the amount determined by the Committee pursuant to this provision, the Award held by such holder shall automatically terminate. Alternatively, in such circumstances, the Company, in the discretion of the Board, may make arrangements for the acquiring or surviving corporation to assume any or all outstanding Awards and substitute on equitable terms Awards relating to the stock or performance of such acquiring or surviving corporation. The determinations of the Board and/or the Committee pursuant to this Section 10(a) shall be final, binding and conclusive.
          (b) No Limitation on Other Company Transactions. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities affecting Shares or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
          (c) Dilution or Other Adjustments. In the event that there is any change in the Shares through merger, consolidation, reorganization or recapitalization or in the event of any stock split or dividend to holders of Shares payable in Shares or the issuance to such holders of rights to subscribe to Shares, or in the event of any change in the capital structure of the Company, the Board shall, subject to any requirements of applicable law, regulations and rules, make such adjustments with respect to any provision or provisions of the Plan, including but not limited to the limitations on Awards that may be granted under the Plan as set forth in Sections 4 and 5, and with respect to Awards theretofore granted under the Plan as the Board deems

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appropriate to prevent dilution or enlargement of Award rights. The determinations of the Board pursuant to this Section 10(b) shall be final, binding and conclusive. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares relating to Awards theretofore granted or the exercise price per Share in the case of Options.
          (d) Transferability.
          (i) Permitted Transferees. The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Award or authorize all or a portion of an Award to be granted to an Eligible Person on terms which permit transfer by such Participant; provided that, in either case a transferee may only be a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (collectively, “Permitted Transferees”); provided further that, (A) there may be no consideration for any such transfer and (B) subsequent transfers of Awards transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Award and transfers to other Permitted Transferees of the original holder. Agreements evidencing Awards with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Subsection 10(d)(i).
          (ii) Qualified Domestic Relations Orders. An Award may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.
          (iii) Other Transfers. Except as expressly permitted by Subsections 10(d)(i) and 10(d)(ii) above, Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 10, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.
          (iv) Effect of Transfer. Following the transfer of any Award as contemplated by Subsections 10(d)(i), 10(d)(ii) and 10(d)(iii) above, (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order,

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the estate or heirs of a deceased Participant, or other transferee, as applicable, to the extent appropriate to enable the Permitted Transferee to exercise the transferred Award in accordance with the terms of the Plan and applicable law and (B) the provisions of the Award relating to exercisability thereof shall continue to be applied with respect to the original Participant and, following the occurrence of any such events described therein, the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.
          (v) Procedures and Restrictions. Any Participant desiring to transfer an Award as permitted under Subsections 10(d)(i), 10(d)(ii) or 10(d)(iii) above shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (A) it would give rise to short-swing liability under Section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws.
          (vi) Registration. To the extent the issuance to any Permitted Transferee of any Shares issuable pursuant to Awards transferred as permitted in this Section 10(d) is not registered pursuant to the effective registration statement of the Company generally covering the Shares to be issued pursuant to the Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such Shares to any such transferee.
          (e) Taxes. The Company and any Subsidiary are authorized to withhold from any Award granted, or any payment relating to an Award under the Plan, including from a distribution of Shares, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.
          (f) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any Share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes in this Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or

15

rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.
          (g) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary, (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.
          (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under Section 162(m) of the Code. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.
          (i) Payments in the Event of Forfeitures; Fractional Shares; Share Allotments. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration to the Company in exchange for such Award, the Participant shall be repaid the amount of such cash or other consideration. Unless otherwise determined by the Committee, no fractional Shares, or Shares in lots of less than 100 Shares, shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional Shares, or lots of less than 100 Shares, and whether fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
          (j) Severability. If any provision of the Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of the Plan or any Award agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to Section 16(b) of the Exchange Act) or Section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code. With respect to Incentive Stock Options, if the Plan does not contain any provision required to be

16

included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, such Option (to that extent) shall be deemed a Non-Qualified Stock Option for all purposes of the Plan.
          (k) Governing Law. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Texas, without giving effect to any conflict of law provisions thereof, except to the extent Texas law is preempted by federal law or where the law of the state of incorporation of the Company shall be mandatorily applied. The obligation of the Company to sell and deliver Shares hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares.
          (l) Conditions to Delivery of Shares. Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue any Shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of a Restricted Stock Award, Bonus Stock Award or Phantom Stock Award, the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right, vesting of any Restricted Stock Award or Phantom Stock Award, or grant of any Bonus Stock Award, require from the Participant (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the Shares being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such Shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.
          (m) Plan Effective Date, Stockholder Approval and Plan Duration. The Plan has been adopted by the Board originally effective as of January 1, 2001 and as amended and restated effective as of December 12, 2002 contingent upon the approval of the stockholders of the Company. If the stockholders of the Company do not approve the Plan as amended and restated, the Plan shall continue in effect as originally adopted effective January 1, 2001. No Award, other than an Incentive Stock Option, shall be granted under the Plan after December 31, 2010 and no Incentive Stock Option shall be granted under the Plan after December 13, 2010.

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Appendix II
FIRST AMENDMENT TO THE
HOLLY CORPORATION
LONG-TERM INCENTIVE COMPENSATION PLAN
As Amended and Restated as of May 24, 2007
(Formerly designated the Holly Corporation 2000 Stock Option Plan)
     THIS FIRST AMENDMENT is effective January 1, 2005 (the “Effective Date”) and is made by Holly Corporation, a Delaware corporation (the “Company”).
W I T N E S S E T H:
     WHEREAS, the board of directors of the Company (the “Board”) previously adopted the Holly Corporation Long-Term Incentive Compensation Plan, as amended and restated as of May 24, 2007 (formerly designated the Holly Corporation 2000 Stock Option Plan) (the “Plan”);
     WHEREAS, Section 10(f) of the Plan provides that the Plan may be amended by the Board without approval of the stockholders of the Company, except that any amendment to the Plan of which approval of the stockholders is required by any federal or state law or regulation or the rules of any stock exchange on which the shares of the Company are listed or quoted must be approved by the stockholders of the Company; and
     WHEREAS, the Board has determined that it is desirable to amend the Plan, in accordance with the final regulations promulgated under section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to ensure that, to the extent subject to Code section 409A, the payments and other benefits provided under the Plan comply therewith and to avoid the imposition of any adverse tax consequences under section 409A of the Code.
     NOW, THEREFORE, the Plan shall be amended as of the Effective Date as set forth below:
     1. The following sentence shall be added to the end of Section 2(i) of the Plan:
Notwithstanding anything to the contrary herein or in any Award agreement, any Award that constitutes a “deferral of compensation” (within the meaning of Section 409A of the Code and the regulations and other authoritative guidance promulgated thereunder (collectively, the “Nonqualified Deferred Compensation Rules”)), and that is not exempt from Section 409A of the Code pursuant to an applicable exemption (any such Award, a “409A Award”) shall not become exercisable, be settled or otherwise trigger a payment or distribution upon a Participant’s Disability pursuant to the Plan or the applicable Award agreement controlling such 409A Award unless the Disability incurred by the Participant constitutes a Disability within the meaning of the Nonqualified Deferred Compensation Rules.

     2. Section 9(d) of the Plan shall be deleted in its entirety and shall be replaced with the following:
     (d) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may, subject to any limitations set forth in the Award agreement, be accelerated and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events. Notwithstanding anything to the contrary herein or in any applicable Award agreement, no 409A Award shall be exercisable, be settled or otherwise trigger a payment or distribution upon the occurrence of any event that does not qualify as a permissible time of distribution in respect of such 409A Award under the Nonqualified Deferred Compensation Rules; except that, to the extent permitted under the Nonqualified Deferred Compensation Rules, the time of exercise, payment or settlement of a 409A Award shall be accelerated, or payment shall be made under the Plan in respect of such Award, as determined by the Committee in its discretion, to the extent necessary to pay income, withholding, employment or other taxes imposed on such 409A Award. In the event any 409A Award is designed to be paid or distributed upon a Participant’s termination of employment, such payment or distribution shall not occur in the event the Participant holding such 409A Award continues to provide or, in the 12 month period following such termination of employment, is expected to provide, sufficient services to the Company that, under the Company’s applicable policies regarding what constitutes a “separation from service” for purposes of Section 409A of the Code, such Participant does not incur a separation from service for purposes of Section 409A of the Code on the date of termination of the employment relationship. To the extent any 409A Award does not become exercisable or is not settled or otherwise payable upon a Participant’s termination of employment or upon the occurrence of some other event provided in the Plan or the Award agreement as a result of the limitations described in the preceding provisions hereof, such Award shall become exercisable or be settled or payable upon the occurrence of an event that qualifies as a permissible time of distribution in respect of such 409A Award under the Nonqualified Deferred Compensation Rules. In the discretion of the Committee, Awards granted pursuant to Sections 7 or 8 of the Plan may be payable in Shares to the extent permitted by the terms of the applicable Award Agreement. Installment or deferred payments may be required by the Committee (subject to Section 10(f) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of amounts in respect of installment or deferred payments denominated in Shares. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

     3. Section 10(a) shall be deleted in its entirety and shall be replaced with the following:
     (a) Company’s Right to Terminate or Modify Awards in Certain Circumstances. Except to the extent that an Award Agreement provides otherwise with specific reference to this Section 10(a), in the event of (i) an acquisition of substantially all of the assets of the Company or of a greater than 80% stock interest in the Company by an entity in which the Company does not have a 50% or greater interest prior to such acquisition, or (ii) a merger, consolidation, or recapitalization involving a fundamental change in the capital structure of the Company, the Company shall have the right to terminate any Award upon the payment of an amount equal to the then value of the Award, without regard to vesting or forfeiture provisions of the Award, as determined by the Committee, taking into account to the extent determined by the Committee to be appropriate the Fair Market Value of Shares at the time of termination and the performance of the Company up to the time of termination; provided that no 409A Award shall be terminated and paid as described above unless the event triggering clause (i) or (ii) of this Section 10(a) also constitutes a “change in the ownership or effective control” or “in the ownership of a substantial portion of the assets” of the Company within the meaning of the Nonqualified Deferred Compensation Rules. Upon tender of the payment by the Company to a holder of the amount determined by the Committee pursuant to the foregoing provision, the Award held by such holder shall automatically terminate. Alternatively, in such circumstances, the Company, in the discretion of the Board, may make arrangements for the acquiring or surviving corporation to assume any or all outstanding Awards and substitute on equitable terms Awards relating to the stock or performance of such acquiring or surviving corporation; provided, that in no event will any action so taken result in the creation of deferred compensation within the meaning of the Nonqualified Deferred Compensation Rules. The determinations of the Board and/or the Committee pursuant to this Section 10(a) shall be final, binding and conclusive.
     4. The following Section 10(n) shall be added to the Plan to read as follows:
     (m) Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. Payment under this Plan shall be made in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. The applicable provisions of Section 409A of the Code are hereby incorporated by reference and shall control over any contrary provisions herein that conflict therewith.

     NOW, THEREFORE, be it further provided that, except as set forth above, the Plan shall continue to read in its current state.
     IN WITNESS WHEREOF, the Company has caused the execution of this First Amendment by its duly authorized officer, effective as of the Effective Date.

HOLLY CORPORATION

By:	/s/ Matthew P. Clifton

Name:	Matthew P. Clifton

Title:	Chief Executive Officer

Date:	December 31, 2008

HOLLY CORPORATION ATTN: LEGAL DEPARTMENT 100 CRESCENT COURT SUITE 1600 DALLAS, TX 75201-6915	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
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THIS   PROXY   CARD   IS   VALID   ONLY   WHEN   SIGNED   AND   DATED.

			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			All	All	Except
The Board of Directors recommends you vote FOR the following:
			☐	☐	☐

1.	Election of Directors
Nominees

01 Buford P. Berry 02 Matthew P. Clifton 03 Leldon E. Echols 04 R. Kevin Hardage 05 Robert G. McKenzie 06 Jack P. Reid 07 Tommy A. Valenta

The Board of Directors recommends you vote FOR						The Board of Directors recommends you vote FOR
proposals 2 and 3.			For	Against	Abstain	the following proposal:		For	Against	Abstain

2	Ratification of the recommendation of the Company’s Audit Committee, endorsed by the Board, of the selection of Ernst & Young, LLP, an independent registered public accounting firm, as the Company’s auditor for the year 2011.		☐	☐	☐	5	Amendment to the Holly Corporation Long-Term Incentive Compensation Plan (the “LTIP”) to extend the term of the LTIP, and our ability to grant equity compensation awards thereunder, until December 31, 2020.	☐	☐	☐

NOTE: You may also be asked to act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
3	Advisory vote on compensation of our named executive officers.		☐	☐	☐

The Board of Directors recommends you
vote 3 YEARS on the following proposal:		3 years	2 years	1 year	Abstain

4	Advisory vote on the frequency of the advisory vote on compensation of our named executive officers.	☐	☐	☐	☐

			Yes	No

Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

HOLLY CORPORATION
Annual Meeting of Stockholders
May 12, 2011 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Matthew P. Clifton, Bruce R. Shaw and Denise C. McWatters, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HOLLY CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 10:00 AM CDT on May 12, 2011 at The Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas 75201, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side